Filed pursuant to Rule 424(b)(5)

Registration No. 333-291149

Prospectus Supplement

(To Prospectus dated April 2, 2026)

Eshallgo Inc

800,000 Class A Ordinary Shares

Pre-Funded Warrants to Purchase up to 950,000 Class A Ordinary Shares

Up to 950,000 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants

This is an offering of the securities of Eshallgo Inc (the “Company”, “we”, “our”, “us”, “Eshallgo”), a Cayman Islands exempted company with limited liability.

Our class A ordinary shares of par value of $0.0016 each (the “Class A Ordinary Shares”) are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “EHGO.” On August 18, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$1.81 per share.

This prospectus supplement and the accompanying base prospectus relates to an offering of an aggregate of (i) 800,000 Class A Ordinary Shares (the “Shares”) of the Company and (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase an aggregate of up to 950,000 Class A Ordinary Shares (such shares that are issuable from time to time upon exercise of the Pre-funded Warrants (the “Pre-funded Warrant Shares”)), both (i) and (ii) pursuant to a Securities Purchase Agreement, dated as of June 30, 2026, between the Company and the purchaser identified on the signature page thereto. The purchase price of each Share is $1.00. The purchase price of each Pre-Funded Warrant is $0.99, which equals the price per Share being sold to the public in this offering, minus an exercise price of $0.01. The Pre-Funded Warrants will be exercisable immediately after issuance and from time to time, in whole or in part, at an exercise price equal to $0.01 per Class A Ordinary Share, and will expire when exercised in full.

We have retained Univest Securities, LLC (the “Placement Agent” or “Univest”) as our placement agent to use its “reasonable best efforts” to solicit offers to purchase our shares in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities.

The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of August 18, 2026, was approximately US$17,076,157, which was calculated based on 3,736,577 Class A Ordinary Shares held by non-affiliates as of June 30, 2026 and a per share price of US$4.57, which was the closing price of our Class A Ordinary Shares on Nasdaq on June 25, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a primary offering with a value exceeding more than one-third of the aggregate market value of our Class A ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have sold $2,228,646 of our securities pursuant to General Instruction I.B.5 of Form F-3.

Investors are cautioned that you are not buying shares of a PRC-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in PRC and that this structure involves unique risks to investors.

This is an offering of the Class A Ordinary Shares of the Cayman Islands holding company. We conduct our business through the PRC subsidiaries. You will not and may never have direct ownership in the operating entity based in China.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A ordinary share	Per Pre- Funded Warrant	Approximate Total (assuming all Pre-Funded Warrants are exercised)(2)
Public offering price	$1.00	0.99	$1,750,000
Placement Agent Fees(1)	$0.07	0.07	$122,500
Proceeds to us, before expenses	$0.93	0.921	$1,627,500

(1)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds raised in this offering.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

We expect that delivery of the Shares and the Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about August 20, 2026, subject to customary closing conditions.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus supplement is August 19, 2026

Eshallgo Inc

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 29, 2025, we filed with the SEC a registration statement on Form F-3 (File No. 333-291149), utilizing a “shelf” registration process relating to the securities described in this prospectus supplement, which registration statement, as amended, became effective by operation of law on December 2, 2025, and as subsequently amended by Post-Effective Amendments No. 1 thereto, the most recent of which was declared effective by the SEC on April 2, 2026. Under this “shelf” registration process, we may, from time to time, in one or more offerings, offer and sell up to $100,000,000 of any combination, together or separately, of our Class A Ordinary Shares, Class A Ordinary Shares in the form of share purchase contracts, share purchase units, debt securities, warrants, rights, units, or any combination thereof as described in the accompanying base prospectus.

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering of our Class A Ordinary Shares and other matters relating to us; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone else to provide you with additional or different information. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the headings “Where You Can Get More Information” and “Incorporation by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the SEC incorporated by reference in this prospectus.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website mentioned below under the heading “Where You Can Get More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

We are offering to sell, and seeking offers to buy, our Class A Ordinary Shares pursuant to this prospectus supplement and the accompanying base prospectus only in jurisdictions where such offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No action is being taken in any jurisdiction outside the United States to permit an offering of our Class A Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

S-ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and our SEC filings that are incorporated into this prospectus supplement contain or incorporate by reference forward-looking statements. All statements contained in this prospectus supplement, the accompanying base prospectus and our SEC filings, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section entitled “Risk Factors” beginning on page S-26 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 28 of the accompanying base prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement. You should carefully read the entire document, including our historical and pro forma financial statements and related notes, to understand our business, the Class A Ordinary Shares, and the other considerations that are important to your decision to invest in the Class A Ordinary Shares.

You should pay special attention to the “Risk Factors” section. Our actual results and future events may differ significantly based upon several factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus supplement.

Investors should note that Eshallgo Inc, our Cayman Islands holding company, does not directly own any substantive operations in the PRC and our businesses in the PRC described in this prospectus supplement are operated through Junzhang Beijing and Junzhang Shanghai, the VIEs in China.

Prospectus Conventions

“PRC” refers to the People’s Republic of China.

“RMB” refers to Renminbi, the official currency, i.e., Yuan, in the PRC.

“JPY” refers to Japanese Yen, the official currency in Japan.

“Eshallgo” refers to Eshallgo Inc, a Cayman Islands exempted company;

“Junzhang HK” refers to Junzhang Monarch Ltd., a Hong Kong SAR company;

“EShallGo Shanghai” or “EShallGo WFOE” refers to Shanghai Eshallgo Enterprise Development (Group) Co., Ltd., a PRC company that is a wholly-owned subsidiary of Junzhang HK.

“Junzhang Shanghai” refers to Junzhang Digital Technology (Shanghai) Co., Ltd., the variable interest entity (“VIE”) in the PRC company contractually related to EShallGo WFOE; its registered address is 12th Floor, Building 16, Jinling Capital, 1000 Jinhai Road, Pudong New Area, Shanghai, China, and the actual business address is Room 1206A, Building 3, No. 1501 Jinsui Road, Pudong New District, Shanghai, China.

“Junzhang Beijing” refers to Junzhang Digital Technology (Beijing) Co., Ltd., the VIE in the PRC contractually related to EShallGo WFOE.

“VIE” refers to variable interest entity.

“VIEs” refers to the variable interest entities, Junzhang Shanghai and Junzhang Beijing.

Junzhang Digital Technology (Suzhou) Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Junzhang Digital Technology (Changzhou) Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Zibo ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Shanghai Lixin Office Equipment Co., Ltd. is a PRC company and a 100% owned subsidiary of Junzhang Shanghai.

ESHALLGO Office Supplies (Shanghai) Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is No. 9, Lane 360, Feihong Road, Hongkou District, Shanghai and the actual business address is Unit 1201, Building 16, Jinling Capital Park, No. 1000 Jinhai Road, Pudong New District, Shanghai.

Changchun ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Shijiazhuang ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Guangzhou ESHALLGO Office Equipment Leasing Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Tianjin ESHALLGO Office Equipment Leasing Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Ningbo Haishu ESHALLGO Junzhang Digital Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Zhengzhou Junzhang Office Equipment Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Junzhang Digital Technology (Nanjing) Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Chengdu Junzhang digital Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Hefei Junzhang EESHALLGO Digital Products Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Chongqing ESHALLGO Office Equipment Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Beijing ESHALLGO Technology Development Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Harbin ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Xi’an ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is Block 4-1-B, Xinqing Yayuan, 17A, Middle Section of Yanta Road, Beilin District, Xi’an, Shaanxi Province, China, and the actual business address is Room 1003, Unit 1, Hongxin Garden, No. 334, East Section of Huancheng South Road, Xi’an, China.

Shanghai Changyun Industrial Development Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is Room 912, Building 4, No. 209, Zhuyuan Road, Suzhou High-tech Zone, Shanghai, China, and the actual business address is Room 18J, No. 2, Lane 1228, Yan’an West Road, Changning District, Shanghai, China.

Shenzhen ESHALLGO Information Technology Co., Ltd., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Hangzhou ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Kunming ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Qingdao ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Qinghai ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

ESHALLGO USA, INC is a U.S. company and a 75% owned subsidiary of Eshallgo Inc and 25% owned subsiediary of Eshallgo WFOE.

Our business is conducted by the VIEs and their subsidiaries, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus supplement, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars (“$” or “US$”), determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars). The relevant exchange rates are listed below:

	March 31, 2026		March 31, 2025		March 31, 2024
	Year-end	Average	Year-end	Average	Year-end	Average
	Spot rate	rate	spot rate	rate	spot rate	rate
US$ against RMB	US$1=RMB 6.9038	US$1=RMB 7.1024	US$1=RMB 7.2579	US$1=RMB 7.2168	US$1=RMB 7.2221	US$1=RMB 7.1530
US$ against HK$	US$1= HK$ 7.8390	US$1= HK$ 7.8039	US$1= HK$7.7793	US$1= HK$7.7928	—	—

Overview

Eshallgo Inc (“EShallGo” or the “Company”) was incorporated in the Cayman Islands in June 2021. Through its variable interest entity and operating company, Junzhang Digital Technology (Shanghai) Co., Ltd. (“Junzhang Shanghai”), we have created an extensive geographical presence, which expands throughout 20 provinces in China. Since the Company has been serving as a dealer for nearly all the globally known office supply brands in China, established 155 service points with more than 1000 technicians, and has built its own ERP system as of the date of this prospectus supplement, the Company management, which has three decades of experience in the industry, believes that these qualities have shaped us into what we believe to be one of the leading office solution providers in China with a global vision.

We specialize in two distinct market sectors: office supply sale and leasing, and after-sale maintenance & repair. These market sectors are large and fragmented, and we believe they present opportunities for significant growth through complementary services. Our mission is to become an office integrator and service provider, offering competitive overall office solutions and services, expand our service market beyond office equipment, and continue to create maximum value for customers. We place our customers’ needs, employees’ welfare and shareholders’ value as utmost importance, and we strive to build an enterprise that provides one-stop office solution.

Junzhang Shanghai is an authorized distributor of major brands of office equipment, including HP, Epson, Xerox, Sharp, Toshiba, Konica, Kyocera and other brands. Over the years, our business has expanded to encompass all other supplies offices may require, such as office furniture, IT products, water dispensers, printing paper, among many others. We also provide maintenance with Enterprise Resource Planning (“ERP”) systems we developed on our own. Our office total solution systems bring efficiency and convenience in the office. Our management believes that we have become one of the leading suppliers of office equipment for both private and public sector businesses as well as for large enterprises and institutions such as Ping An Insurance, Taiping Life, Centaline Property, Debon Securities, Tongce Real Estate, among others, and we have developed an e-commerce platform for all types of offices. As of the date of this prospectus supplement, Junzhang Shanghai has established 20 subsidiaries across China and obtained the national high-tech enterprise certification.

Relying on our team’s rich experience in serving customer as well as technology development over the past 20 years, we have created an innovative cross-region service brand, EShallGo, to provide customers from across the country by addressing their customized office needs. As an independently developed solution provider with our own intellectual property rights, EShallGo is adopting “cloud procurement, cloud management and cloud services” and other powerful tools to lay the cornerstones for our future growth plan. We are in the process of establishing a system covering office services, sales, leasing, warranty service and life-time maintenance covering major cities across the country. We have obtained ISO9001, ISO14001, ISO45001 certifications and other national management system certifications.

Although the Chinese economy annual growth rates no longer sustain an unprecedented level of 10%-plus as in the last decades, as 2010 marks the last year China’s GDP grew by 10.3%, the economic activities in China continue to thrive and prosper in recent years, and demand for corporate office services has become a new market growth point. In light of the industry growth, EShallGo is looking to take the lead in this new market by proposing the “Internet & Service E-commerce model”. Although the e-commerce business and related platform is not yet operational and will be launched in the first half if 2025, EShallGo has completed the initial setup of e-commerce and national service outlets and gained initial success in the market. Specifically, Junzhang Shanghai has set up all service categories on the platform that are in line with the industry by acquiring the ICP certificate and EDI certificate, which are business licenses for e-commerce platform operations in China and could take up to two years to obtain. Junzhang Shanghai has also developed its proprietary software, remote management systems and the mobile applications, all of which await to be further refined and tested to accommodate the business-end users, and to be launched in the first half of 2025. Furthermore, Junzhang Shanghai’s continuing geographical expansion efforts have resulted in more than 155 service outlets and more than 1,500 registered technical service personnel in lower-tier cities. These service outlets have contracted with Junzhang Shanghai through one of its 20 subsidiaries to provide local aftersales maintenance and repair services to largely institutional customers of Shanghai Junzhang. In order to continue its expansion efforts, consolidate its relationship with local vendors, and further promote Eshallgo’s brand awareness, Shanghai Junzhang does not currently charge management fees at this stage and allow the service points to retain all service-related revenues. This enabled us to lay a good foundation for Eshallgo’s future e-commerce development. Our long-term goal is to become a leading service provider for not only office total solutions, but also to expand our service technology to other types of house products.

Corporate Structure

We commenced our commercial operations in 2015 through Junzhang Digital Technology (Shanghai) Co., Ltd., or Junzhang Shanghai. On June 16, 2021, to facilitate offshore financing, we incorporated Eshallgo Inc under the laws of the Cayman Islands as our offshore holding company. On June 30, 2021, we established Junzhang Monarch Limited, or Junzhang HK, our wholly-owned Hong Kong subsidiary, and on July 22, 2021, we established Shanghai Eshallgo Enterprise Development (Group) Co., Ltd., or WOFE, which is a wholly-owned subsidiary of Junzhang HK.

Due to restrictions imposed by PRC laws and regulations on foreign ownership of companies that engage in internet, value-added telecommunications services and other related business. Junzhang Shanghai later entered into a series of contractual arrangements with EShallGo Shanghai, which we refer to as the VIE (variable interest entity), and its shareholders. We depend on these contractual arrangements with the VIE, in which we have no ownership interests, and its shareholders to conduct most aspects of our operation. We have relied and expect to continue to rely on these contractual arrangements to conduct our business in China.

Under PRC laws and regulations, our PRC subsidiaries may pay cash dividends to us out of their respective accumulated profits. However, the ability of our PRC subsidiaries to make such distribution to us is subject to various PRC laws and regulations, including the requirement to fund certain statutory funds, as well as potential restriction on currency exchange and capital controls imposed by the PRC governments.

The following diagram illustrates our corporate structure, including our principal subsidiaries and the VIEs:

Eshallgo Inc.
(a Cayman Islands company)
100%
Junzhang Monarch Limited
(a Hong Kong SAR company)
Offshore
100%
Onshore
Shanghai Eshallgo Enterprise Development (Group) Co., Ltd.
(a PRC company)
55%
Contractual Agreements
Junzhang Digital Technology (Suzhou) Co., Ltd.
Junzhang Digital Technology (Changzhou) Co., Ltd.
Zibo ESHALLGO Information Technology Co., Ltd.
(PRC companies)
Junzhang Digital Technology (Beijing) Co., Ltd.
(a PRC company)
Junzhang Digital Technology (Shanghai) Co., Ltd.
(a PRC company)
55%
100%
Ningbo Haishu Eshallgo Junzhang Digital Technology Co., Ltd.
Changchun Eshallgo Information Technology Co., Ltd.
Shijiazhuang Eshallgo Information Technology Co., Ltd.
Guangzhou Eshallgo Office Equipment Leasing Co., Ltd.
Tianjin Eshallgo Office Equipment Leasing Co., Ltd.
Hefei Junzhang Eshallgo Digital Products Co., Ltd.
Shanghai Changyun Industrial Development Co., Ltd.
Shenzhen Eshallgo Information Technology Co., Ltd.
Hangzhou Eshallgo Information Technology Co., Ltd.
Zhengzhou Junzhang Office Equipment Co., Ltd.
Chengdu Junzhang digital Technology Co., Ltd.
Junzhang Digital Technology (Nanjing) Co., Ltd.
Chongqing Eshallgo Office Equipment Co., Ltd.
Beijing Eshallgo Technology Development Co. Ltd.
Harbin Eshallgo Information Technology Co., Ltd.
Xi'an Eshallgo Information Technology Co., Ltd.
Kunming Eshallgo Information Technology Co., Ltd.
Qingdao Eshallgo Information Technology Co., Ltd.
Qinghai Eshallgo Information Technology Co., Ltd.
ESHALLGO Office Supplies (Shanghai) Co., Ltd.
(PRC companies)
Shanghai Lixin Office Equipment Co., Ltd.
(a PRC company)
Equity interest
Contractual arrangement

(i)	Contractual Arrangements with the VIEs and Their Shareholders

Due to PRC legal restrictions on foreign ownership, neither we nor our subsidiaries own any direct equity interest in Junzhang Beijing or Junzhang Shanghai. Instead, for accounting purposes, we are the primary beneficiary and receive the economic benefits of Junzhang Beijing or Junzhang Shanghai’s business operation through a series of contractual arrangements. EShallGo WFOE, Junzhang Beijing, Junzhang Shanghai and the shareholders of Junzhang Shanghai or Junzhang Beijing or entered into a series of contractual arrangements, also known as VIE Agreements, on July 30, 2021 and December 3, 2021. We have evaluated the guidance in FASB ASC 810 and determined that Eshallgo WFOE is the primary beneficiary of the consolidated VIEs, for accounting purposes, because, pursuant to the VIE agreements, the VIEs shall pay service fees equal to all of its net income to Eshallgo WFOE, and Eshallgo WFOE has the power to direct the activities of the VIEs that can significantly impact the VIEs’ economic performance and is obligated to absorb all of losses of the VIEs. The VIE agreements are designed to render the operations of the VIEs to be solely for the benefit of Eshallgo WFOE, and, ultimately, Eshallgo, which has indirect ownership in 100% of the equity in Eshallgo WFOE. Accordingly, under U.S. GAAP, we treat the VIE and its subsidiaries as consolidated affiliated entities and have consolidated their financial results in our financial statements. If Junzhang Beijing or Junzhang Shanghai and their subsidiaries or the shareholders of Junzhang Beijing and Junzhang Shanghai fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements. Furthermore, if we are unable to maintain our rights as the primary beneficiary over the VIEs, we would not be able to continue to consolidate the financial results of the variable interest entity in our financial statements.

The following is a selection of the currently effective contractual arrangements by and among our wholly-owned subsidiary, EShallGo Shanghai, and the VIEs, Junzhang Beijing and Junzhang Shanghai. These contractual arrangements enable us to (i) exercise our rights as the primary beneficiary over the VIEs; (ii) receive substantially all of the economic benefits of the VIEs; and (iii) have an exclusive option to purchase all or part of the equity interests in and assets of it when and to the extent permitted by PRC law.

1)	Shareholders’ Power of Attorney

The shareholders of Junzhang Beijing or Junzhang Shanghai signed shareholders’ Power of Attorney with EShallGo WFOE, pursuant to which each shareholder of Junzhang Beijing or Junzhang Shanghai irrevocably authorized EShallGo WFOE or any person(s) designated by EShallGo WFOE to exercise such shareholder’s rights in Junzhang Beijing or Junzhang Shanghai, including without limitation, the power to participate in and vote at shareholder’s meetings, the power to nominate and appoint the directors, senior management, the power to sell or transfer such shareholder’s equity interest in Junzhang Beijing or Junzhang Shanghai, and other shareholders’ voting rights permitted by the Articles of Association of Junzhang Beijing or Junzhang Shanghai. The shareholders’ Power of Attorney remains irrevocable and continuously valid from the date of execution so long as each shareholder remains as a shareholder of Junzhang Beijing or Junzhang Shanghai.

2)	Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement entered into among EShallGo WFOE, Junzhang Beijing/Junzhang Shanghai and the shareholders of Junzhang Beijing/Junzhang Shanghai, respectively, the shareholders of Junzhang Beijing/Junzhang Shanghai pledged all of their equity interests in Junzhang Beijing/Junzhang Shanghai to EShallGo WFOE to guarantee Junzhang Beijing or Junzhang Shanghai’s obligations under the contractual arrangements including the exclusive business cooperation agreement, the exclusive option agreement and the shareholders’ power of attorney and this equity interest pledge agreement, as well as any loss incurred due to events of default defined therein and all expenses incurred by EShallGo WFOE in enforcing such obligations of Junzhang Beijing, Junzhang Shanghai, or their shareholders. In the event of default defined therein, upon written notice to the shareholders of Junzhang Beijing or Junzhang Shanghai, EShallGo WFOE, as pledgee, will have the right to dispose of the pledged equity interests in Junzhang Beijing or Junzhang Shanghai and priority in receiving the proceeds from such disposition. The shareholders of Junzhang Beijing or Junzhang Shanghai agree that, without EShallGo WFOE’s prior written approval, during the term of the equity pledge agreement, they will not dispose of the pledged equity interests or create or allow any other encumbrance on the pledged equity interests. The pledge shall become effective on such date when the pledge of the equity interest contemplated in the equity interest pledge agreement is registered appropriately, and the pledge shall remain effective until all contractual obligations have been fully performed and all secured indebtedness have been fully paid. The shareholders, Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws.

3)	Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement entered into among EShallGo WFOE, Junzhang Beijing/Junzhang Shanghai and the shareholders of Junzhang Beijing/Junzhang Shanghai, respectively, the shareholders of Junzhang Beijing/Junzhang Shanghai pledged all of their equity interests in Junzhang Beijing/Junzhang Shanghai to EShallGo WFOE to guarantee Junzhang Beijing or Junzhang Shanghai’s obligations under the contractual arrangements including the exclusive business cooperation agreement, the exclusive option agreement and the shareholders’ power of attorney and this equity interest pledge agreement, as well as any loss incurred due to events of default defined therein and all expenses incurred by EShallGo WFOE in enforcing such obligations of Junzhang Beijing, Junzhang Shanghai, or their shareholders. In the event of default defined therein, upon written notice to the shareholders of Junzhang Beijing or Junzhang Shanghai, EShallGo WFOE, as pledgee, will have the right to dispose of the pledged equity interests in Junzhang Beijing or Junzhang Shanghai and priority in receiving the proceeds from such disposition. The shareholders of Junzhang Beijing or Junzhang Shanghai agree that, without EShallGo WFOE’s prior written approval, during the term of the equity pledge agreement, they will not dispose of the pledged equity interests or create or allow any other encumbrance on the pledged equity interests. The pledge shall become effective on such date when the pledge of the equity interest contemplated in the equity interest pledge agreement is registered appropriately, and the pledge shall remain effective until all contractual obligations have been fully performed and all secured indebtedness have been fully paid. The shareholders, Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws.

4)	Spousal Consent Letters

The spouses of the shareholders of Junzhang Shanghai signed spousal consent letters, pursuant to which the spouse unconditionally and irrevocably agreed that the equity interest in Junzhang Shanghai held by them and registered in their names will be disposed of pursuant to the equity interest pledge agreement, the exclusive option agreement and the shareholders’ power of attorney. Each of their spouses agreed not to assert any rights over the equity interest in Junzhang Shanghai held by their respective spouses. In addition, in the event that any spouse obtains any equity interest in Junzhang Shanghai held by his or her spouse for any reason, he or she agreed to be bound by the contractual arrangements.

5)	Exclusive Business Cooperation Agreement

EShallGo WFOE and Junzhang Beijing, and EShallGo WFOE and Junzhang Shanghai entered into exclusive business cooperation agreements, pursuant to which EShallGo WFOE has the exclusive right to provide to Junzhang Beijing or Junzhang Shanghai technical support, consulting services and other services related to, among other things, design and development, operation maintenance, product consulting, and management and marketing consulting. EShallGo WFOE has the exclusive ownership of intellectual property rights created as a result of the performance of this agreement. Junzhang Beijing and Junzhang Shanghai agree to pay EShallGo WFOE service fees at an amount as determined by EShallGo WFOE. This agreement will remain effective upon execution, and unless terminated in accordance with the provisions of this agreement or terminated in writing by EShallGo WFOE. Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws. On July 30, 2021 and December 3, 2021, WFOE executed a supplementary agreement to the Exclusive Business Cooperation Agreement with Junzhang Beijing and Junzhang Shanghai, respectively, which amended the “services fee” to be VIEs’ net income, which is pretax income after deducting relevant costs and reasonable expenses.

6)	Exclusive Option Agreement

EShallGo WFOE, Junzhang Beijing and each of the shareholders of Junzhang Beijing, Junzhang Shanghai and each of the shareholders of Junzhang Shanghai have entered into exclusive option agreements, pursuant to which each of the shareholders of Junzhang Beijing and Junzhang Shanghai irrevocably granted EShallGo WFOE an exclusive call option to purchase, or have its designated person(s) to purchase, at its discretion, all or part of their equity interests in Junzhang Beijing and Junzhang Shanghai, and the purchase price shall be the lowest price permitted by applicable PRC law. Each of the shareholders of Junzhang Beijing and Junzhang Shanghai undertake that, without the prior written consent of EShallGo WFOE, they may not increase or decrease the registered capital or change its structure of registered capital in other manners, dispose of its assets or beneficial interest in the material business or allow the encumbrance thereon of any security interest, incur any debts or guarantee liabilities, enter into any material purchase agreements, enter into any merger, acquisition or investments, amend its articles of association, distribute dividends to any of the shareholders or provide any loans to third parties. The exclusive option agreement will remain effective until all equity interests in Junzhang Beijing or Junzhang Shanghai held by the shareholders of Junzhang Beijing and Junzhang Shanghai are transferred or assigned to EShallGo WFOE or its designated person(s). The shareholders of Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws.

Although we took every precaution available to effectively enforce the contractual and corporate relationship above, these contractual arrangements may still be less effective than direct ownership and that the Company may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise our rights as the primary beneficiary of over the VIEs. The shareholders of our consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel the Company to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective power as the primary beneficiary over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a detailed description of the certainties of the VIE arrangements, see “Risk Factors – Risks Related to Our Corporate Structure and Operation.”

Transfers of Cash to and from the VIEs and Subsidiaries

Eshallgo Inc is a holding company with no operations of its own. We conduct our operations in China primarily through the VIEs in China. We may rely on dividends to be paid by the VIEs and their subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If the VIEs and their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Eshallgo Inc is permitted under the Cayman Islands laws to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Eshallgo HK is also permitted under the laws of Hong Kong to provide funding to EShallGo through dividend distribution without restrictions on the amount of the funds.  As of the date of this prospectus supplement, there has been no distribution of dividends or assets among the holding company or the subsidiaries, or to the VIEs or investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, or settle amounts owed under the VIE agreements, if any, and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act (Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and our memorandum and articles of association, as amended and restated from time to time, our board of directors has discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account of the Company, provided that in no circumstances may a dividend be paid if this would result in, immediately following the date on which the dividend is proposed to be paid, the company being unable to pay its debts as they fall due in the ordinary course of business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is levied in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not prohibit the transfer of cash from EShallGo to EShallGo HK or from EShallGo HK to EShallGo, provided that each transfer shall comply with PRC foreign exchange laws and regulations. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit our PRC subsidiaries to pay dividends to EShallGo HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the VIEs and their subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from the VIEs and their subsidiaries, to EShallGo WFOE, from EShallGo WFOE to EShallGo HK, and from EShallGo HK to EShallGo. Certain payments from the VIEs and their subsidiaries to EShallGo HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus supplement, our PRC subsidiaries have not made any transfers or distributions. Besides the potential tax consequences, we do not anticipate any difficulties or limitations on our ability to transfer cash between the holding company and the subsidiaries, or between the VIEs and the subsidiaries in the future. However, we have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs. Furthermore, to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, EShallGo HK. As of the date of this prospectus supplement, EShallGo WFOE currently does not have any plan to declare and pay dividends to EShallGo HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. EShallGo HK intends to apply for the tax resident certificate when EShallGo WFOE plans to declare and pay dividends to EShallGo HK. When EShallGo WFOE plans to declare and pay dividends to EShallGo HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors - Risks Related to Doing Business in the PRC- We principally rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business or financial condition.” on page S-54.

Summary of Financial Position and Cash Flows of Eshallgo, its VIEs and the VIE subsidiaries

The consolidated financial statements included in this annual report reflect financial position and cash flows of the registrant, Cayman Islands incorporated parent company, Eshallgo Inc, together with those of its subsidiaries, the VIE and the VIE subsidiaries, on a consolidated basis. The tables below are condensed consolidating schedules summarizing separately the financial position and cash flows of the registrant, Cayman Islands incorporated parent company, ESHALLGO INC (“Parent Company” in the tables below), and its subsidiaries, together with eliminating adjustments.

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended March 31, 2026
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Revenues	$—	$—	$2,737,395	$13,581,528	$—	$16,318,923
Service income from VIE and VIE’s subsidiaries	$—	$—	$—	$—	$—	$—
Equity in loss of subsidiaries and VIEs	$(3,037,252)	$(2,839,929)	$(1,674,479)	$—	$7,551,660	$—
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$—	$—	$—
Net loss attributable to non-controlling interest	—	—	(54,719)	(680,851)	—	(735,570)
Net loss attributable to Eshallgo Inc	$(11,322,916)	$(3,037,252)	$(2,839,929)	$(1,674,479)	$7,551,660	$(11,322,916)
Comprehensive loss attributable to non-controlling interest	—	—	(56,772)	(387,077)	—-	(443,849)
Comprehensive loss attributable to Eshallgo Inc	$(10,867,047)	$(2,581,383)	$(5,668,972)	$(1,324,140)	$9,574,495	$(10,867,047)

	For the Year Ended March 31, 2025
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Revenues	$—	$—	$1,238,283	$12,233,829	$—	$13,472,112
Service income from VIE and VIE’s subsidiaries	$—	$—	$—	$—	$—	$—
Equity in loss of subsidiaries and VIEs	$(2,648,393)	$(2,534,310)	$(1,310,001)	$—	$6,492,704	$—
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$—	$—	$—
Net income (loss) attributable to non-controlling interest	—	—	10,272	(112,560)	—	(102,288)
Net loss attributable to Eshallgo Inc	$(10,798,318)	$(2,648,393)	$(2,534,310)	$(1,310,001)	$6,492,704	$(10,798,318)
Comprehensive loss attributable to non-controlling interest	—	—	(9,835)	(94,698)	—	(104,533)
Comprehensive loss attributable to Eshallgo Inc	$(10,851,497)	$(2,701,572)	$(2,585,626)	$(1,325,653)	$6,612,851	$(10,851,497)

	For the Year Ended March 31, 2024
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Revenues	$—	$—	$—	$16,963,957	$—	$16,963,957
Service income from VIE and VIE’s subsidiaries	$—	$—	$13,497	$—	$(13,497)	$—
Equity in earnings of subsidiaries and VIEs	$8,652	$8,652	$—	$—	$(17,304)	$—
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$(13,497)	$13,497	$—
Net income attributable to non-controlling interest	—	—	—	836,679	—	836,679
Net income attributable to Eshallgo Inc	$8,652	$8,652	$8,652	$—	$(17,304)	$8,652
Comprehensive income attributable to non-controlling interest	—	—	—	538,925	—	538,925
Comprehensive loss attributable to Eshallgo Inc	$(517,937)	$(517,937)	$(517,937)	$(501,925)	$1,537,799	$(517,937)

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of March 31, 2026
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Cash	$20,834	$82,958	$147,687	$3,525,903	$—	$3,777,382
Service fee receivable due from VIE and VIE’s subsidiaries	$—	$—	$1,099,457	$—	$(1,099,457)	$—
Intercompany receivable	$3,062,100	$—	$1,063,653	$5,635	$(4,131,388)	$—
Total current assets	$4,629,522	$372,509	$4,043,632	$15,744,237	$(5,230,845)	$19,559,055
Investments in subsidiaries and VIEs	$5,950,770	$8,039,127	$5,997,277	$-	$(19,987,174)	$—
Total non-current assets	$5,950,770	$8,083,185	$6,364,073	$781,472	$(19,987,174)	$1,192,326
Total Assets	$10,580,292	$8,455,694	$10,407,705	$16,525,709	$(25,218,019)	$20,751,381
Service fee payable due to WFOE	$—	$—	$—	$1,099,457	$(1,099,457)	$—
Intercompany payable	$—	$2,492,453	$1,006,708	$632,227	$(4,131,388)	$—
Total Liabilities	$1,746,458	$2,504,924	$2,397,028	$4,844,487	$(5,230,845)	$6,262,052
Total Shareholders’ Equity	$8,833,834	$5,950,770	$8,039,127	$5,997,277	$(19,987,174)	$8,833,834
Non-controlling interest	$—	$—	$(28,450)	$5,683,945	$—	$5,655,495
Total Equity	$8,833,834	$5,950,770	$8,010,677	$11,681,222	$(19,987,174)	$14,489,329
Total Liabilities and Equity	$10,580,292	$8,455,694	$10,407,705	$16,525,709	$(25,218,019)	$20,751,381

	As of March 31, 2025
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Cash	$2,885,258	$828,208	$141,583	$3,745,251	$—	$7,600,300
Service fee receivable due from VIE and VIE’s subsidiaries	$—	$—	$1,099,457	$—	$(1,099,457)	$—
Intercompany receivable	$3,564,119	$—	$908,148	$661	$(4,472,928)	$—
Total current assets	$8,046,622	$1,016,017	$3,116,653	$16,364,314	$(5,572,385)	$22,971,221
Investments in subsidiaries and VIEs	$7,032,153	$8,998,099	$7,321,417	$—	$(23,351,669)	$—
Total non-current assets	$7,032,153	$8,998,099	$7,684,418	$1,475,071	$(23,351,669)	$1,838,072
Total Assets	$15,078,775	$10,014,116	$10,801,071	$17,839,385	$(28,924,054)	$24,809,293
Service fee payable due to WFOE	$—	$—	$—	$1,099,457	$(1,099,457)	$—
Intercompany payable	$—	$2,970,071	$1,006,708	$496,149	$(4,472,928)	$—
Total Liabilities	$4,608,677	$2,981,963	$1,787,076	$4,446,845	$(5,572,385)	$8,252,176
Total Shareholders’ Equity	$10,470,098	$7,032,153	$8,998,099	$7,321,417	$(23,351,669)	$10,470,098
Non-controlling interest	$—	$—	$15,896	$6,071,123	$—	$6,087,019
Total Equity	$10,470,098	$7,032,153	$9,013,995	$13,392,540	$(23,351,669)	$16,557,117
Total Liabilities and Equity	$15,078,775	$10,014,116	$10,801,071	$17,839,385	$(28,924,054)	$24,809,293

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended March 31, 2026
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Net cash used in operating activities	$(1,766,945)	$(286,273)	$(1,306,350)	$(2,315,443)	$—	$(5,675,011)
Net cash (used in) provided by investing activities	$(1,047,479)	$(2,575,169)	$(169,398)	$1,567,096	$3,623,155	$1,398,205
Net cash (used in) provided by financing activities	$(50,000)	$2,118,851	$1,474,622	$348,083	$(3,632,344)	$259,212

	For the Year Ended March 31, 2025
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Net cash (used in) provided by operating activities	$(1,093,115)	$(112,479)	$(1,579,397)	$1,501,559	$—	$(1,283,432)
Net cash used in investing activities	$(4,665,669)	$(2,038,554)	$(183,425)	$(3,345,406)	$5,069,840	$(5,163,214)
Net cash provided by financing activities	$8,644,042	$2,977,807	$1,853,316	$273,659	$(5,069,840)	$8,678,984

	For the Year Ended March 31, 2024
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Net cash (used in) provided by operating activities	$—	$—	$(4,776)	$2,225,194	$—	$2,220,418
Net cash used in investing activities	$—	$—	$(498,341)	$(1,563,434)	$444,834	$(1,616,941)
Net cash provided by financing activities*	$—	$—	$458,341	$36,924	$(444,834)	$50,431

*	During the year ended March 31, 2024, the Company issued $458,341 of Class A ordinary shares and the proceeds were deposited directly into a subsidiary and the VIEs which resulted in an intercompany payable to the parent company.

ROLL-FORWARD OF INVESTMENT IN SUBSIDIARIES AND VIE

Balance, March 31, 2024	$9,733,725
Net loss	(2,648,393)
Foreign Currency Translation Adjustments	(53,179)
Balance, March 31, 2025	$7,032,153
Investment in a subsidiary	1,500,000
Net loss	(3,037,252)
Foreign Currency Translation Adjustments	455,869
Balance, March 31, 2026	$5,950,770

Recent Development

Adoption of the 2026 Share Incentive Plan

On August 3, 2026, the Company adopted a 2026 equity incentive plan (the “2026 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2026 Plan has a maximum number of 425,000 class A ordinary shares of the Company available for issuance pursuant to all awards under the 2026 Plan. As of the date of this prospectus supplement, all shares available under the 2026 Plan have been issued.

Adoption of 2025 Share Incentive Plan

On October 15, 2025, the Company adopted a 2025 equity incentive plan (the “2025 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2025 Plan has a maximum number of 3,500,000 class A ordinary shares of the Company available for issuance pursuant to all awards under the 2025 Plan. As of the date of this prospectus supplement, all shares available under the 2025 Plan have been issued.

Consultancy Shares

On August 3, 2026, the Company entered into certain consultancy service agreements with Horizon Capital Partners (HK) Limited and Right Time Investment Limited, two unaffiliated third parties (the “Consultants”), pursuant to which the Consultants are engaged to provide the Company with certain strategic advisory and consulting services, including identifying and facilitating potential strategic partnerships and acquisition opportunities, providing support in connection with potential merger and acquisition transactions, advising on matters relating to the Company’s compliance as a U.S. public company, and introducing potential strategic partners and sources of debt or equity financing. As consideration for the services rendered and to be rendered thereunder, the Company issued 250,000 Class A ordinary shares to each of the Consultants respectively.

Private Placement

On November 29, 2024, the Company entered into a securities purchase agreement with the Selling Shareholder to place Convertible Debentures with a maturity date of 364 days after the issuance of the first Debenture in the aggregate principal amount of up to $5,000,000 at a purchase price equal to 95% of the subscription amount at each closing, provided that in case of an event of default, the Debenture may, at the Selling Shareholder’s election, become immediately due and payable. In addition, the Company paid a commitment fee equal to 1% of the amount of the Convertible Debentures and a one-time due diligence and structuring fee of $25,000 at the closing. The initial closing of the transaction in the principal amount of $1,500,000 in Debenture occurred on November 29, 2024.

The Selling Shareholder may convert the Debenture in its sole discretion into the Company’s common shares at any time at the lower of $4.756 or 93% of the lowest daily VWAP for the class A ordinary shares during the 5 consecutive trading days immediately preceding the conversion date, provided that the conversion price may not be less than $0.78954 (the “Floor Price”). The Selling Shareholder may not convert any portion of a Debenture if such conversion would result in the Selling Shareholder beneficially owning more than 4.99% of Company’s then issued class A ordinary shares, provided that such limitation may be waived by the Selling Shareholder with 65 days’ notice. Any time after the issuance of the Convertible Debentures that the daily VWAP is less than $0.78954 for a period of 10 consecutive trading days in a period of 15 consecutive trading day period (each such occurrence, an “Amortization Event”) and only for so long as such conditions exist after a Amortization Event, the Company shall make monthly payments beginning on the 10th trading day after the Amortization Event date and continuing on the same day of each successive calendar month. Each monthly payment shall be in an amount equal to the sum of (i) $1,000,000 of the principal or the outstanding principal if the principal is less than such amount plus, (ii) the payment premium of 10% in respect of such amount in (i), and (iii) accrued and unpaid interest hereunder as of each payment date.

The Company also entered into a registration rights agreement, date November 29, 2024, pursuant to which the Company agreed to register for resale the class A ordinary shares issuable pursuant to the Convertible Debentures with the SEC within 21 days from the date of the registration rights agreement.

Pursuant to the securities purchase agreement, the Convertible Debentures were or will be issued in a private placement pursuant to an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.

On October 17, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with the holder of the Convertible Debenture to amend the “Floor Price” of the Convertible Debenture to $0.40 per share.

On December 16, 2025 and January 12, 2026, the Company entered into two forbearance agreements (each a “Forbearance Agreement” and collectively the “Forbearance Agreements”) with the Selling Shareholder, pursuant to which the Company acknowledged the existing defaults as described in the Forbearance Agreements (the “Existing Defaults”), and the Selling Shareholder agreed to forbear from exercising its rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period commencing from December 16, 2025 and ending on February 12, 2026, so long as (i) the Company strictly complies with the terms of this Agreement, and (ii) there is no occurrence or existence of any other Event of Default, other than the Existing Defaults. As consideration for the Holder forbearing to exercise its rights under the Transaction Documents, the Company has paid to the Selling Shareholder a total of $125,000 under the Forbearance Agreements, which shall not be applied to the principal and interest due and outstanding under the Debentures. As of the date of this report, shares of the Company’s class A ordinary share totaling 2,317,177 were subsequently issued by the Company to the Debenture Holder equaling principal and interests amounted to $1,115,521, and cash amounted to $800,000 were repaid to the Debenture Holder.

Changes in Company’s Certifying Accountant

Effective on January 10, 2025, the Company dismissed its independent registered auditor, Marcum Asia CPAs LLP, which action was approved and ratified by the Company’s Board of Directors and the Audit Committee on January 10, 2025. During the Company’s fiscal year ended March 31, 2024 and through January 10, 2025, the date of dismissal, (a) there were no disagreements with Marcum Asia CPAs LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum Asia CPAs LLP, would have caused it to make reference thereto in its reports on the financial statements for such year and (b) there were no “reportable events” as described in Item 16F of Form 20-F, except for the material weakness related to the Company’s internal control over financing reporting, including (i) no sufficient personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; and (ii) lack of proper IT control related to logical access security, which has been disclosed in the Company’s report on Form 20-F for the fiscal year ended March 31, 2024, as amended.

On January 10, 2025, the Board of Directors of the Company and the Audit Committee of the Company approved and ratified the appointment of YCM CPA INC. as its new independent registered public accounting firm to audit the Company’s financial statements, effective January 10, 2025. During the most recent fiscal year ended March 31, 2024 and any subsequent interim periods through the date hereof prior to the engagement of YCM CPA INC., neither the Company, nor someone on its behalf, has consulted YCM CPA INC.

Effective on November 18, 2025, the Company dismissed its independent registered auditor, YCM CPA INC. (“YCM”), which action was approved and ratified by the Company’s Board of Directors and the Audit Committee on November 18, 2025. The reports of YCM on the financial statements of the Company for the fiscal year ended March 31, 2025 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended March 31, 2025 and through November 18, 2025, the date of dismissal, (a) there were no disagreements with YCM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of YCM, would have caused it to make reference thereto in its reports on the financial statements for such year and (b) there were no “reportable events” as described in Item 16F of Form 20-F, except for the material weakness related to the Company’s internal control over financial reporting, including (i) no sufficient personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; and (ii) lack of proper IT control related to logical access security, which has been disclosed in the Company’s report on Form 20-F for the fiscal year ended March 31, 2024, as amended. The Company provided YCM with a copy of this disclosure and requested that it furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements.

On November 18, 2025, the Board of Directors of the Company and the Audit Committee of the Company approved and ratified the appointment of Felix CPAs LLC as its new independent registered public accounting firm to audit the Company’s financial statements, effective November 18, 2025. During the most recent fiscal year ended March 31, 2025 and any subsequent interim periods through the date hereof prior to the engagement of Felix CPAs LLC, neither the Company, nor someone on its behalf, has consulted Felix CPAs LLC.

Change in Authorized Capital

On January 8, 2026, at the annual general meeting, shareholders approved (i) an increase of the Company’s authorized share capital from US$10,000 divided into 100,000,000 ordinary shares of a par value of US$0.0001 each comprising (a) 90,000,000 class A ordinary shares of a par value of $0.0001 each and (b) 10,000,000 class B ordinary shares of a par value of $0.0001 each, to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each comprising (a) 450,000,000 class A ordinary shares of a par value of $0.0001 each and (b) 50,000,000 class B ordinary shares of a par value of $0.0001 each, by the creation of additional 360,000,000 class A ordinary shares of a par value of $0.0001 each and 40,000,000 class B ordinary shares of a par value of $0.0001 each, with immediate effect, and (ii) by an ordinary resolution of the holders of class A ordinary shares of a par value of $0.0001 each, an ordinary resolution of the holders of class B ordinary shares of a par value of $0.0001 each, and an ordinary resolution of the shareholders of the Company, an increase of the voting rights attached to the class B ordinary shares from ten (10) votes per share to fifty (50) votes per share on all matters subject to vote at general meetings of the Company, subject to the rights, restrictions, qualifications and preferences set forth in the third amended and restated memorandum and articles of association of the Company. The share information in this paragraph excludes the effect of a sixteen (16)-for-one (1) share consolidation effective on April 20, 2026 (see below “Nasdaq Listing Deficiency and Share Consolidation”).

After a sixteen (16)-for-one (1) share consolidation effective on April 20, 2026 (see below “Nasdaq Listing Deficiency and Share Consolidation”), on May 6, 2026, at an extraordinary general meeting, shareholders approved (i) an increase of the Company’s authorized share capital from US$50,000 divided into 31,250,000 ordinary shares of a par value of US$0.0016 each, comprising (a) 28,125,000 class A ordinary shares of a par value of US$0.0016 each and (b) 3,125,000 class B ordinary shares of a par value of US$0.0016 each, to US$200,000,000 divided into 125,000,000,000 ordinary shares of a par value of US$0.0016 each comprising (a) 112,500,000,000 class A ordinary shares of a par value of US$0.0016 each and (b) 12,500,000,000 class B ordinary shares of a par value of US$0.0016 each, by the creation of additional 112,471,875,000 Class A Ordinary Shares and 12,496,875,000 Class B Ordinary Shares, with immediate effect, and (ii) by an ordinary resolution of the holders of class A ordinary shares of a par value of $0.0016 each, an ordinary resolution of the holders of class B ordinary shares of a par value of $0.0016 each, and a special resolution of the shareholders of the Company, the increase of the voting rights attached to each Class B Ordinary Share from fifty (50) votes to four hundred (400) votes on all matters subject to vote at general meetings of the Company, with immediate effect.

Nasdaq Listing Deficiency and Share Consolidation

As previously disclosed, on July 23, 2025, the Company received a letter from the Listing Qualifications staff of Nasdaq notifying the Company that the minimum closing bid price per share for its class A ordinary shares, par value US$0.0001 per share, was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq provided the Company with a 180 calendar days compliance period, or until January 19, 2026, in which to regain compliance with Nasdaq continued listing requirement. On January 20, 2026, the Company received a letter from Nasdaq, indicating that the Company is granted an additional 180 calendar days, until July 20, 2026, to regain compliance with the minimum bid price requirement of $1.00 per share, as stipulated by Nasdaq Listing Rule 5550(a)(2). If compliance cannot be demonstrated by July 20, 2026, Nasdaq staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq staff’s determination to a Hearings Panel. The Company is currently evaluating options to regain compliance and intends to timely regain compliance with Nasdaq’s continued listing requirement. The Company will use all reasonable efforts to achieve compliance with Rule 5550(a)(2).

On April 10, 2026, our Board of Directors approved a sixteen (16)-for-one (1) share consolidation becoming effective on 20 April 2026 (the “Share Consolidation”), such that every sixteen (16) class A ordinary shares of a par value of US$0.0001 each were consolidated into one (1) class A ordinary share of a par value of US$0.0016 of the Company and every sixteen (16) class B ordinary shares of a par value of US$0.0001 each were consolidated into one (1) class B ordinary share of a par value of US$0.0016 of the Company and the rounding up of any fractional shares resulting from the share consolidation to the nearest whole ordinary share. Upon the opening of the market on April 20, 2026, the Company’s Class A Ordinary Shares began trading on the Nasdaq on a post-Share Consolidation basis. The Share Consolidation reduces the number of issued and outstanding Class A Ordinary Shares of the Company from approximately 26.51 million to approximately 1.66 million and reduces the number of issued and outstanding Class B Ordinary Shares of the Company from approximately 5.86 million to approximately 0.37 million. No fractional shares will be issued in connection with the Share Consolidation. Instead, the Company will issue one full post-Share Consolidation Class A Ordinary Shares or Class B Ordinary Shares, as applicable, to any shareholder who would have been entitled to receive a fractional share as a result of the process. As a result of the Share Consolidation, the par value of the Class A Ordinary Shares and Class B Ordinary Shares was increased to US$0.0016 per share and the number of authorized ordinary shares was reduced to 31,250,000 ordinary shares of a par value of US$0.0016 each comprising (i) 28,125,000 class A ordinary shares of a par value of US$0.0016 each and (ii) 3,125,000 class B ordinary shares of a par value of US$0.0016 each. On May 4, 2026, the Company received a letter from Nasdaq confirming that it has regained compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules.

Security Promissory Notes and Pledge Agreements

February 2026

On February 20, 2026, the Company issued a secured promissory note (the “February Promissory Note”) to a lender in the principal amount of $880,000 for a purchase price of $800,000, reflecting an original issuance discount of $80,000. The February Promissory Note bears interest at 8% per annum and matures on October 20, 2026. Upon the occurrence of certain events of default, the interest rate on the February Promissory Note automatically increases to 18%. The Company may not voluntarily repay any portion of the outstanding balance before the maturity date without the prior written consent of the lender. Furthermore, the February Promissory Note is subject to mandatory repayment if the Company receives cash proceeds from any debt or equity financing, in which case the lender may require the Company to apply up to 100% of such proceeds toward the repayment of the February Promissory Note.

In connection with the February Promissory Note, Zhidan Mao, the Company’s Chairman, and Qiwei Miao, the Company’s Chief Executive Officer and director (collectively, the “Pledgors”) entered into a pledge agreement (the “February Pledge Agreement”) with the lender, Pursuant to the February Pledge Agreement, the Pledgors collective pledged to the lender an aggregate of 3,603,692 Class B Ordinary Shares of the Company (or 225,231 Class B Ordinary Shares as adjusted to reflect the Share Consolidation) held by such Pledgors. The February Pledge Agreement secures all of the Company’s obligations under the February Promissory Note and grants the lender a continuing, first-priority security interest in the February Pledged Shares, including all associated substitutions, replacements, proceeds, and distributions, as well as all rights relating thereto. Upon the occurrence and continuance of certain events of default under the February Promissory Note, the lender is entitled to exercise customary secured party remedies with respect to the February Pledged Shares, subject to applicable notice and cure provisions.

The Company used the net proceeds from the February Promissory Note to repay a portion of the outstanding balance of certain convertible debentures previously issued to YA II PN, LTD.

March 2026

On March 13, 2026, the Company issued a secured promissory note (the “March Promissory Note”) to a lender in the principal amount of $330,000 for a purchase price of $300,000. The Principal Amount includes an original issuance discount of $30,000. The March Promissory Note bears interest at a fixed rate of 8% per annum and will mature in full on November 12, 2026. Upon the occurrence of certain events of default, the interest rate on the March Promissory Note automatically increases to 18%. The Company may not voluntarily repay any portion of the outstanding balance before the maturity date without the prior written consent of the lender. Furthermore, the March Promissory Note is subject to mandatory repayment if the Company receives cash proceeds from any debt or equity financing, in which case the lender may require the Company to apply up to 100% of such proceeds toward the repayment of the March Promissory Note.

In connection with the March Promissory Note, on March 13, 2026, the Pledgors entered into a pledge agreement (the “March Pledge Agreement”) with the lender. Pursuant to the March Pledge Agreement, the Pledgors collective pledged to the lender an aggregate of 1,126,154 Class B Ordinary Shares of the Company (or 70,385 Class B Ordinary Shares as adjusted to reflect the Share Consolidation) held by such Pledgors. The March Pledge Agreement secures all of the Company’s obligations under the March Promissory Note and grants the lender a continuing, first-priority security interest in the March Pledged Shares, including all associated substitutions, replacements, proceeds, and distributions, as well as all rights relating thereto. Upon the occurrence and continuance of certain events of default under the March Promissory Note, the lender is entitled to exercise customary secured party remedies with respect to the March Pledged Shares, subject to applicable notice and cure provisions.

The Company used the net proceeds from the March Promissory Note to repay a portion of the outstanding balance of certain convertible debentures previously issued to YA II PN, LTD.

April 2026

On April 4, 2026, the Company issued a secured promissory note (the “April Promissory Note”) to another lender in the principal amount of $300,000 for a purchase price of $300,000. The April Promissory Note bears no interest and will mature in full on July 3, 2026. Upon the occurrence of certain events of default, the interest rate on the April Promissory Note automatically increases to 18%. The Company may not voluntarily repay any portion of the outstanding balance before the maturity date without the prior written consent of the lender. Furthermore, the April Promissory Note is subject to mandatory repayment if the Company receives cash proceeds from any debt or equity financing, in which case the lender may require the Company to apply up to 100% of such proceeds toward the repayment of the April Promissory Note.

In connection with the April Promissory Note, on April 3, 2026, the Pledgors entered into a pledge agreement (the “April Pledge Agreement”) with the lender. Pursuant to the April Pledge Agreement, the Pledgors collective pledged to the lender an aggregate of 1,126,154 Class B Ordinary Shares of the Company (or 70,385 Class B Ordinary Shares as adjusted to reflect the Share Consolidation) held by such Pledgors (collectively, the “April Pledged Shares”). The April Pledge Agreement secures all of the Company’s obligations under the April Promissory Note and grants the lender a continuing, first-priority security interest in the April Pledged Shares, including all associated substitutions, replacements, proceeds, and distributions, as well as all rights relating thereto. Upon the occurrence and continuance of certain events of default under the April Promissory Note, the lender is entitled to exercise customary secured party remedies with respect to the April Pledged Shares, subject to applicable notice and cure provisions.

The Company used the net proceeds from the April Promissory Note to repay a portion of the outstanding balance of certain convertible debentures previously issued to YA II PN, LTD. As of the date of this prospectus supplement, the convertible debentures previously issued to YA II PN, LTD have been fully satisfied and are no longer outstanding.

Registered Direct Offerings

The June 24, 2026 Offering

On June 24, 2026, the Company entered into a securities purchase agreement with a certain investor, pursuant to which the Company agreed to issue and sell (i) 183,862 Class A Ordinary Shares of the Company at a purchase price of $3.25 per share and (ii) pre-funded warrants to purchase up to 271,106 Class A Ordinary Shares at a purchase price of $3.24 per pre-funded warrant. Each pre-funded warrant represents the right to purchase one (1) Class A Ordinary Share at an exercise price of $0.01 per share. The pre-funded warrants have been exercised in full.

The offering closed on June 25, 2026. The Company received approximately $1.478 million in gross proceeds from the offering, before deducting placement agent fees and estimated offering expenses.

The securities purchase agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Additionally, each of the directors and executive officers of the Company entered into a lock-up agreement, pursuant to which they agreed not to sell or transfer any of the Company securities which they hold, subject to certain customary exceptions, during the ninety (90)-day period following the closing of the offering.

The Shares, the Pre-Funded Warrants and the Class A Ordinary Shares underlying the Pre-funded Warrants were offered by the Company pursuant to a registration statement on Form F-3 (File No.333-291149), as amended, and a prospectus supplement dated June 24, 2026. The registration statement became effective by operation of law on December 2, 2025, and as further amended by the Post-effective Amendment No.1 to the Registration Statement, filed with the SEC on March 24, 2026, and declared effective by the SEC on April 2, 2026.

On June 24, 2026, the Company entered into a placement agency agreement with Univest, pursuant to which the Company engaged Univest as the exclusive placement agent in connection with the offering. Under the placement agency agreement, the Company paid Univest a placement agent fee in cash equal to seven percent (7%) of the aggregate gross proceeds raised from the sale and reimbursed Univest at closing for legal and other expenses incurred by them in connection with the offering in an amount of $50,000.

The June 30, 2026 Offering

On June 30, 2026, the Company entered into a securities purchase agreement with a certain investor, pursuant to which the Company agreed to issue and sell (i) 200,000 Class A Ordinary Shares of the Company at a purchase price of $1.00 per share and (ii) pre-funded warrants to purchase up to 550,000 Class A Ordinary Shares at a purchase price of $0.99 per pre-funded warrant. Each pre-funded warrant represents the right to purchase one (1) Class A Ordinary Share at an exercise price of $0.01 per share. The pre-funded warrants have been exercised in full.

The offering closed on July 1, 2026. The Company received approximately $750,000 in gross proceeds from the offering, before deducting placement agent fees and estimated offering expenses.

The securities purchase agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Additionally, each of the directors and executive officers of the Company entered into a lock-up agreement, pursuant to which they agreed not to sell or transfer any of the Company securities which they hold, subject to certain customary exceptions, during the ninety (90)-day period following the closing of the offering.

The Shares, the Pre-Funded Warrants and the Class A Ordinary Shares underlying the Pre-funded Warrants were offered by the Company pursuant to a registration statement on Form F-3 (File No.333-291149), as amended, and a prospectus supplement dated June 30, 2026. The registration statement became effective by operation of law on December 2, 2025, and as further amended by the Post-effective Amendment No.1 to the Registration Statement, filed with the SEC on March 24, 2026, and declared effective by the SEC on April 2, 2026.

On June 30, 2026, the Company entered into a placement agency agreement with Univest, pursuant to which the Company engaged Univest as the exclusive placement agent in connection with the offering. Under the placement agency agreement, the Company paid Univest a placement agent fee in cash equal to seven percent (7%) of the aggregate gross proceeds raised from the sale and reimbursed Univest at closing for legal and other expenses incurred by them in connection with the offering in an amount of $50,000.

Our Background

EshallGo, through Junzhang Shanghai, is a one-stop service company dedicated to creating overall solutions for any types of offices. Junzhang Shanghai’s current main business is office equipment and supply sales and aftersales service. Specifically, Junzhang Shanghai has established a long-term cooperation mechanism with world-renowned office equipment makers, such as HP, Epson, Xerox, Sharp, Toshiba, Konica, Kyocera, among others, and is active in the business of providing products and services of office supplies, office equipment leasing, office equipment maintenance services, and related supply chain finance services. However, with more than 20 years of industry experience, our team has developed a vision to move beyond the traditional office supply business model, but to focus on the maintenance and services of these equipment instead. Over the years, our team has built the Company into a holding group with more than 20 provincial-level holding subsidiaries in China, covering all regions of the country and aggregated 150 registered service stations across the country.

As of the date of this prospectus supplement, the Company, through its VIEs, has developed a number of service stations to tend the aftersales needs of its customers across China, and will eventually form cooperative relationships with like-minded businesses to conduct aftersales services together. The subsidiaries currently established are service providers who have completed registration and signed service agreements with Junzhang Shanghai, and help serve tens of thousands of loyal customers all over the country. At the same time, through the brand EShallGo platform developed by Junzhang Digital Technology, a new business model of “Internet + Service e-commerce” can be executed nation-wide. By implementing a centralized online intake platform and dispatching technicians to tend customers’ physical office needs in real-time, EShallGo will establish a model that integrates all online and offline service categories into a one-stop service station. The e-commerce business and related platform is not yet operational, but they will be launched in the first half of 2025.

Our Services

Currently, our main business involves the sales, leasing and maintenance services of office equipment such as printers and copiers. We distribute more than 15 major brands such as HP, Epson, Xerox, Sharp, Toshiba, Konica, and Kyocera.

Sales and Leasing

The sales and leasing process is relatively simple. Our marketing team will make comprehensive customer quotes after obtaining customer’s information, such as the total print volume of the customer, the proportion of A3/A4 format, the proportion of color/black and white coloring, to determine the number of equipment that best suits the customer’s needs and whether the customer should choose to purchase or lease. The equipment we provide is mainly new models of prominent brands mentioned above.

Our clients currently consist of mainly financial service companies and real estate companies, including Taiping Life Insurance, Debon Securities, Fosun Group, Laomiao Gold, Lianjia Real Estate, Centaline Real Estate, Quantuo Real Estate, among others.

The following chart illustrates our sales model, in which the remote management section will be installed:

Services

As the Company grows, it has gradually become clear that our revenue growth will come from the service aspect of our business, which mainly include: (1) Leasing (with installation payment and fixed service fee), (2) after-sales maintenance service, and (3) life-time maintenance service, which is characterized for its high profit margin, high degree of customer adhesion, and long profit cycle, as indicated below:

Service Operations

The Company aims to gradually expand its emphasis on sales and office equipment distribution to a service-oriented model in the future, and to provide our customers with more personalized products and services. Overtime, with our self-developed and standardized management system that entail all aspects of supply, leasing and after-sale services, we aim to boost our cooperation with our customers by expanding the current limited and fragmented after-sales services across China.

Through office equipment sales and aftersales service as our initial business model, we have implemented a streamlined business model and obtained analysis data in the field of smart office and even smart home. The data we collected can be sent to manufacturers, sellers to improve the overall product research, production, sales, purchase, consumer finance and aftersales guidance for different types of service providers, enabling a new long-tail industry ecology.

Currently, the EShallGo service network involves more than 20 provincial-level subsidiaries nationwide in service operations, centered around Shanghai and will expand further over time.

The goal that EShallGo’s office total solution direct repair platform is striving to achieve is to mobilize maintenance technicians of various categories and brands to create a standardized, professional, convenient and streamlined equipment service platform. Specifically, customers can use EshallGo’s mobile App, official website, call center, or simply scan a QR code to request any service or product, and our platform will locate and dispatch experienced technicians nearby for quick diagnosis and delivery of service and product.

Operation Dispatch Process

Currently, EShallGo already distributes products and completes work orders through a mobile App, which is independently developed by Junzhang Shanghai to sort out, among others, task order acceptance, workflow management, real-time positioning, and customer evaluation. Once a work order is placed, the service platform of EShallGo sends the work order to the authorized service center of each of the provincial service point according to the location. The service center then assigns an affiliated or contracted technician to provide onsite services. The average response time for our on-site service of the technician typically does not exceed 4 hours, and the work order can usually be completed as quickly as within 1 hour.

The flowchart for the construction of our operational dispatch process is indicated below:

Visualized IoT and After-sales Service System (To Be Launched)

As a service platform independently developed by EShallGo with our own intellectual property rights, Junzhang Shanghai adopts powerful concepts and tools such as “cloud procurement, cloud management, and cloud services” as the cornerstone to promote the development of the entire platform, and quickly establish an easily accessible platform for users. The service network and supporting team cover major cities across the country. The main functions of remote equipment management software include, among others, automatic equipment fault diagnosis, consumables usage statistics and other various data of equipment.

Furthermore, our dual Mobile App software system will incorporate data from both customer App and the technician App, which can provide timely feedback on the remote use dynamics of the equipment, complete information connection and intercommunication in time, and monitor information feedback. All the data received by the App are collected through our Enterprise Resource Planning (“ERP”) real-time transmission and exchange, and all data and information are reasonably analyzed and managed by EShallGo’s back-end system.

The ERP system is a practical tool independently developed for the office equipment industry. Its main functions include customer contract management, information interaction, data statistics, purchase and sales order management, deposit and withdrawal monitoring, automatic generation of various data and other office solution industry-specific functions. There is no set upper limit to the system capacity.

The e-commerce business and related platform is not yet operational, but they will be launched in the first half of 2025.

Operations of the After-sales Service System

Although the office equipment supply chain has been saturated in China, the realm of technological advance in aftersales has barely been explored. EShallGo has been the pioneer on the technological innovation of after-sales services for more than two decades, around the same time when all these major office equipment brands have entered China. To date, we have developed a dual-app system for both customers and technicians/engineers to provide real-time diagnosis of any technical issues arising out of the office equipment and dispatch quick repair and maintenance service as needed, thereby changing the way the traditional after-sales technical support was operated.

Our aftersales system is dedicated to the aftersales market of the office total solution industry, independently developed by EShallGo. All the software is interoperable, and the data is seamlessly connected, which greatly helps to improve work efficiency, standardize service, and collect and analyze big data.

Our system includes three major software components:

1.	Core ERP Software for the Office Total Solution Market

ERP is the core of the entire service system as it supports and manages EShallGo’s national coverage service network and solves the business needs of customers and technicians located in various locations. For example, it can create a background summary table, making data easily visible at first glance; the data display of each work order of the technician includes information such as location mapping, customer rating, customer signature, which can all be completed on the technician’s mobile phone; real-time invoice can be generated with just one-click based on the services conducted. Because of its ability to conduct a large amount of data analysis, it sufficiently meets the management needs of today’s office total solution industry.

2.	Remote Equipment Management Systems for Both Users and Technicians (to be Launched)

This management system is tailored for customers looking for conventional office solution functions. It provides equipment monitoring, equipment daily consumption management, and equipment repair and maintenance diagnosis to the national coverage service company. This system is being independently developed by EShallGo. It is a database that gathers all the business information of Junzhang Shanghai, provides data support for back-end business and other branch systems, and is also a platform for the Company’s headquarters, local branches and service providers to handle business collaboratively. The system can also undertake the task of providing data reports and analysis, customer big data analysis, and business profit allocation and settlement between the Company and its affiliates and partnered service outlets. Specifically, the background management system entails three modules, each of which carries out a different function that comprehensively streamline the solution process.

a.	Technician-End Mobile App (to be launched)

Technician’s mobile App will include the work order module, leasing and overall solution module, and billing module. Through the back-end data support, it helps technicians successfully complete various equipment tasks, including repairs, maintenance, installation and after-sales customer visits, delivery and signing. Furthermore, it allows technicians to conduct repairs and supplies and parts orders on-site, and transfer on-site tasks to other technicians if necessary. This App can also act as an attendance check-in tool for employees when they conduct business activities outside the Company.

The technician-end mobile App completes the work order module, which includes but not limited to background summary table data, classification data of each work order of the technician such location map, which enables door-to-door service, customer rating, and customer signature.

b.	User-End Mobile App (to be launched)

Customers’ end App will support both Android and Apple smart phones, providing customers with convenient scan codes for repairs and other business-related functions. This App will also be a Quick Response (“QR”) code scanning tool for the customers’ equipment and supplies management needs, such as inventory, requisition registration, new product storage and delivery. Some of the most commonly-used maintenance order tracking functions are also available.

Furthermore, user-end App facilitates the customer’s requests for repairs, tracking, evaluation and other functions. On the other hand, the technician-end App tracks the technician order and documents every step during the service. At the same time, both Apps are connected to the ERP system to collect related data in real time, which brings efficiency and convenience to the Company. Notably, with such efficient data analysis carried out by our dual-all system, any equipment failure will usually be discovered quickly, allowing either customers to fix the problems on their own or the technicians to conduct repairs remotely or onsite.

The function of this software is to connect to the user’s equipment effectively and conveniently, and to facilitate the effective management and repair of customers equipment. ERP is connected to equipment’s usage data, making data collection and analysis more efficient.

Our Competitive Strengths

We believe that we benefit significantly from the following competitive strengths. Through EShallGo’s overall market layout, service-oriented approach, as well as the gradual and in-depth advancement of independent research and development tools, we will change the traditional sales-oriented model in the industry to our goal of comprehensively and accurately tending of customer needs, improving service quality, achieving time efficiency, and enhancing customer satisfaction. We summarize our competitive strengths as follows:

●	Management expertise with over 20 years of experience led by founder Mr. Zhidan Mao, providing deep industry knowledge and a technology-centered approach.

●	Collaborative, results-driven culture focused on customer needs, fast execution, teamwork, and strong supplier and customer relationships.

●	Leadership in a fragmented market with over 150 locations in 20 provinces and strategic consolidation of aftersales services.

●	Specialized business model offering tailored products and value-added services such as fast delivery, expert support, and ERP integration.

●	Strategic diversity in customers, suppliers, geographic presence, products, and markets, reducing risk and increasing growth potential.

●	Technology-driven platform being developed to enhance service efficiency, integrate IoT solutions, and increase technician productivity.

●	Integrated IT infrastructure enabling centralized management, real-time analytics, and seamless customer and internal operations.

●	Strong, long-term supplier relationships allowing volume benefits, early product access, and preferred distributor status.

●	Comprehensive quality control and customer service system, including ISO certifications, GPS-monitored service, and 24-hour customer hotline.

●	Award-winning operations recognized nationally and provincially for service excellence and business integrity.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

The Offering

Number of Class A Ordinary Shares offered by us:	800,000 Class A Ordinary Shares, Pre-Funded Warrants exercisable for up to 950,000 Class A Ordinary Shares.

Offering Price:	$1.00 per Class A Ordinary Share and $0.99 per Pre-Funded Warrant

Number of Class A Ordinary Shares issued and outstanding prior to the offering:	3,786,577 Class A Ordinary Shares.

Class A Ordinary Shares issued and outstanding after the offering:	5,536,577 Class A Ordinary Shares assuming the Pre-funded Warrants have been exercised in full

Gross Proceeds:	$1,750,000

Use of Proceeds:	We intend to use the net proceeds for working capital and general corporate purposes. See “Use of Proceeds” on page S-67 of this prospectus supplement for additional information.

Market for our Class A Ordinary Shares:	Our Class A Ordinary Shares are currently listed on Nasdaq under the symbol “EHGO”.

Risk Factors:	See the “Risk Factors” sections beginning on page S-26 of this prospectus supplement, on page 28 of the accompanying base prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “EHGO”

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Class A Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page S-26 of this prospectus supplement.

Risks Related to Doing Business in the PRC

●	Since the PRC legal system is based in part on government policies and internal rules, we may not be aware of our violation of any of these policies and rules, which can change quickly with little advance notice. See “Risk Factors – Risks Related to Doing Business in the PRC – Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position” on page S-52 of this prospectus supplement.

●	There are uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us. See “Risk Factors – Risks Related to Doing Business in the PRC – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” on page S-47 of this prospectus supplement.

●	Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations, and could result in a material change in the value of the securities we are registering for sale. See “Risk Factors – Risks Related to Doing Business in the PRC – Substantial uncertainties exist with respect to the interpretation and enactment of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” on page S-46 of this prospectus supplement.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. See “Risk Factors – Risks Related to Doing Business in the PRC – You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” on page S-60 of this prospectus supplement.

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations. See “Risk Factors – Risks Related to Doing Business in the PRC – A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition” on page S-30 of this prospectus supplement.

●	Chinese government can take regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Rules and regulations in China can also change with little advance notice, and actions related to more oversight or control of overseas offerings by the Chinese government could result in a material change in our operations and/or the value of the securities we are registering for sale, and any related action by the Chinese government could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors – Risks Related to Doing Business in the PRC – The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, making it more difficult for us to pursue growth through acquisitions in China” on page S-56 of this prospectus supplement.

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders. See “Risk Factors – Risks Related to Doing Business in the PRC – Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” on page S-54 of this prospectus supplement.

●	Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See “Risk Factors – Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page S-58 of this prospectus supplement.

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers. See “Risk Factors – Risks Related to Doing Business in the PRC – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page S-48 of this prospectus supplement.

Risks Related to Our Business and Industry

●	Our industry is highly fragmented and we may not be able to effectively compete against other providers. See “Risk Factors – Risks Related to Our Business and Industry – The industries in which we operate are highly competitive and fragmented, and demand for our products and services could decrease if we are not able to compete effectively” on page S-26 of this prospectus supplement.

●	We may not be able to maintain long-term relationship with our third-party suppliers and extended supply chains, as a result, our business can be interrupted and our product quality may suffer. See “Risk Factors – Risks Related to Our Business and Industry – We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access products that meet our standards for quality could be adversely affected” on page S-28 of this prospectus supplement.

●	Our business is heavily dependent on retainment of key suppliers and institutional customers. See “Risk Factors – Risks Related to Our Business and Industry – Product shortages may impair our operating results” on page S-28 of this prospectus supplement.

●	We rely on key personnel to maintain advanced technology in the market. See “Risk Factors – Risks Related to Our Business and Industry – Our success depends upon our ability to attract, train and retain highly qualified associates and key personnel” on page S-32 of this prospectus supplement.

●	We may face difficulty maintaining our brand image and secure our intellectual property rights. See “Risk Factors – Risks Related to Intellectual Property” on page S-38 of this prospectus supplement.

Risks Related to Our Corporate Structure and Operation

●	We are a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the PRC and the VIE in the PRC. We do not have direct ownership of the VIEs. We receive the economic benefits of the VIEs’ business operations through certain contractual arrangements. Our Class A Ordinary Shares offered in this offering are shares of our offshore holding company instead of shares of the VIEs in China. We have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs, and to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares” on page S-44 of this prospectus supplement.

●	If the PRC government deems that the VIE arrangements in relation to the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC and we could be subject to severe penalties or be forced to relinquish our interests in those operations. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – If the PRC government deems that the contractual arrangements in relation to Junzhang Shanghai or Junzhang Beijing, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” on page S-40 of this prospectus supplement.

●	Any failure by our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – Our contractual arrangements may not be as effective in providing operational control as direct ownership and the VIE shareholders may fail to perform their obligations under our contractual arrangements” on page S-43 of this prospectus supplement.

●	Contractual arrangements in relation to the variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC variable interest entity owe additional taxes, which could negatively affect our results of operations and the value of your investment. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – If we exercise the option to acquire equity ownership of the VIE, the ownership transfer may subject us to certain limitations and substantial costs” on page S-42 of this prospectus supplement.

Risks Related to Our Securities and This Offering

●	We do not intend to pay dividends for the foreseeable future. See “Risk Factors – Risks Related to our Ordinary Shares” on page S-63 of this prospectus supplement.

●	The market price of our Class A Ordinary Shares can be volatile and can fluctuate substantially, which could result in substantial losses for purchasers of our Class A Ordinary Shares in this offering. See “Risk Factors – Risks Related to our Ordinary Shares” on page S-62 of this prospectus supplement.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer. See “Risk Factors — Risks Related to Our Securities and This Offering” on page S-61 of this prospectus supplement.

●	Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns as a result of this offering. See “Risk Factors — Risks Related to Our Securities and This Offering” on page S-64 of this prospectus supplement.

●	There is no public market for the Pre-Funded Warrants. See “Risk Factors — Risks Related to Our Securities and This Offering” on page S-65 of this prospectus supplement.

●	The Pre-Funded Warrants in this offering are speculative in nature. See “Risk Factors - Risks Related to Our Securities and This Offering” on page S-65 of this prospectus supplement.

●	Holders of the Pre-Funded Warrants will not have rights of holders of our Class A Ordinary Shares until such warrants are exercised. See “Risk Factors - Risks Related to Our Securities and This Offering” on page S-65 of this prospectus supplement.

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price. See “Risk Factors - Risks Related to Our Securities and This Offering” on page S-65 of this prospectus supplement.

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively. See “Risk Factors - Risks Related to Our Securities and This Offering” on page S-65 of this prospectus supplement.

RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, other information contained in this prospectus supplement, the risks described under “Item 3. Key Information - D. Risk Factors” in the Annual Report on Form 20-F for the year ended March 31, 2026. Such risks are not exhaustive, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus supplement also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus supplement.

Risks Related to Our Business

We may be unable to achieve or maintain profitability.

We have set goals to achieve profitability and if achieved, to progressively improve our profitability over time by growing our sales, increasing our gross margin and reducing our expenses as a percentage of sales. There can be no assurance that we will achieve our enhanced profitability goals. Factors that could significantly adversely affect our efforts to achieve these goals include, but are not limited to, the failure to:

●	grow our revenue through organic growth or through future acquisitions;

●	improve our revenue mix by investing (including through acquisitions) in businesses that provide higher margins than we have been able to generate historically;

●	Reduce the cost of supply and source low-cost alternatives within the supply chain;

●	improve our gross margins through the utilization of improved pricing practices and technology and sourcing savings;

●	maintain or reduce our overhead and support expenses as we grow;

●	effectively evaluate future inventory reserves;

●	collect monies owed from customers;

●	maintain relationships with our significant customers; and

●	integrate any businesses acquired.

Any of these failures or delays may adversely affect our ability to increase our profitability.

The industries in which we operate are highly competitive and fragmented, and demand for our products and services could decrease if we are not able to compete effectively.

The markets in which we operate are fragmented and highly competitive. Our competition includes other distributors and manufacturers that sell products directly to their respective customer base and some of our customers that resell our products. To a limited extent, retailers of electrical fixtures and supplies, maintenance, repair and operations supplies and contractors’ tools also compete with us. We also expect that new competitors may develop over time as internet-based enterprises become more established and reliable and refine their service capabilities. Competition varies depending on product line, customer classification and geographic area.

We compete with a number of local and regional distributors and, in several markets and product categories, other national distributors. Several of our competitors in one or more of our business units have substantially greater financial and other resources than us. No assurance can be given that we will be able to respond effectively to such competitive pressures. Increased competition by existing and future competitors could result in reductions in sales, prices, volumes and gross margins that could materially adversely affect our business, financial condition and results of operations. Furthermore, our success will depend, in part, on our ability to maintain our market share and gain market share from competitors.

While we are a leader in the Chinese agile office solutions industry, which remains at an early stage of development. If new companies launch competing solutions in the markets in which we operate, we may face increased competition for membership. Our competitors include global players, up-and-coming local companies and traditional workspace operators. Some competitors may have more resources, operate in more jurisdictions and be able to provide a better member experience at more competitive prices.

In addition, contracts with municipalities and governmental agencies are often awarded and renewed through periodic competitive bidding. We may not be successful in obtaining or renewing these contracts, which could be harmful to our business and financial performance.

We are subject to competitive pricing pressure from our customers.

Certain of our largest customers historically have exerted significant pressure on their outside suppliers to keep prices low because of their market share and their ability to leverage such market share in the highly fragmented office supply industry. The economic downturn has resulted in increased pricing pressures from our customers. If we are unable to generate sufficient cost savings to offset any price reductions, our financial condition, operating results and cash flows may be adversely affected.

Our business depends on our ability to offer high-quality product and service that meets user preferences and demands.

We rely on our experience from past and current operations to offer, manage, and refine our high-quality product and service, which may not be effective as user preferences and market trends change. If we are unable to expand into new clients or further develop existing clients, our business may be adversely affected.

If we are unable to continue to offer high-quality product and service and enhance our product and service offerings, the reputation and attractiveness of our users could be compromised, and we may experience a decline in our user base, which could materially and adversely affect our business and results of operations.

We may not achieve the acquisition component of our growth strategy.

Acquisitions may continue to be an important component of our growth strategy; however, there can be no assurance that we will be able to continue to grow our business through acquisitions as we have done historically or that any businesses acquired will perform in accordance with expectations or that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove to be correct. Future acquisitions may result in the incurrence of debt and contingent liabilities, an increase in interest expense and amortization expense and significant charges relative to integration costs. Our strategy could be impeded if we do not identify suitable acquisition candidates and our financial condition and results of operations will be adversely affected if we overpay for acquisitions.

Acquisitions involve a number of special risks, including:

●	problems implementing disclosure controls and procedures for the newly acquired business;

●	unforeseen difficulties extending internal control over financial reporting and performing the required assessment at the newly acquired business;

●	potential adverse short-term effects on operating results through increased costs or otherwise;

●	diversion of management’s attention and failure to recruit new, and retain existing, key personnel of the acquired business;

●	failure to successfully implement infrastructure, logistics and systems integration;

●	our business growth could outpace the capability of our systems; and

●	the risks inherent in the systems of the acquired business and risks associated with unanticipated events or liabilities, any of which could have a material adverse effect on our business, financial condition and results of operations.

In addition, we may not be able to obtain financing necessary to complete acquisitions on attractive terms or at all.

Fluctuating commodity prices may adversely impact our results of operations.

The cost of steel, aluminum, copper, ductile iron, polyvinyl chlorides (“PVC”) and other commodities used in the products we distribute can be volatile. Although we attempt to resist cost increases by our suppliers and to pass on increased costs to our customers, we are not always able to do so quickly or at all. In addition, if prices decrease for commodities used in products we distribute, we may have inventories purchased at higher prices than prevailing market prices. Significant fluctuations in the cost of the commodities used in products we distribute have in the past adversely affected, and in the future may adversely affect, our results of operations and financial condition.

Product shortages may impair our operating results.

Our ability to offer a wide variety of products to our customers is dependent upon our ability to obtain adequate product supply from manufacturers or other suppliers. Generally, our products are obtainable from various sources and in sufficient quantities. However, the loss of, or substantial decrease in the availability of, products from our suppliers, or the loss of our key supplier agreements, could adversely impact our financial condition, operating results and cash flows. In addition, supply interruptions could arise from shortages of raw materials, labor disputes or weather conditions affecting products or shipments, transportation disruptions or other factors beyond our control. Short- and long-term disruptions in our supply chain would result in a need to maintain higher inventory levels as we replace similar product, a higher cost of product and ultimately a decrease in our net sales and profitability. A disruption in the timely availability of our products by our key suppliers would result in a decrease in our revenues and profitability, especially in our business units with supplier concentration. Although in many instances we have agreements with our suppliers, these agreements are generally terminable by either party on limited notice. Failure by our suppliers to continue to supply us with products on commercially reasonable terms, or at all, would put pressure on our operating margins and have a material adverse effect on our financial condition, operating results and cash flows. Short-term changes in the cost of these materials, some of which are subject to significant fluctuations, are sometimes, but not always passed on to our customers. Our inability to pass on material price increases to our customers could adversely impact our financial condition, operating results and cash flows.

We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access products that meet our standards for quality could be adversely affected.

We buy our products and supplies from suppliers located throughout the world. These suppliers manufacture and source products from the PRC and abroad. Our ability to identify and develop relationships with qualified suppliers who can satisfy our standards for quality and our need to access products and supplies in a timely and efficient manner is a significant challenge. We may be required to replace a supplier if their products do not meet our quality or safety standards. In addition, our suppliers could discontinue selling products at any time for reasons that may or may not be in our control or the suppliers’ control. Our operating results and inventory levels could suffer if we are unable to promptly replace a supplier who is unwilling or unable to satisfy our requirements with a supplier providing similar products. Our suppliers’ ability to deliver products may also be affected by financing constraints caused by credit market conditions, which could negatively impact our revenue and cost of products sold, at least until alternate sources of supply are arranged.

In addition, since some of the products that we distribute are produced in foreign countries, we are dependent on long supply chains for the successful delivery of many of our products. The length and complexity of these supply chains make them vulnerable to numerous risks, many of which are beyond our control, which could cause significant interruptions or delays in delivery of our products. Factors such as political instability, the financial instability of suppliers, suppliers’ noncompliance with applicable laws, trade restrictions, labor disputes, currency fluctuations, changes in tariff or import policies, severe weather, terrorist attacks and transport capacity and cost may disrupt these supply chains and our ability to access products and supplies. For example, if the government of China were to reduce or withdraw the tax benefits they provide our Chinese suppliers, the cost of some of our products may increase and our margins could be reduced. We expect more of our products will be imported in the future, which will further increase these risks. If we increase the percentage of our products that are sourced from lower-cost countries, these risks will be amplified. Moreover, these risks will be amplified by our ongoing efforts to consolidate our supplier base across our business units. A significant interruption in our supply chains caused by any of the above factors could result in increased costs or delivery delays and result in a decrease in our net sales and profitability.

We have substantial fixed costs and, as a result, our operating income is sensitive to changes in our net sales.

A significant portion of our expenses are fixed costs (including personnel), which do not fluctuate with net sales. Consequently, a percentage decline in our net sales could have a greater percentage effect on our operating income if we do not act to reduce personnel or take other cost reduction actions. Any decline in our net sales would cause our profitability to be adversely affected. Moreover, a key element of our strategy is managing our assets, including our substantial fixed assets, more effectively, including through sales or other disposals of excess assets. Our failure to rationalize our fixed assets in the time, and within the costs, we expect could have an adverse effect on our results of operations and financial condition.

The development of alternatives to distributors in the supply chain could cause a decrease in our sales and operating results and limit our ability to grow our business.

Our customers could begin purchasing more of their products directly from manufacturers, which would result in decreases in our net sales and earnings. Our suppliers could invest in infrastructure to expand their own local sales force and sell more products directly to our customers, which also would negatively impact our business.

In addition to these factors, our customers may elect to establish connections with their own manufacturing and distribution facilities or service intermediaries, thus curtailing our business opportunities to grow our membership base that use our self-devised office total solutions platform. These changes in the supply chain could adversely affect our financial condition, operating results and cash flows.

Failure to appropriately evaluate the credit profile of our customers and/or delay in settlement of accounts receivable from our customers could materially and adversely impact our operating cash flow. It may result in significant provisions and impairments on our accounts receivable which in turn would have a material adverse impact on our business operations, results of operation, financial condition, and our business pursuits and prospects.

We had $1,772,057 and $668,195 of allowance for credit loss as of March 31, 2026 and 2025. Our customers include various levels of government and state-owned entities. Due to the nature of the customers and the practice of the industry, the Company generally allows a credit period of 30 days to its customers. However, our customers sometimes still require additional time for payment, depending on their internal cash flow budget or various levels of approvals. For example, the average accounts receivable turnover period was approximately 97 days and 128 days for the fiscal years ended March 31, 2026 and 2025, respectively. Due to uncertainty of the timing of collection, we established an allowance for doubtful accounts based on individual account analysis and historical collection trends. We established a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures and a provision on historical trends of collections. Based on the management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and an aging analysis basis. On April 1, 2023, we adopted Accounting Standards Update (“ASU”) 2016-13 “Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments,” by using a modified retrospective transition method, which replaces the incurred loss impairment methodology with an expected loss methodology that is referred to as the current expected credit loss methodology. The adoption of ASU 2016-13 did not have a material impact on our financial statements. We use the roll-rate method to measure the expected credit losses of account receivables on a collective basis when similar risk characteristics exist. The roll-rate method stratifies the receivables balance by delinquency stages and projected forward in one-year increments using historical roll rate. In each year of the simulation, losses on the receivables are captured, and the ending delinquency stratification serves as the beginning point of the next iteration. This process is repeated on a yearly rolling basis. The loss rate calculated for each delinquency stage is then applied to respective receivables balance. The management adjusts the allowance that is determined by the roll-rate method for both current conditions and forecasts of economic conditions. The allowance is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for credit loss after management has determined that the likelihood of collection is not probable. We recorded allowance for credit losses for accounts receivable of $1,425,671 and $538,453 during the years ended March 31, 2026 and 2025, respectively.

While we have implemented policies and measures to improve our management of credit risk and have expanded our efforts in the collection of overdue or long outstanding accounts receivable, there is no assurance that our substantial accounts receivable position with respect to our reported revenue (on a net basis) will not persist in the future given the nature of our business. Any deterioration of the credit profile of our customers or any failure or delay in their settlement of our accounts receivable could put tremendous pressure on our operating cash flow and may result in a material and adverse impact on our business operations, results of operations, and financial condition.

Issues or defects with products may lead to product liability, personal injury or property damage claims, recalls, withdrawals, replacements of products, or regulatory actions by governmental authorities that could divert resources, affect business operations, decrease sales, increase costs, and put us at a competitive disadvantage, any of which could have a significant adverse effect on our financial condition.

We may experience issues or defects with products that may lead to product liability, personal injury or property damage claims, recalls, withdrawals, replacements of products, or regulatory actions by governmental authorities. Any of these activities could result in increased governmental scrutiny, harm to our reputation, reduced demand by customers for our products, decreased willingness by our service providers to provide support for those products, absence or increased cost of insurance, or additional safety and testing requirements. Such results could divert development and management resources, adversely affect our business operations, decrease sales, increase legal fees and other costs, and put us at a competitive disadvantage compared to other companies not affected by similar issues with products, any of which could have a significant adverse effect on our financial condition and results of operations.

Interruptions in the proper functioning of IT systems could disrupt operations and cause unanticipated increases in costs or decreases in revenues, or both.

Because we use our information systems to, among other things, manage inventories and accounts receivable, make purchasing decisions and monitor our results of operations, the proper functioning of our IT systems is critical to the successful operation of our business. Although our IT systems are protected through physical and software safeguards and remote processing capabilities exist, IT systems are still vulnerable to natural disasters, power losses, unauthorized access, telecommunication failures and other problems. If critical IT systems fail, or are otherwise unavailable, our ability to process orders, track credit risk, identify business opportunities, maintain proper levels of inventories, collect accounts receivable and pay expenses and otherwise manage our business units would be adversely affected.

The implementation of our technology initiatives could disrupt our operations in the near term, and our technology initiatives might not provide the anticipated benefits or might fail.

We have made, and will continue to make, significant technology investments in each of our business units and in our administrative functions. Our technology initiatives are designed to streamline our operations to allow our associates to continue to provide high quality service to our customers and to provide our customers a better experience, while improving the quality of our internal control environment. The cost and potential problems and interruptions associated with the implementation of our technology initiatives could disrupt or reduce the efficiency of our operations in the near term. In addition, our new or upgraded technology might not provide the anticipated benefits, it might take longer than expected to realize the anticipated benefits or the technology might fail altogether.

We may face allegations of damage caused by maintenance engineer infringement, it may have a material adverse effect on the company’s operating results and financial conditions.

We engage maintenance engineers in two ways, one is to hire maintenance engineers by signing a labor contract, the other is to sign a cooperation agreement with a third party and the third party appoints a maintenance engineer. Even if the labor contract and the third-party cooperation agreement clearly and strictly stipulates work standards, the maintenance engineers may not strictly implement the existing work standards. Although the cooperation agreement with third party also stipulates that any liability arising from the maintenance service shall be borne by the third party, we may encounter incidents of breach of code of conduct from the staff, safety accidents, or even criminal liability that may lead to risks or liability in the future. If such safety accidents, other incidents or the criminal liability are not handled properly, it may have an adverse impact on our brand and ability to operate.

We are subject to payment processing risk.

Our customers pay for our products and services may using a variety of different online payment methods. We rely on third parties to process such payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as delays in receiving payments from payment processors and/or changes to rules or regulations concerning payment processing, our revenue, operating expenses and results of operation could be adversely impacted.

A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any slight slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the military conflict between Russia and Ukraine and armed conflicts between Israel and Hamas. Our business, financial condition and results of operations may be materially and adversely affected by any negative impact on the global economy and capital markets resulting from the conflicts in Ukraine, the Gaza Strip or any other geopolitical tensions.

U.S. and global markets have experienced volatility and disruption following the escalation of geopolitical tensions, including the military conflict between Russia and Ukraine and armed conflicts between Israel and Hamas. Although the length and impact of the ongoing conflicts is highly unpredictable, such conflicts could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situations in Ukraine, the Gaza Strip and globally and assessing their potential impacts on our business. In addition, sanctions on Russia and hostilities involving Israel could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds.

Any of the above mentioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military actions, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus supplement.

The wars in Ukraine and in the Middle East could materially and adversely affect our business and results of operations.

The outbreak of wars in Ukraine and the Middle East has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military incursion and the conflict in the Middle East and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As of the date of this prospectus supplement, to the best knowledge of the Company, we and our PRC subsidiaries (i) do not have any direct business or contracts with any Russian, Ukraine, or Middle East entity as a supplier or customer, (ii) do not have any knowledge whether any our clients or suppliers have any direct business or contracts with any Russian entity, (iii) our business lines of service, projects, or operations were not materially impacted by disruptions caused the war in Ukraine and in the Middle East for the years ended March 31, 2025 and 2024, and (iv) have not been financially affected by the wars in Ukraine and the Middle East. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions or further escalation for the war in the Middle East may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine and in the Middle East, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine and the war in the Middle East, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine and in the Middle East which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Our failure to successfully manage our business expansion, including our expansion into new areas of business, would have a material adverse effect on our results of operations and prospects.

We made investments in business expansion in line with our development strategy through organic growth in the past. In addition, we may, from time to time and when we deem appropriate, expand into new industries which we believe have synergies with our existing operations. Our expansion has created, and will continue to place, substantial demand on our resources. Managing our growth and integrating the acquired businesses will require us to, among other things:

●	comply with the laws, regulations and policies applicable to the acquired businesses, including obtaining timely approval for the construction or expansion of production and mining facilities as required under the relevant PRC laws;

●	maintain adequate control on our business expansion to prevent, among other things, service delays or cost overruns;

●	accumulate expertise and experience in managing the new businesses;

●	gain market acceptance for new products and services and establish relationships with new customers and suppliers;

●	manage relationships with employees, customers and business partners during the course of our business expansion and integration of new businesses;

●	attract, train and motivate members of our management and qualified workforce to support successful business expansion;

●	access debt, equity or other capital resources to fund our business expansion, which may divert financial resources otherwise available for other purposes;

●	divert significant management attention and resources from our other businesses; and

●	strengthen our operational, financial and management controls to maintain the reliability of our reporting processes.

Any significant difficulty in meeting the foregoing or similar requirements could delay or otherwise constrain our ability to implement our expansion plans or result in failure to achieve the expected benefits of the combination or acquisition or write-offs of acquired assets or investments, which in turn would limit our ability to increase operational efficiency, reduce marginal manufacturing costs or otherwise strengthen our market position. Failure to obtain the intended economic benefits from the business expansion could adversely affect our business, financial condition, results of operations and prospects. In addition, we may also experience mixed results from our expansion plans in the short term.

We may not achieve the benefits we expect from recent and future investments and acquisitions and our operations may be materially adversely affected by such investments and acquisitions.

We have made equity investments in or acquisitions of businesses that we believe may complement our existing business or may improve the experience of our customers. While we believe those initiatives may benefit our business long term, such decisions may adversely impact our short- or medium-term operating results. Further, if the businesses we acquire or in which we invest do not subsequently achieve the synergies we expect or do not generate the financial and operational benefits we expect, our investments and acquisitions may not benefit our business strategy or generate sufficient revenues to offset the associated investment or acquisition costs.

Investments and acquisitions present financial, managerial and operational challenges, including difficulty in integrating our operations with businesses we acquire or in which we invest, potential disruption of our ongoing business and distraction of management attention and risks associated with offering new products and services or entering additional markets.

We have limited experience in these new businesses and services and may fail to generate sufficient revenue or other value to justify our investments in these businesses and services. Our customers may not respond favorably to our new services and solutions, which could damage our public image and market reputation and adversely affect our business.

Growth of our business will partially depend on the recognition of our brand. Failure to maintain, protect and enhance our brand would limit our ability to expand or retain our customer base, which would materially adversely affect our business, financial condition and results of operations.

We believe that recognition of our brand among customers and business partners has reduced customer acquisition costs and contributed to the growth and success of our business. Maintaining, protecting and enhancing our brand remains critical to our business and market position. Maintaining, protecting and enhancing our brand depends on several factors, including our ability to:

●	maintain the quality and attractiveness of the services we offer;

●	maintain relationships with landlords and other business partners;

●	increase brand awareness through marketing and brand promotion activities;

●	comply with relevant laws and regulations;

●	compete effectively against existing and future competitors; and

●	preserve our reputation and goodwill generally and in the event of any negative publicity on our services and data security, or other issues affecting us, and China’s agile office space industry in general.

A public perception that we, or other industry participants do not provide satisfactory services, even if factually incorrect or based on isolated incidents, could damage our reputation, diminish the value of our brand, undermine the trust and credibility we have established and negatively impact our ability to attract and retain customers, as well as our business, financial condition and results of operations.

Our success depends upon our ability to attract, train and retain highly qualified associates and key personnel.

To be successful, we must attract, train and retain a large number of highly qualified associates while controlling related labor costs. Our ability to control labor costs is subject to numerous external factors, including prevailing wage rates and health and other insurance costs. We compete with other businesses for these associates and invest significant resources in training and motivating them. There is no assurance that we will be able to attract or retain highly qualified associates in the future, including, in particular, those employed by companies we acquire. A very small proportion of our employees are currently covered by collective bargaining or other similar labor agreements. Historically, the effects of collective bargaining and other similar labor agreements on us have not been significant. However, if a larger number of our employees were to unionize, including in the wake of any future legislation that makes it easier for employees to unionize, the effect on us may be negative. Any inability by us to negotiate acceptable new contracts under these collective bargaining arrangements could cause strikes or other work stoppages, and new contracts could result in increased operating costs. If any such strikes or other work stoppages occur, or if other employees become represented by a union, we could experience a disruption of our operations and higher labor costs. Labor relations matters affecting our suppliers of products and services could also adversely affect our business from time to time.

In addition, our business results depend largely upon our chief executive officer and senior management team as well as our branch managers and sales personnel, including those of companies recently acquired, and their experience, knowledge of local market dynamics and specifications and long-standing customer relationships. We customarily sign employment letters providing for an agreement not to compete with key personnel of companies we acquire in order to maintain key customer relationships and manage the transition of the acquired business. Our inability to retain or hire qualified branch managers or sales personnel at economically reasonable compensation levels would restrict our ability to grow our business, limit our ability to continue to successfully operate our business and result in lower operating results and profitability.

We do not have business insurance coverage. Any future business liability, disruption or litigation we experience might divert management focus from our business and could significantly impact our financial results.

Availability of business insurance products and coverage in China is limited, and most such products are expensive in relation to the coverage offered. We have determined that the risks of disruption, cost of such insurance and the difficulties associated with acquiring such insurances on commercially reasonable terms make it impractical for us to maintain such insurance. As a result, we do not have any business liability, disruption or litigation insurance coverage for our operations in China. Accordingly, a business disruption, litigation or natural disaster may result in substantial costs and divert management’s attention from our business, which would have an adverse effect on our results of operations and financial condition.

We may not be able to identify new products and new product lines and integrate them into our distribution network, which may impact our ability to compete.

Our business depends in part on our ability to identify future products and product lines that complement existing products and product lines and that respond to our customers’ needs. We may not be able to compete effectively unless our product selection keeps up with trends in the markets in which we compete or trends in new products. In addition, our ability to integrate new products and product lines into our distribution network could impact our ability to compete. Furthermore, the success of new products and new product lines will depend on market demand and there is a risk that new products and new product lines will not deliver expected results, which could negatively impact our future sales and results of operations. Our expansion into new markets may present competitive, distribution and regulatory challenges that differ from current ones. We may be less familiar with the target customers and may face different or additional risks, as well as increased or unexpected costs, compared to existing operations. Growth into new markets may also bring us into direct competition with companies with whom we have little or no past experience as competitors. To the extent we are reliant upon expansion into new geographic, industry and product markets for growth and do not meet the new challenges posed by such expansion, our future sales growth could be negatively impacted, our operating costs could increase, and our business operations and financial results could be negatively affected.

Our business will likely require substantial capital expenditures that we may not always be able to obtain at reasonable costs and on acceptable terms. Our results of operations, cash flows, business, financial condition, could be adversely affected if we fail to implement our business strategy, including our growth initiatives.

Our company is in a capital and technology intensive industry which may require substantial capital expenditure. We may need to seek external financing, such as bank and other loans as well as bond offerings, to satisfy our capital needs if cash generated from our operations is insufficient to fund our capital expenditures or if our actual capital expenditures and investments exceed our plans. Our ability to obtain external financing at reasonable costs and on acceptable terms is subject to a variety of factors, such as our credit ratings, financial market conditions and our past or projected financial performance. Rating agencies may downgrade or withdraw our ratings or place us on “credit watch” based on their assessment of a wide range of factors. For example, records of net losses may result in a deterioration of our credit ratings. We recorded a net operation cash flow of $(5,675,011) and ($1,283,432) for the years ended March 31, 2026 and 2025, respectively. We could incur losses in the future, which may adversely affect our corporate ratings and increase our borrowing costs and limit our access to capital markets. Other factors that may be viewed as negative by the rating agencies may also adversely affect our corporate ratings, such as any significant decrease of market price of our products, any significant increase in our level of debt, any negative development in our ongoing or planned projects and so on. In addition, if financial markets experience significant volatility and disruption, it may result in a decrease in the availability of liquidity and credit for borrowers and increase in interest rate or other financing cost. Failure to obtain sufficient funding at reasonable costs and on acceptable terms for our development plans could delay, reduce the scope of, or eliminate future activities or growth initiatives and adversely affect our business and prospects.

Our future financial performance and success depend in large part on our ability to successfully implement our business strategy. We may not be able to successfully implement our business strategy or be able to continue improving our operating results. In particular, we may not be able to continue to achieve all operating cost savings, further enhance our product mix, expand into selected targeted regions or continue to mitigate our exposure to metal price fluctuations.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

Prior to our initial public offering in July 2024, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the fiscal years ended March 31, 2026, 2025, and 2024, we have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. The material weaknesses identified are as follows: (i) no sufficient personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; and (ii) lack of proper IT control related to logical access security. These material weaknesses remained as of March 31, 2024. As a result of inherent limitations, our internal control over financial reporting may not prevent or detect misstatements, errors or omissions.

To remedy our previously identified material weakness, we and the VIEs have undertaken and will continue to undertake steps to strengthen our internal control over financial reporting. These measures include the following:

(i)	The VIEs to hire new accounting staff and consultant with appropriate U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework.

(ii)	We and the VIEs to complement and continue to develop an ongoing program in the form of online courses to provide sufficient and appropriate training for financial reporting and accounting personnel, especially training related to U.S. GAAP and SEC financial reporting requirements. We have also organized and will continue to organize monthly seminars to provide the team an opportunity to communicate and discuss the courses to enhance their understanding. In addition, we have developed internal policy to encourage our accounting staff to obtain U.S. CPA certification.

(iii)	We and the VIEs have assigned, and plan to continue to improve, clear oversight roles and responsibilities for accounting and financial reporting staffs to address accounting and financial reporting issues, especially for non-recurring and complex transactions, to ensure consolidated financial statements and related disclosures are accurate, complete and in compliance with SEC reporting requirements. Entries are made by accounting staffs, approved by accounting managers and reviewed by our Chief Financial Officer.

(iv)	We and the VIEs have taken steps to build and enhance an internal control function. Particularly, each department within the VIEs has built, and plan to continue improve, rules for daily operations to ensure critical risks are managed and mitigated. We have also established control matrix, narrative and flow chart to facilitate self-testing and external audit. We are in the process of standardization and documentation of our daily control activities and expect this to complete by the end of 2024. In addition, we plan to build an internal audit and financial due diligence team to assess our compliance readiness under rule 13a-15 of the Exchange Act and improve overall internal control on a quarterly and annual basis.

(v)	We and VIEs have taken steps to strengthen the supervision and controls on the IT functions, including the enhancement of logical access security.

However, such measures have not been fully implemented and we concluded that the material weakness in our internal control over financial reporting had not been remediated as of March 31, 2026. Due to the nature of the remediation process and the need to allow adequate time after implementation to evaluate and test the effectiveness of the controls, management expects the material weaknesses will be fully remediated in approximately nine to twelve months, and expected the cost to be approximately $160,000 during the curing period.

In addition, once we cease to be an “emerging growth company” as such term is defined under the Jumpstart Our Business Startups Act, or JOBS Act, Section 404 of the Sarbanes-Oxley Act of 2002 and related rules promulgated by the Securities and Exchange Commission, we will be subject to Section 404 of the Sarbanes-Oxley Act of 2002, pursuant to which our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pension insurance, housing provident fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. Besides, pursuant to the Labor Contract Law and its amendments, dispatched employees are intended to be a supplementary form of employment and the fundamental form should be direct employment by enterprises and organizations that require employees.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Unexpected network interruptions, security breaches or computer virus attacks and system failures could have a material adverse effect on our business, financial condition and results of operations.

Our internet-based business depends on the performance and reliability of the internet infrastructure. We cannot assure you that the internet infrastructure we depend on will remain sufficiently reliable for our needs. Any failure to maintain the performance, reliability, security or availability of our network infrastructure may cause significant damage to our ability to attract and retain users and clients. Major risks involving our network infrastructure include:

●	breakdowns or system failures resulting in a prolonged shutdown of our servers;

●	disruption or failure in the national backbone networks in China, which would make it impossible for users and clients to access our online and mobile platforms;

●	damage from natural disasters or other catastrophic events such as typhoon, volcanic eruption, earthquake, flood, telecommunications failure, or other similar events; and

●	any infection by or spread of computer viruses or other system failures.

Any network interruption or inadequacy that causes interruptions in the availability of our online and mobile platforms or deterioration in the quality of access to our online and mobile platforms could reduce user and client satisfaction and result in a reduction in the activity level of our users and clients as well as the number of clients making trading transactions on our platform. Furthermore, increases in the volume of traffic on our online and mobile platforms could strain the capacity of our existing computer systems and bandwidth, which could lead to slower response times or system failures. The internet infrastructure we depend on may not support the demands associated with continued growth in internet usage. This could cause a disruption or suspension in our service delivery, which could hurt our brand and reputation. We may need to incur additional costs to upgrade our technology infrastructure and computer systems in order to accommodate increased demand if we anticipate that our systems cannot handle higher volumes of traffic and transaction in the future.

We may experience a failure in or breach of our operational or information security systems, or those of our third-party service providers, as a result cyber-attacks or information security breaches.

Information security risks have generally increased in recent years because of the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. A failure in or breach of our operational or information security systems, or those of our third-party service providers, because of cyber-attacks or information security breaches could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and/or cause losses. As a result, cyber security and the continued development and enhancement of the controls and processes designed to protect our systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority for us. Although we believe that we have robust information security procedures and other safeguards in place, as cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC where we operate regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On December 28 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review(2021), which took effect on February 15, 2022, required that, the purchase of network products and services by critical information infrastructure operator (“CIIO”) and the data processing activities carries out online platform operators, which affects or may affect national security, shall be subject to cybersecurity review in accordance with the present Measures. An online platform operator who possesses the personal information of no less than one million users shall declare to the Office of Cybersecurity Review for cybersecurity review when offering and listing publicly abroad. Cybersecurity review shall focus on the assessment of national security risk factors of the relevant object or situation:

(i)	risks of illegal control, interference or destruction of critical information infrastructure brought about by the use of products and services;

(ii)	the harm caused by supply interruption of products and services to the business continuity of critical information infrastructure;

(iii)	security, openness, transparency and diversity of sources of products and services, reliability of supply channels, and risks of supply interruption due to political, diplomatic, trade or other factors;

(iv)	information on compliance with Chinese laws, administrative regulations and departmental rules by product and service providers;

(v)	risks of theft, disclosure, damage, illegal use or cross-border transfer of core data, important data or large amounts of personal information;

(vi)	risks of influence, control or malicious use of critical information infrastructure, core data, important data or large amounts of personal information by foreign governments after overseas listing; and

(vii)	Other factors that may endanger critical information infrastructure security and national data security.

According to the Measures for Cybersecurity Review(2021), we are not a CIIO, nor an online platform operator who possesses the personal information of no less than one million users, we are not required to apply for cybersecurity review, and as of the date of this prospectus supplement, we are not received a cybersecurity review notice from CAC.

On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which will take effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Review Measures Draft, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Review Measures Draft further requires that critical information infrastructure operators (“CIIOs”) and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. The deadline for public comments on the Review Measures Draft was July 25, 2021. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

Under the Data Security Law enacted on September 1, 2021, we will not be subject to the cybersecurity review by the CAC for the initial public offering or future offerings, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

Because we are an exempted company incorporated in the Cayman Islands and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are an exempted company incorporated in the Cayman Islands and conduct our operations primarily in China. Substantially all of our assets are located outside of the United States and the proceeds of any future offerings will primarily be held in banks outside of the United States. All of our officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers.

Since our directors and officers currently beneficially own 71.07% of the voting power of our issued and outstanding share capital, they will have great impact in electing directors and approve matters requiring shareholder approval by way of ordinary resolution or special resolution.

Our directors and officers currently beneficially own 71.07% of the voting power of our issued and outstanding share capital. Such concentration of the voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our ordinary shares or prevent our shareholders from realizing a premium over the then-prevailing market price for their ordinary shares.

Renewal of Junzhang Shanghai’s High-Tech Enterprise status could not be assured. Accordingly, we may lose tax-incentives granted by the Chinese government, which could lead to a negative implication on our business operations and revenues.

China’s Ministry of Science & Technology, Ministry of Finance and State Administration of Taxation have jointly revised and improved the “Measures for Administration of Accreditation of High-Tech Enterprises (Guo Ke Fa Huo [2016] No.32).” which include multiple policies that aim to promote and benefit high-tech enterprises. On November 7, 2019, our enterprise met all the requirements and successfully gained the High-Tech status. The status certificate will be valid for three years after the issue date, affording us with tax incentives such as a reduced 15% corporate income tax (CIT) and staff training reimbursements.

With significant tax incentives provided for enterprises with the qualification, China’s government is accordingly stringent in its regulation and inspection of companies applying for the benefits. Organizations to conduct a review. If the enterprise is found to not comply with the conditions, high-tech enterprise status will be withdrawn, and tax authorities will be notified. In addition, status eligibility and requirements may be adjusted and imposed, affecting our certification in the future. Accordingly, it may also potentially have a negative impact on our business. We cannot provide any assurances as to whether such status or tax incentive could be retained in the future.

Certain industry data and information in this prospectus supplement were obtained from third-party sources and were not independently verified by us.

This prospectus supplement contains certain industry data and information from third-party sources. We have not independently verified the data and information contained in such third-party publications and reports. Data and information in such third-party publications and reports may use third-party methodologies, which may differ from the data collection methods used by us. In addition, these industry publications and reports generally indicate that the information is believed to be reliable, but do not guarantee the accuracy and completeness of such information.

Statistical data in these publications also include projections based on a number of assumptions. The agile office space industry may not grow at the rates projected by market data, or at all. If any of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions. Material slowdown of the agile office space industry against the projected rates may have materially adversely affect our business and the market price of our ordinary shares.

Market, economic and other conditions in China may adversely affect the demand for our products and services.

Our industry depends upon the overall level of economic conditions and consumer spending in China. A sustained deterioration in the general economic conditions in China, including any turmoil in the economy, distresses in financial markets, or reduced market liquidity, as well as increased government intervention, may reduce the number of our customers. Small-to-medium size business owners, in particular, are more susceptible to adverse changes in market, economic and regulatory conditions and the level of consumption in China. As a result, the demand for our existing and new products and services could decrease, and our financial performance could be adversely affected.

Adverse market trends may affect our financial performance. Such trends may include, but are not limited to, the followings:

●	fluctuations in consumer demand, which reflect the prevailing economic and demographic conditions;

●	low levels of consumer and business confidence associated with recessionary environments which may in turn reduce consumer spending.

Risks Related to Intellectual Property

If we are not able to adequately protect our proprietary intellectual property and information and protect against third party claims that we are infringing on their intellectual property rights, our results of operations could be adversely affected.

The value of our business depends in part on our ability to protect our intellectual property and information, including our patents, trade secrets, and rights under agreements with third parties, in China and around the world, as well as our customer, employee, and customer data. Third parties may try to challenge our ownership of our intellectual property in China and around the world. In addition, intellectual property rights and protections in China may be insufficient to protect material intellectual property rights in China. Further, our business is subject to the risk of third parties counterfeiting our products or infringing on our intellectual property rights. The steps we have taken may not prevent unauthorized use of our intellectual property. We may need to resort to litigation to protect our intellectual property rights, which could result in substantial costs and diversion of resources. If we fail to protect our proprietary intellectual property and information, including with respect to any successful challenge to our ownership of intellectual property or material infringements of our intellectual property, this failure could have a significant adverse effect on our business, financial condition, and results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely substantially upon trade secret protection as well as non-disclosure agreements with our employees, consultants and third parties, and may in the future rely on copyright and/or trademark protection, to protect our confidential and proprietary information. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using commonly accepted physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive, and time-consuming, and the outcome is unpredictable. Even though we use commonly accepted security measures, trade secret violations are often a matter of state law, and the criteria for protection of trade secrets can vary among different jurisdictions. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our business and competitive position could be harmed.

Third parties may assert ownership or commercial rights to inventions we develop, which could have a material adverse effect on our business.

Third parties may in the future make claims challenging the inventorship or ownership of our intellectual property. Any infringement claims or lawsuits, even if not meritorious, could be expensive and time consuming to defend, divert management’s attention and resources, require us to redesign our products and services, if feasible, require us to pay royalties or enter into licensing agreements in order to obtain the right to use necessary technologies, and/or may materially disrupt the conduct of our business.

In addition, we may face claims by third parties that our agreements with employees, contractors or third parties obligating them to assign intellectual property to us are ineffective or in conflict with prior or competing contractual obligations of assignment, which could result in ownership disputes regarding intellectual property we have developed or will develop and interfere with our ability to capture the commercial value of such intellectual property. Litigation may be necessary to resolve an ownership dispute, and if we are not successful, we may be precluded from using certain intellectual property or may lose our exclusive rights in that intellectual property. Either outcome could harm our business and competitive position.

Third parties may assert that our employees or contractors have wrongfully used or disclosed confidential information or misappropriated trade secrets, which could result in litigation.

We may employ individuals who previously worked with other companies, including our competitors or potential competitors. Although we try to ensure that our employees and contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees or contractors have inadvertently or otherwise used or disclosed intellectual property or personal data, including trade secrets or other proprietary information, of a former employer or other third party. Litigation may be necessary to defend against these claims. If we fail in defending any such claims or settling those claims, in addition to paying monetary damages or a settlement payment, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Our computer systems and operations may be vulnerable to security breaches, which could adversely affect our business.

We believe the safety of our computer network and our secure transmission of information over the internet will be essential to our operations and our services. Our network and our computer infrastructure are potentially vulnerable to physical breaches or to the introduction of computer viruses, abuse of use and similar disruptive problems and security breaches that could cause loss (both economic and otherwise), interruptions, delays or loss of services to our users. It is possible that advances in computer capabilities or new technologies could result in a compromise or breach of the technology we use to protect user transaction data. A party that is able to circumvent our security systems could misappropriate proprietary information, cause interruptions in our operations or utilize our network without authorization. Security breaches also could damage our reputation and expose us to a risk of loss, litigation and possible liability. We cannot guarantee you that our security measures will prevent security breaches.

Risks Related to Our Corporate Structure and Operation

If the PRC government deems that the contractual arrangements in relation to Junzhang Shanghai or Junzhang Beijing, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

The PRC government regulates telecommunications-related businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related businesses. Specifically, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider (except for e-commerce, domestic multi-party communication, storage and forwarding classes and call centers) under the Special Administrative Measures for Access of Foreign Investment (Negative List) (Edition 2021), which was promulgated on December 27, 2021 and implemented on January 1, 2022, and such major foreign investor in a Foreign-Invested Telecommunications Enterprise must have experience in providing value-added telecommunications services, or VATS, and maintain a good track record in accordance with the Administrative Provisions on Foreign-Invested Telecommunications Enterprises (revised in 2016), and other applicable laws and regulations.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries established in PRC and the VIEs. We are the primary beneficiary of and receive the economic benefits of the VIE’s business operations through certain contractual arrangements. Our ordinary shares offered in any future offerings are shares of our offshore holding company instead of shares of the VIE in China.

The VIE contributed almost 100% of the Company’s consolidated results of operations and cash flows for the years ended March 31, 2026 and 2025, respectively. As of March 31, 2026 and 2025, the VIE accounted for almost 100% of the consolidated total assets and total liabilities of the Company.

We rely on and expect to continue to rely on our wholly owned PRC subsidiary’s contractual arrangements with Junzhang Shanghai and Junzhang Beijing and their shareholders to operate our business. These contractual arrangements may not be as effective in providing us with control over the VIEs as ownership of controlling equity interests would be in providing us with control over or enabling us to derive economic benefits from the operations of Junzhang Shanghai and Junzhang Beijing. Under the current contractual arrangements, as a legal matter, if Junzhang Shanghai and Junzhang Beijing or any of their shareholders executing the VIE Agreements fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements (iii) any variable interest entity or its shareholders fail to perform its/his/her obligations under these contractual arrangements, or (iv) if these regulations change or are interpreted differently in the future, our business operations in China would be materially and adversely affected, and the value of your shares would substantially decrease or even become worthless. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC has may be more uncertain as compared to other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert our rights as the primary beneficiary over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

These contractual arrangements may not be as effective as direct ownership in enabling us to oversee the VIEs. For example, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise our contractual rights over the VIEs. The shareholders of our consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIEs.

If the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. For example, if the shareholders of the VIEs refuse to transfer their equity interest in the VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIEs, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIEs and third parties were to impair our rights as the primary beneficiary of the VIEs, our ability to consolidate the financial results of the VIEs would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

In the opinion our PRC legal counsel, each of the contractual arrangements among our WFOE, the VIE and its shareholders governed by PRC laws are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may ultimately take a view that is contrary to the opinion of our PRC legal counsel. In addition, it is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. PRC government authorities may deem that foreign ownership is directly or indirectly involved in the VIE’s shareholding structure. If our corporate structure and contractual arrangements are deemed by the MIIT or the MOFCOM or other regulators having competent authority to be illegal, either in whole or in part, our contractual rights over the consolidated VIE may be impaired and we may have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our VATS business. Furthermore, if we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including, without limitation:

●	revoking the business license and/or operating licenses of our WFOE or the VIEs;

●	discontinuing or placing restrictions or onerous conditions on our operations through any transactions among our WFOE, the VIEs and their subsidiaries;

●	imposing fines, confiscating the income from our WFOE, the VIE or its subsidiaries, or imposing other requirements with which we or the VIEs may not be able to comply;

●	placing restrictions on our right to collect revenues;

●	shutting down our servers or blocking our app/websites;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with the VIEs and deregistering the equity pledges of the VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exercise our rights as the primary beneficiary over the VIEs; or

●	restricting or prohibiting our use of the proceeds of any future financing activities to finance our business and operations in China.

●	taking other regulatory or enforcement actions against us that could be harmful to our business.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of the VIEs in our consolidated financial statements, if the PRC government authorities were to find our corporate structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of the VIEs or our right to receive substantially all the economic benefits and residual returns from the VIEs and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of the VIEs in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations.

The shareholders of the VIEs may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

As of the date of this prospectus supplement, we are not aware any conflicts between the shareholders of the VIEs and us. However, the shareholders of the VIEs may have actual or potential conflicts of interest with us in the future. These shareholders may refuse to sign or breach, or cause the VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIEs, which would have a material and adverse effect on our ability to effectively exercise our contractual rights in the VIEs and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our Company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Junzhang Shanghai, the VIE, has 20 subsidiaries, 19 of which rely on each partner who holds 45% shares of each subsidiary. If we fail to manage our relationships with our subsidiary partners, we may face the competition from the partners in related-party transactions.

Junzhang Shanghai has 23 subsidiaries all around China. In order to develop business and expand the local market, Junzhang Shanghai holds 55% equity in 19 out of 20 of its subsidiaries, and its local business partner holds 45% to develop business and expand the local market. Even if each subsidiary partner has signed the Confidentiality, Intellectual Property and Non-competition Agreements, according with the foregoing mentioned Agreement, each subsidiary partner shall keep confidential the information obtained during the cooperation period and shall not engage in business that competes with the business conducted by us and the subsidiaries during the cooperation period. If Junzhang Shanghai fails to manage our relationship with existing subsidiary partner and the subsidiary partner develops the same or similar business as ours, our business and growth prospects may be materially and adversely affected.

Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures.

Investors of our ordinary shares should be aware that they are purchasing equity in Eshallgo Inc, our Cayman Islands exempted company, which does not directly own substantially all of our business in China conducted by the VIEs. Although we have been advised by our PRC legal counsel that our contractual arrangements constitute valid and binding obligations enforceable against each party of such agreements in accordance with their terms, they may not be as effective in ensuring our interests in Junzhang Beijing and Junzhang Shanghai, our operating entities, as direct ownership. If the PRC operating entities or their respective shareholders fail to perform their respective obligations under the contractual arrangements, we may incur substantial costs and expend substantial resources to enforce our rights. All of these contractual arrangements are governed by and interpreted in accordance with PRC laws, and disputes arising from these contractual arrangements will be resolved through arbitration or litigation in the PRC. However, the legal system in the PRC may involve more uncertainties as compared to other jurisdictions, such as the United States. There are very few precedents and little official guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the outcome of arbitration or litigation. These uncertainties could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements or we experience significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our affiliated entities and may lose control over the assets owned by Junzhang Shanghai or Junzhang Beijing. Our financial performance may be adversely and materially affected as a result and we may not be eligible to consolidate the financial results of the PRC Operating Entities into our financial results.

If we exercise the option to acquire equity ownership of the VIE, the ownership transfer may subject us to certain limitations and substantial costs.

Pursuant to the Special Administrative Measures (Negative List) for Foreign Investment Access (Edition 2021), foreign investors are not allowed to hold more than 50% of the equity interests of any company providing value-added telecommunications services, including ICP services, with the exception of e-commerce, domestic multi-party communications, storage-forwarding, and call centers businesses. Pursuant to the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises promulgated by the State Council, the main foreign investor who invests in a value-added telecommunications business in China must possess prior experience in operating value-added telecommunications businesses and a proven track record of business operations overseas, or the Qualification Requirements. Currently none of the applicable PRC laws, regulations, or rules provides clear guidance or interpretation on the Qualification Requirements. We face the risk of not satisfying the requirement promptly. In addition, the Special Administrative Measures (Negative List) for Foreign Investment Access (Edition 2021) prohibits foreign investors from investing in internet culture activities with the exception of music. If the PRC laws were revised to allow foreign investors to hold more than 50% of the equity interests of value-added telecommunications enterprises, due to the necessity of ICP services, we might be unable to unwind the contractual arrangements before we were able to comply with the Qualification Requirements, or if we attempt to unwind the contractual arrangements before we are able to comply with the Qualification Requirements we may be ineligible to operate our value-added telecommunication and may be forced to suspend their operations, which could materially and adversely affect our business, financial condition, and results of operations.

Pursuant to the contractual arrangements, we have the exclusive right to purchase all or any part of the equity interests in the VIE from the respective equity holders for a nominal price, unless the relevant government authorities or PRC laws request that the equity interests be evaluated upon purchase and in which case the purchase price shall be adjusted based on the evaluation result. Subject to relevant laws and regulations, the respective equity holders shall return any amount of purchase price they have received to WFOE. If such a return of purchase price takes place, the competent tax authority may require WFOE to pay enterprise income tax for ownership transfer income, in which case the amount of tax could be substantial.

Our contractual arrangements may not be as effective in providing operational control as direct ownership and the VIE shareholders may fail to perform their obligations under our contractual arrangements.

Since Negative List stipulate that foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication enterprise (except for e-commerce, domestic multi-party communications, storage-forwarding, and call centers) and the main foreign investor of such enterprise must have experience in providing value-added telecommunications services overseas and maintain a good track record. Since we will launch our e-commerce businesses in office total solution imminently and PRC laws limit foreign equity ownership in such businesses in China, we have to operate value-added telecommunication businesses in China through the VIEs, in which we have no ownership interest and rely on a series of contractual arrangements with the VIEs and its respective equity holders to control and operate these businesses. Our revenue and cash flow from our such businesses are attributed to the VIEs. The contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs. Direct ownership would allow us, for example, to exercise our rights directly or indirectly as a shareholder to effect changes in the boards of directors of the VIEs, which, in turn, could effect changes, subject to any applicable fiduciary obligations at the management level. However, under the contractual arrangements, as a legal matter, if the VIEs or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these contractual arrangements, or we experience significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exercise our rights as the primary beneficiary over the VIEs and may lose control over the assets owned by the VIE. As a result, we may be unable to consolidate the VIEs in our consolidated financial statements, which could materially and adversely affect our financial condition and results of operations.

We are trying to transfer the business, such as the offline office supply sales, leasing and aftersales maintenance services, that does not involve in the Negative List to the WFOE, in which we have the whole ownership interest, and we can fully control and operate these businesses.

Any failure by Junzhang Shanghai and Junzhang Beijing, our consolidated VIEs, or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

We refer to the shareholders of the VIEs as their nominee shareholders because although they remain the holders of equity interests on record in the VIEs, pursuant to the terms of the relevant power of attorney, such shareholders have irrevocably authorized the individual appointed by WFOE to exercise their rights as a shareholder of the relevant VIEs. If the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of Junzhang Shanghai were to refuse to transfer their equity interest in Junzhang Shanghai to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC may involve more uncertainties as compared to other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. See “Risks Related to Doing Business in the PRC — Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.” Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exercise our rights as the primary beneficiary over our consolidated variable interest entities, and our ability to conduct our business may be negatively affected.

We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares.

We are a holding company and conduct substantially all of our business through our PRC subsidiary, which is a limited liability company established in China. We may rely on dividends to be paid by our PRC subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

As of the date of this prospectus supplement, we have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs. Furthermore, to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash.

Under PRC laws and regulations, our PRC subsidiary, which is a wholly foreign-owned enterprise in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiary generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Junzhang HK. As of the date of this prospectus supplement, EShallGo WFOE currently does not have plan to declare and pay dividends to Junzhang HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Junzhang HK intends to apply for the tax resident certificate when EShallGo WFOE plans to declare and pay dividends to WeTrade Technology. When EShallGo WFOE plans to declare and pay dividends to Junzhang HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions.

Contractual arrangements in relation to the VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIE contractual arrangements were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of the VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIEs for PRC tax purposes, which could in turn increase their tax liabilities without reducing our PRC subsidiaries’ tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the tax liabilities of the VIEs increase or if they are required to pay late payment fees and other penalties.

Our operating income may be significantly affected by monetary policy adjustments. It may have a material adverse effect on the company’s operating results and financial conditions.

Our operating income is mainly the rental interest income generated by the leasing business, and the company’s profitability is mainly affected by the yield of the leasing business and the financing interest rate. As the People’s Bank of China continues to relax interest rate controls, the volatility of interest rates may increase. If the interest rate level fluctuates, the leasing business yield and financing interest rate will also fluctuate, thereby affecting the Company’s profitability.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by the VIEs, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

We rely on contractual arrangements with the VIEs to use, or otherwise benefit from, certain foreign restricted licenses and permits that we need or may need in the future as our business continues to expand, such as the internet content provider license, or the ICP license held by one of the VIEs.

The contractual arrangements contain terms that specifically obligate the VIEs’ shareholders to ensure the valid existence of the VIEs and restrict the disposal of material assets of the VIEs. However, in the event the VIEs’ shareholders breach the terms of these contractual arrangements and voluntarily liquidate the VIEs, or the VIEs declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the VIEs, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if the VIEs undergo a voluntary or involuntary liquidation proceeding, their shareholders or unrelated third-party creditors may claim rights to some or all of the assets of the VIEs, thereby hindering our ability to operate our business as well as constrain our growth.

If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including agreements and contracts that our business relies on, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant local branch of the State Administration for Market Regulation, (“SMAR”) formerly known as the State Administration for Industry and Commerce (“SAIC”). We generally execute legal documents by affixing chops or seals, rather than having the designated legal representatives sign the documents.

We use two major types of chops: corporate chops and finance chops. Chops are seals or stamps used by a PRC company to legally authorize documents, often in place of a signature. We use corporate chops generally for documents to be submitted to government agencies, such as applications for changing business scope, directors or company name, and for legal letters. We use finance chops generally for making and collecting payments, including issuing invoices. Use of corporate chops must be approved by our legal department and administrative department, and use of finance chops must be approved by our finance department. The chops of our subsidiary and consolidated VIE are generally held by the relevant entities so that documents can be executed locally. Although we usually utilize chops to execute contracts, the registered legal representatives of our subsidiary and consolidated VIE have the apparent authority to enter into contracts on behalf of such entities without chops, unless such contracts set forth otherwise.

In order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to the designated key employees of our legal, administrative or finance departments. Our designated legal representatives generally do not have access to the chops. Although we have approval procedures in place and monitor our key employees, including the designated legal representatives of our subsidiary and consolidated VIE, the procedures may not be sufficient to prevent all instances of abuse or negligence. In addition, we also separate the authorized user of chops from the keeper of keys to the storage room and install security camera for the storage room. There is a risk that our key employees or designated legal representatives could abuse their authority, for example, by binding our subsidiary and consolidated VIE with contracts against our interests, as we would be obligated to honor these contracts if the other contracting party acts in good faith in reliance on the apparent authority of our chops or signatures of our legal representatives. If any designated legal representative obtains control of the chop in an effort to obtain control over the relevant entity, we would need to have a shareholder or board resolution to designate a new legal representative to take legal action to seek the return of the chop, apply for a new chop with the relevant authorities, or otherwise seek legal remedies for the legal representative’s misconduct. If any of the designated legal representatives obtains and misuses or misappropriates our chops and seals or other controlling intangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve the matter, while distracting management from our operations, and our business operations may be materially and adversely affected.

Certain judgments obtained against us by our shareholders may not be enforceable.

We conduct most of our operations in China and substantially all of our operations outside of the United States. Most of our assets are located in China, and substantially all of our assets are located outside of the United States. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Risks Related to Doing Business in the PRC

Substantial uncertainties exist with respect to the interpretation and implementation of PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The Ministry of Commerce published a discussion draft of the proposed Foreign Investment Law in January 2015, or the 2015 FIL Draft, which expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the 2015 FIL Draft, VIEs that are controlled via contractual arrangement would also be deemed as foreign invested enterprises, if they are ultimately “controlled” by foreign investors.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

The Special Administrative Measures (Negative List) for the Access of Foreign Investment (2021), as approved by the Central Committee of the Communist Party of China and the State Council became effective on January 1, 2022, upon which the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2020) issued by the National Development and Reform Commission and the Ministry of Commerce on June 23, 2020, was repealed. The Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list”, such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list”, the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the Foreign Investment Law, variable interest entities that are controlled via contractual arrangement would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is included in the “negative list” as restricted industry, the VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC companies or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

The Measures on Reporting of Foreign Investment Information, as approved by the Ministry of Commerce and State Administration for Market Regulation on December 30, and became effective on January 1, 2022, stipulates the Ministry of Commerce shall be responsible for planning and guiding foreign investment information reporting work nationwide, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Notwithstanding the above, the Foreign Investment Law stipulates that foreign investment includes “foreign investors invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council”. Therefore, there are possibilities that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, and then whether our contractual arrangement will be recognized as foreign investment, whether our contractual arrangement will be deemed to be in violation of the foreign investment access requirements and how the above-mentioned contractual arrangement will be handled are uncertain.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

There are substantial uncertainties the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is based on written statutes, and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, PRC’s legal system is still in the process of improvement, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

Therefore, these risks may result in a material change in business operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the Chinese government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is currently impossible to predict how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Although we have taken measures to comply with the laws and regulations that are applicable to our business operations, including the regulatory principles raised by the CBRC, and avoiding conducting any activities that may be deemed as illegal fund-raising, forming capital pool or providing guarantee to investors under the current applicable laws and regulations, the PRC government authority may promulgate new laws and regulations regulating the direct lending service industry in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations relating to illegal fund-raising, forming capital pools or the provision of credit enhancement services. Moreover, we cannot rule out the possibility that the PRC government will institute a license requirement covering our industry at some point in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy, than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us. Any changes in such laws and regulations may impair our ability to operate profitably.

The interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances may change. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Our Company is subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

For example, recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC issued the Trial Measures, which became effective on March 31, 2023. On the same date, the CSRC circulated the Guidance Rules and Notice on CSRC’s official website. Pursuant to the Trial Measures, PRC domestic enterprises that have submitted valid applications for overseas offerings and listing but have not obtained the approval from the relevant overseas regulatory authority or overseas stock exchanges shall complete filings with the CSRC prior to their overseas offerings and listings. We have complied with the Trial Measures and filed with the CSRC the necessary documents. On February 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement. The Opinions, the Trial Measures, the Guidance Rules and Notice, and any related implementing rules to be enacted may subject us to additional compliance requirements in the future, and any non-compliance will result in our being prohibited from listing. Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our ordinary shares or impair our ability to raise money.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if the VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Under the current government leadership, the government of the PRC has been pursuing reform policies which may have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which were available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which require operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. While we believe that our operations are not affected by this, as these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator is already listed overseas. Furthermore, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, will be required to carry out an annual data security review and comply with the relevant reporting obligations.

As of the date of this prospectus supplement, none of the VIEs’ operations involving e-commerce has commenced, and we do not expect to possess more than one million personal data of PRC individual clients, as we mainly target institutional clients. However, given the uncertainties, it is unclear how the final draft Regulations on Network Data Security Management will affect us. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to the future offerings, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. Our PRC shareholders are subject to SAFE regulations, and these shareholders have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these individuals may continue to make required filings or updates on a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from any future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. On June 9, 2016, the SAFE promulgated SAFE Circular 16, which expands the application scope of the willingness settlement to include not only the capital of the foreign-invested enterprises but also the foreign debt fund and the fund from overseas listings. In January 2017, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Reform of Foreign Exchange Administration and Improving the Examination of Authenticity and Compliance (the “SAFE Circular 3”), which stipulates several policies and measures with respect to the outward remittance of foreign exchange profit from direct investment, which require that a bank that handles outward remittance of profits equivalent to more than USD 50,000 for a domestic entity shall, under the principle of true transactions, review the resolution of the board of directors on distribution of profits (or resolution of partners on distribution of profits), original tax record form, and audited financial statements, relating to the outward remittance, and stamp and endorse the relevant original tax record form with the actual remittance amount and remittance date of the profits. A domestic institution shall cover losses in the previous years as legally required before the outward remittance of profits. Besides, SAFE Circular 3 strengthens the examination of authenticity and compliance of outbound direct investment by requiring that when undergoing the registration and outward remittance formalities for outbound direct investment, a domestic entity shall, in addition to submitting relevant materials for examination as required, explain the source of the investment funds and the use of funds (use plan) to the bank, and provide the resolution of the board of directors (or the resolution of partners), contract, or other proof on authenticity of such investment. Banks shall strengthen the examination of authenticity and compliance. In addition, SAFE promulgated the Circular Regarding Further Promotion of the Facilitation of Cross-Border Trade and Investment on October 23, 2019, or SAFE Circular 28, pursuant to which all foreign-invested enterprises can make equity investments in the PRC with their capital funds in accordance with the law. The Circular Regarding Further Optimizing the Cross-border RMB Policy to Support the Stabilization of Foreign Trade and Foreign Investment jointly promulgated by the PBOC, NDRC, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission of the State Council, the China Banking and Insurance Regulatory Commission and SAFE on December 31, 2020 and effective on February 4, 2021 allows the non-investment foreign-invested enterprises to make domestic reinvestment with RMB capital in accordance with the law on the premise that they comply with prevailing regulations and the invested projects in China are authentic and compliant. In addition, if a foreign-invested enterprise uses RMB income under capital accounts to conduct domestic reinvestment, the invested enterprise is not required to open a special deposit account for RMB capital.

We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our Affiliate Entities or finance our operating entity by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, including from the proceeds of the initial public offering or any future financing activities, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary, the VIE and the VIE’s subsidiaries, or may make additional capital contributions to our PRC subsidiary, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE.

We may transfer funds to our PRC subsidiary, which is FIE under PRC laws, or finance such FIE by means of shareholder loans or capital contributions upon completion of our offerings. Any such loans to the FIE cannot exceed statutory limits, which is either the difference between the registered capital and the total investment amount of such FIE, or a multiple of the FIE’s net assets in the previous year, and shall be registered or filed with SAFE, or its local counterparts. Furthermore, any capital contributions we make to the FIE shall be field with the MOFCOM or its local counterparts. We may not be able to obtain these government registrations, filing or approvals on a timely basis, if at all. If we fail to receive such registrations, filing or approvals, our ability to provide loans or capital contributions to the FIEs in a timely manner may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business. In addition, SAFE promulgated the Circular on the Relevant Operating Issues concerning Administration Improvement of Payment and Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 142, on August 29, 2008. SAFE promulgated Circular 45 on November 16, 2011 in order to clarify the application of Circular 142. Under Circular 142 and Circular 45, registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and may not be used for equity investments in the PRC. In addition, foreign-invested companies may not change how they use such capital without SAFE’s approval, and may not in any case use such capital to repay RMB loans if proceeds of such loans have not been utilized. Violations of Circular 142 or Circular 45 may result in severe penalties. On March 30, 2015, SAFE released the Notice on the Reform of the Management Method for the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19, which came into force and superseded SAFE Circular 142 from June 1, 2015. SAFE Circular 19 has made certain adjustments to some regulatory requirements on the settlement of foreign exchange capital of foreign-invested enterprises, and some foreign exchange restrictions under SAFE Circular 142 are lifted. Under SAFE Circular 19, the settlement of foreign exchange by FIEs shall be governed by the policy of foreign exchange settlement at will. In June 2016, SAFE promulgated Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, which removed certain restrictions previously provided under several SAFE circulars in respect of conversion by an FIE of foreign currency registered capital into RMB and use of such RMB capital. However, SAFE Circular 19 and SAFE Circular 16 also reiterate that the settlement of foreign exchange shall only be used for purposes within the business scope of the FIEs. As a result, the applicable circulars may significantly limit our ability to transfer the net proceeds from our initial public offering and subsequent offerings or financings to our FIEs, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

If the VIEs require financial support from us or our PRC subsidiary in the future and we find it necessary to use foreign currency-denominated capital to provide such financial support, our ability to fund the VIE’s operations will be subject to statutory limits and restrictions, including those described above. These circulars may limit our ability to transfer the net proceeds from initial public offering or any future financing activities to the VIEs and our PRC subsidiary, and we may not be able to convert the net proceeds from initial public offering or any future financing activities into Renminbi to invest in or acquire any other PRC companies in China. Despite the restrictions under these SAFE circulars, our PRC subsidiary may use its income in Renminbi generated from their operations to finance the VIEs through entrustment loans to the VIEs or loans to the VIEs’ shareholders for the purpose of making capital contributions to the VIEs. In addition, our PRC subsidiary can use Renminbi funds converted from foreign currency registered capital to carry out any activities within their normal course of business and business scope, including to purchase or lease servers and other relevant equipment and fund other operational needs in connection with their provision of services to the relevant VIE under the applicable exclusive technical support agreements.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or the VIE or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from initial public offering or any future financing activities and to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

All of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government.

While the Chinese economy has experienced significant growth over the past decades, growth has been slowed down, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Furthermore, from time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

We must remit the offering proceeds to the PRC before they may be used to benefit our business in the PRC, and this process may take a number of months.

The proceeds of initial public offering or any future financing activities must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of any future offerings. We may be unable to use these proceeds to grow our business until we receive such proceeds in the PRC. In order to remit the offering proceeds to the PRC, we will take the following actions:

First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to State Administration for Foreign Exchange (“SAFE”) certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

Second, we will remit the offering proceeds into this special foreign exchange account.

Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete but is required by law to be accomplished within 180 days of application. Until the abovementioned approvals, the proceeds of the initial public offering or any future financing activities will be maintained in an interest-bearing account maintained by us in the United States.

Because our business is conducted in RMB and the price of our ordinary shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our ordinary shares offered by this prospectus supplement are offered in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

We principally rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business or financial condition.

We are a holding company, and we principally rely on dividends and other distributions on equity paid by our PRC subsidiaries. Our customers pay for our product and service may using a variety of different online payment methods that may be paid by our PRC subsidiaries and remittances from the VIE, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to the holders of our ordinary shares and service any debt we may incur. If any of our PRC subsidiaries, the VIE, or its subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, wholly foreign-owned enterprises in China, may pay dividends only out of their accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. At the discretion of the wholly foreign-owned enterprise, it may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds, and staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends. Any limitation on the ability of the VIE to make remittance to our wholly-owned PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as Circular 82, which has provided certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities will determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our ordinary shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our ordinary shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our ordinary shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our PRC subsidiary is wholly-owned by our Hong Kong subsidiary. Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC subsidiary must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, projects or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining the “beneficial owner” status. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the relevant Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority.

Even after we obtain the Hong Kong tax resident certificate, we are required by applicable tax laws and regulations to file required forms and materials with relevant PRC tax authorities to prove that we can enjoy 5% lower PRC withholding tax rate. We intend to obtain the required materials and file with the relevant tax authorities when it plans to declare and pay dividends, but there is no assurance that the PRC tax authorities will approve the 5% withholding tax rate.

We are currently delinquent on our statutory obligations to make social insurance and housing provident fund contributions for our employees in China, which may subject us to fines or other penalties by government authorities.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located.

According to the Interim Regulations on the Collection and Payment of Social Insurance Premiums, the Regulations on Work Injury Insurance, the Regulations on Unemployment Insurance and the Trial Measures on Employee Maternity Insurance of Enterprises, enterprises in the PRC shall provide benefit plans for their employees, which include basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance. An enterprise must provide social insurance by making social insurance registration with local social insurance agencies, and shall pay or withhold relevant social insurance premiums for and on behalf of employees. The Law on Social Insurance of the PRC, which was promulgated by the SCNPC on October 28, 2010, became effective on July 1, 2011, and was most recently updated on December 29, 2018, has consolidated pertinent provisions for basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance, and has elaborated in detail the legal obligations and liabilities of employers who do not comply with laws and regulations on social insurance.

According to the Regulations on the Administration of Housing Provident Fund, which was promulgated by the State Counsel and became effective on April 3, 1999, and was amended on March 24, 2002 and was partially revised on March 24, 2019 by the Decision of the State Council on Revising Some Administrative Regulations (Decree No. 710 of the State Council), housing provident fund contributions by an individual employee and housing provident fund contributions by his or her employer shall belong to the individual employee. Registration by PRC companies with the applicable housing provident fund management center is compulsory, and a special housing provident fund account for each of the employees shall be opened at an entrusted bank.

The government supervision of social insurance policy has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As a common phenomenon in China, some of our PRC operating entities incorporated in various locations in China have not adequately paid social insurance and housing provident fund contributions for our employees. According to the Social Insurance Law of the People’s Republic of China, we may be ordered to pay the outstanding social insurance contributions within a prescribed deadline and liable for a late payment fee equal to 0.2% of the outstanding amount for each day of delay, in addition to a fine a fine ranging from RMB 10,000 to RMB 50,000. Furthermore, we may be liable for a fine of one to three times the amount of the outstanding contributions, provided that we still fail to pay the outstanding social insurance contributions within the prescribed deadline. In addition, according to the Regulations on the Administration of Housing Provident Fund, we may be ordered by the Housing Accumulation Fund Management Center to deposit the outstanding funds within a time limit. If we fail to deposit such amounts within the time limit, the Center may petition a people’s court to enforce the payment. As of March 2022, the Company has an estimate of $85,265 in its late payment of social insurance contribution and housing provident fund, and a potential of an estimated $17,659 in late fees. However, due to the varying local policies and other factors, such as a company’s relationship with the local government, each subsidiary or VIE in China may be subject to different treatment. Due to this issue being prevalently faced by the majority of the businesses in China, it has become highly discretional for the local government to decide whether to enforce compliance with the employee social fund regulations, if at all. As of the date of the prospectus supplement, given that (i) the requirement of social insurance and housing fund has not been implemented consistently by the local governments in China given the different levels of economic development in different locations; (ii) pursuant to the Emergency Notice on Practicing Principles of the State Council Executive Meeting and Stabilizing Work on Collecting Social Insurance Premiums promulgated by the Ministry of Human Resources and Social Security on September 21, 2018, local authorities are prohibited from recovering unpaid social insurance premiums from enterprises; (iii) as of the date of this prospectus supplement, the Company had not received any notice or order from the relevant government authorities requesting us to pay the social insurance premiums or housing funds in full; (iv) as of the date of this prospectus supplement, the Company had not received any complaint or report on outstanding social insurance premiums or housing funds, nor had them had any labor dispute or lawsuit with their employees on payments of social insurance premiums or housing provident fund; and (v) the Company had not been subject to any administrative penalties, the Company has not made any provisions in connection with the shortfall of its social insurance contribution and housing provident funds for the year ended March 31, 2026. Furthermore, as of the date of the prospectus supplement, we are not aware of any action, claim, investigation or penalties being conducted or threatened by any government authorities. However, if we are fined or otherwise penalized by government authorities due to our failure to adequately pay social insurance and housing provident fund contributions for our employees, our financial condition may be negatively impacted.

We may face administrative penalty if we fail to register the correct business address.

According to Article 7 of the Company Law of the People’s Republic of China (2018 Amendment), a company’s business license shall specify the company’s name and domicile. If the items recorded in the company’s business license have been changed, the company shall register these changes for the company registration authority to reissue the business license. According to Article 68 of the Regulations on the Administration of Companies Registration of the People’s Republic of China (2016 Amendment), the company registration authority shall order the registration within a time limit and those who fail to register within the time limit shall be fined not less than 10,000 yuan but not more than 100,000 yuan.

Currently, Junzhang Shanghai and a few of its subsidiaries, such as Shanghai Changyun Industrial Development Co., Ltd., Xi’an EShallGo Information Technology Co., Ltd., and EShallGo Office Supplies (Shanghai) Co., Ltd., do not have consistent business address and registered address. This may cause these subsidiaries to face administrative penalties if governmental agencies cannot contact the companies should issues arise.

Changes in international trade policies, trade dispute or the emergence of a trade war, may have a material adverse effect on our business.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers, network carriers and other partners.

International trade disputes could result in tariffs and other protectionist measures that could adversely affect our business. Tariffs could increase the cost of the goods and products which could affect consumers’ discretionary spending levels and therefore adversely impact our business. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on consumer confidence, which could adversely affect our business.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that if certain thresholds are triggered, it shall be declared to the Anti-monopoly Law Enforcement Agency of the State Council in advance and shall not be implemented without such declaration. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. The CAC solicited comments on this draft, but there is no timetable as to when it will be enacted.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five relevant guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing. According to the Circular, we can reasonably arrange the timing for submitting the filing application with the CSRC, and shall complete the filing with the CSRC in accordance with the Trial Measures within three years of the offering. In sum, we are subject to the filing requirements of the CSRC for the initial public offering or any future financing activities under the Trial Measures.

At a press conference held for these new regulations (“Press Conference”), officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Overseas Listing Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If it is determined that any approval, filing or other administrative procedures from other PRC governmental authorities is required for any future offering or listing, we cannot assure you that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to fulfill filing procedure as stipulated by the Trial Measures or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

As of the date of this prospectus supplement, we and our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our PRC subsidiaries. In addition, as of the date of this prospectus supplement, we and our PRC subsidiaries are not required to obtain approval or permission from the CSRC or the CAC or any other entity that is required to approve our PRC subsidiaries’ operations or required for us to offer securities to foreign investors under any currently effective PRC laws, regulations, and regulatory rules. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Regulations or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future offshore offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our ordinary shares.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, SEC announced that the PCAOB designated China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCAA. The Company’s predecessor auditor, Marcum Asia CPAs, LLP, or Marcum Asia, and its current auditor, YCM CPA Inc., or YCM, are not subject to this determinations as to inability to inspect or investigate registered firms completely. The Company’s predecessor auditor and its current auditor are based in Manhattan, New York and Irvine, California, respectively, and have been inspected by the PCAOB on a regular basis, and therefore not subject to the determinations announced by the PCAOB on December 16, 2021.

On August 26, 2022, the PCAOB signed an SOP Agreement with the China Securities Regulatory Commission and the MOF. The SOP Agreements establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed the its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditors, the independent registered public accounting firms that issue the audit report included elsewhere in this prospectus supplement, and as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our predecessor and current auditors are headquartered in New York, New York and Irvine, California, respectively, and are subject to inspection by the PCAOB on a regular basis.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange. In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus supplement based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and all of them are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Risks Related to our Securities and This Offering

The dual class structure of our ordinary shares has the effect of concentrating voting control with JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED, which hold in aggregate 71.07% of the total voting power of our share capital, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our memorandum and articles of association and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

As of the date of this prospectus supplement, the authorized share capital of the Company is US$200,000,000 divided into 125,000,000,000 ordinary shares of a par value of US$0.0016 each comprising (i) 112,500,000,000 class A ordinary shares of a par value of US$0.0016 each and (ii) 12,500,000,000 class B ordinary shares of a par value of US$0.0016 each. As of the date of this prospectus supplement, there are 1,656,609 Class A Ordinary Shares and 366,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company and each Class B Ordinary Share shall entitle the holder thereof to four hundred (400) votes on all matters subject to vote at general meetings of the Company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting rights and conversion rights.

The currently issued and outstanding Class B Ordinary Shares are beneficially owned by our Chairman and Chief Executive Officer, Mr. Zhidan Mao and Mr. Qiwei Miao through JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED, respectively, representing 71.07% of the aggregate voting power of our total issued and outstanding share capital as of the date hereof. Because of the four hundred-to-one voting ratio between our Class B Ordinary Shares and Class A Ordinary Shares, Mr. Mao and Mr. Miao will be able to control all matters submitted to our shareholders for approval such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. This concentrated ownership will limit the ability of holders of Class A Ordinary Shares to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial. Furthermore, any future issuances of Class B Ordinary Shares may be dilutive to the voting power of holders of Class A Ordinary Shares.

As a result, for so long as JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED own a controlling or significant voting power in our total issued and outstanding share capital, they generally will be able to determine all matters requiring approval by shareholders and that the concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our memorandum and articles of association and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval.

Even if JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED were to dispose of certain Class B Ordinary Shares such that it would control less than a majority of the voting power of our total issued and outstanding share capital, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. JUNZHANG DIGTAL LIMITED’s and MAGIC IDEAL LIMITED’s controlling or significant ownership of our issued and outstanding share capital may limit your ability to influence corporate actions and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate actions might be taken even if other shareholders, including those who purchase Class A Ordinary Shares in any future financing activities, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our Company, which could have the effect of depriving our other shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any March 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until those standards apply to private companies. We have elected to avail our company of this exemption from new or revised accounting standards and, therefore, will be subject to accounting standards that are available to emerging growth companies.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or provide information at different times, making it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer, and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act. They will not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from Regulation FD (Fair Disclosure) requirements, which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rule requires listed companies to have, among other things, a majority of its board members be independent. However, as a foreign private issuer, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards, which may afford less protection to investors.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company, and substantially all of our assets are located outside of the United States. In addition, a majority of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market. We are also required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our Class A ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The future offerings price for our ordinary shares will be determined through negotiations between the underwriters, investors or the placement agent, and us, and may vary from the market price of our ordinary shares following our offerings. If you purchase our Class A Ordinary Shares in our offering, you may not be able to resell those shares at or above the offering price. We cannot assure you that the offering price of our Class A Ordinary Shares, or the market price following our future offerings, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our subsequent offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

●	In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raised more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we received from our initial public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this prospectus supplement, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our ordinary shares increases.

There may not be an active, liquid trading market for our Class A Ordinary Shares.

Prior to our initial public offering taken place in December 2022, there has been no public market for our Class A Ordinary Shares. An active trading market for our ordinary shares may not develop or be sustained. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The public offering price was determined by negotiations between us and the underwriters based upon a number of factors. The public offering price may not be indicative of prices that will prevail in the trading market.

We have granted and may continue to grant options and other types of awards under our share incentive plan, which may result in increased share-based compensation expenses.

We have granted and may continue to grant options and other types of awards to key employees, directors and consultants to incentivize their performance and align their interests with ours, which may result in increased share-based compensation expenses.

We recognize share-based compensation expenses in our consolidated financial statements in accordance with U.S. GAAP. We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees in the future. However, as a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations. We may re-evaluate the vesting schedules, lock-up period, exercise price or other key terms applicable to the grants under our currently effective share incentive plans from time to time. If we choose to do so, we may experience substantial change in our share-based compensation expenses in the reporting periods following this offering.

On September 1, 2025, the Company adopted a 2024 equity incentive plan (the “2024 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2024 Plan has a maximum number of 2,000,000 class A ordinary shares of the Company available for issuance pursuant to all awards under the 2024 Plan. On November 1, 2024 and April 29, 2025, the Company issued all 2,000,000 class A ordinary shares under 2024 Plan to certain employees and consultants as compensation for their continued service in the Company.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of our initial public offering in December 2022, we have become a public company in the United States. As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

We have a limited trading history.

On July 2, 2024, our Class A Ordinary Shares began trading on the Nasdaq Capital Market. Prior to that, there was no public market for our ordinary shares. Our trading history might never improve in terms of price or volume. We cannot guarantee that our ordinary shares will remain quoted on the Nasdaq Capital Market.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of our initial public offering in July 2024, we are now a publicly listed company in the United States. As a publicly listed company, we are required to file annual reports with the Securities and Exchange Commission. In some cases, we will also need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns as a result of this offering

Because of the highly dilutive nature of this offering, Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns or because our Class A Ordinary Shares continue to trade below Nasdaq’s minimum bid price as a result of this offering, even if we are otherwise able to regain compliance for continued listing on Nasdaq. Therefore, even if we consummate this offering at a price above Nasdaq’s minimum bid price, there can be no assurance that our Class A Ordinary Shares will not again drop below such price, which may cause Nasdaq to delist our Class A Ordinary Shares.

If Nasdaq delists our securities from trading on its exchange for failure to meet its listing standards, and we are not able to list such securities on another national securities exchange, then our Class A Ordinary Shares could be quoted on an over-the-counter market. If this were to occur, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the Class A Ordinary Shares are a “penny stock,” which will require brokers trading the Class A Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability for us to issue additional securities or obtain additional financing in the future.

If securities or industry analysts either do not publish research about Eshallgo or publish inaccurate or unfavorable research about us, Eshallgo’s business, or its market, or if they change their recommendations regarding Class A Ordinary Shares adversely, the trading price or trading volume of the Class A Ordinary Shares could decline.

The trading market for Class A Ordinary Shares is influenced in part by the research and reports that securities or industry analysts may publish about us, its business, Eshallgo’s market, or its competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Class A Ordinary Shares, provide a more favorable recommendation about Eshallgo’s competitors, or publish inaccurate or unfavorable research about its business, the share price of the Class A Ordinary Shares would likely decline. In addition, securities research analysts may establish and publish their own periodic projections for Eshallgo’s business. These projections may vary widely and may not accurately predict the results Eshallgo actually achieves. Its stock price may decline if its actual results do not match the projections of these securities research analysts. Furthermore, if no analysts commence coverage of it, the trading price and volume for Class A Ordinary Shares could be adversely affected. If any analyst who may cover Eshallgo were to cease coverage of Eshallgo or fail to regularly publish reports on Eshallgo, Eshallgo could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of its Class A Ordinary Shares to decline.

There is no public market for the Pre-Funded Warrants.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Stock Market LLC. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants in this offering are speculative in nature.

The Pre-Funded Warrants in this offering do not confer any rights of Class A Ordinary Shares ownership on their holders, but rather merely represent the right to acquire Class A Ordinary Shares at a fixed price. In addition, following this offering, the market value of the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their imputed offering price. The Pre-Funded Warrants will not be listed or quoted for trading on any market or exchange.

Holders of the Pre-Funded Warrants will not have rights of holders of our Class A Ordinary Shares until such warrants are exercised.

Until holders of the Pre-Funded Warrants acquire Class A Ordinary Shares upon exercise of such warrants, holders of the Pre-Funded Warrants will have no rights with respect to the Class A Ordinary Shares underlying such warrants.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

The perceived risk of this potential dilution could cause shareholders to attempt to sell their Class A Ordinary Shares and investors to short our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In addition, sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Plan of Distribution” for a more detailed description of the restrictions on selling our securities after this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase our Class A Ordinary Shares or the Pre-funded Warrants in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us along with our Placement Agent. The offering price for our Class A Ordinary Shares may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the Class A Ordinary Shares that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our Class A Ordinary Shares.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of March 31, 2026, as adjusted to give effect to the Share Consolidation:

●	on an actual basis;

●	on a pro forma as adjusted basis to reflect (i) the issuance and sale 454,968 Class A Ordinary Shares, completed on June 25, 2026, for net proceeds of US$1,315,141, (ii) the issuance of 750,000 Class A Ordinary Shares, completed on July 1, 2026, for net proceeds of US$647,500, (iii) the issuance of 500,000 consultancy shares on August 3, 2026, and (iv) the issuance of 425,000 Class A Ordinary Shares on August 5, 2026, pursuant to the 2026 Plan;

●	on a pro forma as further adjusted basis to reflect the maximum issuance and sale 800,000 Class A Ordinary Shares, at an offering price of US$1.00 per share and 950,000 Pre-Funded Warrants, at an offering price of US$0.99 per Pre-Funded Warrant, and assuming all Pre-Funded Warrants are exercised, for net proceeds of US$1,577,500.

You should read this capitalization table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement and the “Operating and Financial Review and Prospectus” and the audited consolidated financial statements and the related notes for the fiscal years ended March 31, 2026, 2025, and 2024 in the report on Form 20-F filed with the SEC on July 31, 2026.

	As of March 31, 2026 Actual	Pro Forma as Adjusted	Pro Forma as Further Adjusted
Short term loans- unrelated parties	$179,611	$179,611	$179,611
Convertible note payable	279,019	-	-
Promissory note payable	1,314,864	14,864	14,864
Amounts due to related parties	439,912	439,912	439,912
Amounts due to related parties-non current	7,709	7,709	7,709

Shareholder’s Deficit:
Class A Ordinary Shares (US$0.0016 par value, 112,500,000,000 shares authorized, 1,656,609 shares issued and outstanding as of March 31, 2026; 3,786,577 shares issued and outstanding pro forma as adjusted; and 5,536,577 shares issued and outstanding pro forma as further adjusted)*	$2,650	$6,059	$8,859
Class B Ordinary Shares (US$0.0016 par value, 12,500,000,000 shares authorized, 366,000 shares issued and outstanding as of March 31, 2026; 366,000 shares issued and outstanding actual pro forma as adjusted and 366,000 shares issued and outstanding pro forma as further adjusted)*	586	586	586
Additional paid-in capital	22,984,673	26,745,155	28,319,855
Statutory reserves	647,101	647,101	647,101
Accumulated deficit	(14,392,360)	(16,193,610)	(16,193,610)
Accumulated other comprehensive loss	(408,866)	(408,866)	(408,866)
Total shareholders’ equity	8,833,784	10,796,425	12,373,925
Non-controlling interests	5,655,495	5,655,495	5,655,495
Total equity	14,489,279	16,451,920	18,029,420
Total capitalization	$16,710,394	$17,094,016	$18,671,516

*	Retrospectively adjusted to reflect 16-for-1 share consolidation effective on April 20, 2026, authorized share capital increase effective on May 6, 2026.

DILUTION

Our net tangible book value on March 31, 2026 was US$14,414,893, or US$7.13 per Class A ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect of (i) the issuance and sale 454,968 Class A Ordinary Shares, completed on June 25, 2026, for net proceeds of US$1,315,14; (ii) the issuance of 750,000 Class A Ordinary Shares, completed on July 1, 2026, for net proceeds of US$647,500; and (ii) maximum issuance and sale 800,000 Class A Ordinary Shares, at an offering price of US$1.00 per share and 950,000 Pre-Funded Warrants, at an offering price of US$0.99 per Pre-Funded Warrant, and assuming all Pre-Funded Warrants are exercised, for net proceeds of US$1,577,500, our as adjusted net tangible book value as March 31, 2026 would have been US$17,955,034, or US$3.04 per Class A Ordinary Share. This represents an immediate decrease in net tangible book value of US$4.09 per Class A Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of US$2.04 per Class A Ordinary Share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per Class A Ordinary Share to shareholders after the issuance of the Class A Ordinary Share in this offering:

Public offering price per Class A Ordinary Share	US$	1.00
Net tangible book value per Class A Ordinary Share as of March 31, 2026	US$	7.13
Decrease per Class A Ordinary Share attributable to investors under this prospectus supplement	US$	4.09
As adjusted net tangible book value per Class A Ordinary Share after this offering	US$	3.04
Net tangible book value increase per Class A Ordinary Share to new investors	US$	2.04

The foregoing table and discussion is based on 5,536,577 Class A Ordinary Shares issued and outstanding after this offering, assuming the sales of all the securities being offered in this offering, and full exercise of the Pre-Funded Warrants.

USE OF PROCEEDS

Based upon an assumed offering price of US$1.00 per Unit and US$0.99 per Pre-Funded Unit (the assumed offering price per Unit less $0.01), we estimate that we will receive net proceeds from this offering of approximately US$1,577,500, assuming full exercise of the Pre-Funded Warrants, after deducting the Placement Agent’s fees, reimbursement of the Placement Agent’s expenses, and the estimated offering expenses payable by us. We plan to use the net proceeds from this offering for the working capital and other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors - Risks Related to Our Securities and This Offering - We have broad discretion in the use of the net proceeds from this offering and may not use them effectively” on page S-65 of this prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

Eshallgo Inc was incorporated on June 16, 2021 under the Companies Act (Revised) of the Cayman Islands, which we refer to as the “Companies Act” below. We are a Cayman Islands exempted company and our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act, and the common law of the Cayman Islands. As of the date of this prospectus supplement, our authorized share capital is US$200,000,000 divided into 125,000,000,000 ordinary shares of a par value of US$0.0016 each comprising (i) 112,500,000,000 class A ordinary shares of a par value of US$0.0016 each and (ii) 12,500,000,000 class B ordinary shares of a par value of US$0.0016 each, and 3,786,577 Class A Ordinary Shares and 366,000 Class B Ordinary Shares were issued and outstanding.

The following are summaries of the material provisions of our currently effective memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares. As a convenience to potential investors, we provide the below description of Cayman Islands law and our currently effective memorandum and articles of association together with a comparison to similar features under Delaware law.

Ordinary Shares

General

Our authorized share capital is US$200,000,000 divided into 125,000,000,000 ordinary shares of a par value of US$0.0016 each comprising (i) 112,500,000,000 class A ordinary shares of a par value of US$0.0016 each and (ii) 12,500,000,000 class B ordinary shares of a par value of US$0.0016 each. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to four hundred (400) votes on all matters subject to vote at general meetings of the Company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting rights and conversion rights.

All of our issued Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

For so long as JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED own a controlling or significant voting power in our total issued and outstanding share capital, they generally will be able to determine all matters requiring approval by shareholders and that the concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our memorandum and articles of association and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval.

Even if JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED were to dispose of certain Class B Ordinary Shares such that it would control less than a majority of the voting power of our total issued and outstanding share capital, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. JUNZHANG DIGTAL LIMITED’s and MAGIC IDEAL LIMITED’s controlling or significant ownership of our issued and outstanding share capital may limit your ability to influence corporate actions and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate actions might be taken even if other shareholders, including those who purchase Class A Ordinary Shares in this offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our Company, which could have the effect of depriving our other shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, future issuances of Class B Ordinary Shares will be dilutive to holders of Class A Ordinary Shares, and we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to our memorandum and articles of association and the Companies Act. Our currently effective memorandum and articles of association provide that, subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. In addition, subject to any rights and restrictions for the time being attached to any shares, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if, immediately following the date on which the dividend is proposed to be paid, this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company.  Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to four hundred (400) votes on all matters subject to vote at general meetings of the Company. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

An ordinary resolution to be passed by a simple majority of the votes cast by those shareholders as, being entitled to do so, vote in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting of the Company, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes cast by those shareholders as, being entitled to do so, vote in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important corporate matters such as a change of name or making changes to our memorandum and articles of association.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our currently effective memorandum and articles of association do not provide for cumulative voting.

Meetings of Shareholders

The chairman or the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. At least seven calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company.

No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present, shall be a quorum for all purposes. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved. The chairman, if any, shall preside as chairman at every general meeting of the Company.

Meetings of Directors

Subject to the Companies Act, our memorandum and articles of association and any resolutions passed in a general meeting, the business of our Company is managed by the directors. Our directors may meet (either within or outside of the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, the quorum shall be a majority of directors then in office. A resolution in writing signed by all the directors or all the members of a committee of directors entitled to receive notice of a meeting of directors or committee of directors, as the case may be (an alternate director, subject as provided otherwise in the terms of appointment of the alternate director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of directors or committee of directors, as the case may be.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares shall be effected by means of the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not a founder, an affiliate of the founder, or a founder affiliate, or upon a change of control of the ultimate beneficial ownership of any Class B Ordinary Share to any person who is not the founder, an affiliate of the founder, or a founder affiliate, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Share. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in its register of members; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares. Beneficial ownership shall have the meaning set forth in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended.

Transfer of Shares

The instrument of transfer of any share shall be in writing and in any usual or common form or such other form as the directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

The transferor shall be deemed to remain a shareholder until the name of the transferee is entered in the register of members in respect of the relevant shares.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required by the applicable rules of the Nasdaq, be suspended and our register of members closed at such times and for such periods as our board of directors may in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of members closed for more than thirty calendar days in any calendar year.

Winding Up

If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to our currently effective memorandum and articles of association, determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Calls on Shares and forfeiture of Shares

Subject to the terms of the allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares, and each shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our currently effective memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our currently effective memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding other than shares held as treasury shares or (c) if the company has commenced liquidation. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the company’s articles of association. If the articles of association of the company do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our currently effective memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of the Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company.

Alteration of Share Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase the share capital of our Company by new shares of such amount as it thinks expedient;

●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares;

●	subdivide its existing shares, or any of them, into shares of an amount smaller than that fixed by the memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our currently effective memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our currently effective memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our currently effective memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of United Kingdom. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable provisions of the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Reconstructions and amalgamations may be approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. Whilst a dissenting member has the right to express to the court his view that the transaction for which approval is being sought would not provide the members with a fair value for their shares, it can be expected that the court would approve the transaction if it is satisfied that (i) the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with, (ii) the members have been fairly represented at the meeting in question, (iii) the transaction is such as a businessman would reasonably approve and (iv) the transaction is not one that would more properly be sanctioned under some other provisions of the Companies Act or that would amount to a “fraud on the minority”. If the transaction is approved, no dissenting member would have any rights comparable to the appraisal rights (namely the right to receive payment in cash for the judicially determined value of his shares), which may be available to dissenting members of corporations in other jurisdictions.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so accepted unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of, the company to challenge actions where.

●	a company acts or proposes to act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our currently effective memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our currently effective memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Listing

Our Class A Ordinary Shares are traded on Nasdaq Capital Market under the symbol “EHGO”.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Transhare Corporation.

PLAN OF DISTRIBUTION

Univest Securities, LLC has agreed to act as the exclusive Placement Agent in connection with this offering. The Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of our securities, but has agreed to use its best efforts to arrange for the sale of our securities. We have entered into the Securities Purchase Agreement, dated August 19, 2026, directly with the investors in this offering pursuant to which we plan to sell to such investors an aggregate of (i) 800,000 Class A Ordinary Shares and (ii) Pre-Funded Warrants exercisable for up to 950,000 Class A Ordinary Shares. We negotiated the price for the Class A Ordinary Shares and the Pre-Funded Warrants offered in this offering with the investors. The factors considered in determining the price of the Class A Ordinary Shares and Pre-Funded Warrants included the recent market price of our Class A Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to seven percent (7.0%) of the aggregate gross proceeds raised in this offering and up to $50,000 in accountable expenses.

The table below reflects the total offering proceeds, before deducting the estimated offering expenses.

	Per Class A ordinary share	Per Pre- Funded Warrant	Approximate Total (assuming all Pre-Funded Warrants are exercised)(2)
Public offering price	$1.00	0.99	$1,750,000
Placement Agent Fees(1)	$0.07	0.07	$122,500
Proceeds to us, before expenses	$0.93	0.921	$1,627,500

(1)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds raised in this offering.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EHGO.”

We expect that delivery of the Class A Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about August 20, 2026, subject to customary closing conditions.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus supplement under the laws of the Cayman Islands was passed upon by Harney Westwood & Riegels. Ortoli Rosenstadt LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus supplement are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of March 31, 2026 and for the year then ended have been audited by Felix CPAs LLC, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of Felix CPAs LLC is located at 971 US Highway 202N, STE N, Branchburg, NJ 08876.

The consolidated financial statements as of March 31, 2025 and for the year then ended have been audited by YCM CPA INC., an independent registered public accounting firm, as stated in their report (which report is dated August 14, 2025, except for Note 17 and 21, as to which the date is May 26, 2026). Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of YCM CPA, INC. is located at 4482 Barranca Parkway, Suite 239, Irvine, CA 92604.

The consolidated financial statements as of March 31 2024, and for each of the two years in the period ended March 31, 2024 have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report (which report is dated July 31, 2024, except for the Note 20, as to which the date is December 13, 2024). Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of Marcum Asia was located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus supplement the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended March 31, 2026, filed with the SEC on July 31, 2026;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on August 3, 2026, August 3, 2026, August 6, 2026, and August 19, 2026..

●	the description of our Class A Ordinary Shares contained in exhibit 2.1 to our annual report on Form 20-F, filed with the SEC on July 31, 2026, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Eshallgo Inc

No. 37, Haiyi Villa, Lane 97, Songlin Road

Pudong New District

Shanghai, China 200120

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN GET MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

Eshallgo Inc

$100,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, Class A Ordinary Shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Any proceeds from the sale of Class A ordinary shares of a par value of US$0.0001 each (the “Class A Ordinary Shares”) offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 28  for more information.

Our issued and outstanding share capital is a dual class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof, but Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights.

Our Class A Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “EHGO.” On March 23, 2026, the closing price of our Class A Ordinary Shares as reported by the Nasdaq Capital Market was $0.201. As of March 23, 2026, the aggregate market value of EHGO’s outstanding Class A Ordinary Shares held by non-affiliates was approximately US$ 5,261,090 based on 26,505,340 issued and outstanding Class A Ordinary Shares, of which approximately 20,877,340 Class A Ordinary Shares were held by non-affiliates and the per share price of $0.252, which was the closing price of our Class A Ordinary Shares on Nasdaq on January 23, 2026. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement. We may experience price volatility in our stock. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F.

As previously disclosed, on July 23, 2025, the Company received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the minimum closing bid price per share for its class A ordinary shares, par value US$0.0001 per share, was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq provided the Company with a 180 calendar days compliance period, or until January 19, 2026, in which to regain compliance with Nasdaq continued listing requirement. On January 20, 2026, the Company received a letter from Nasdaq, indicating that the Company is granted an additional 180 calendar days, until July 20, 2026, to regain compliance with the minimum bid price requirement of $1.00 per share, as stipulated by Nasdaq Listing Rule 5550(a)(2). If compliance cannot be demonstrated by July 20, 2026, Nasdaq staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq staff’s determination to a Hearings Panel. The Company is currently evaluating options to regain compliance and intends to timely regain compliance with Nasdaq’s continued listing requirement. The Company will use all reasonable efforts to achieve compliance with Rule 5550(a)(2).

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a shell company issuer that operates through its subsidiaries and variable interest entities (“VIEs”).

Unless otherwise stated, as used in this prospectus, the terms “Eshallgo,” “we,” “us,” “our Company,” and the “Company” refer to Eshallgo Inc, an exempted company with limited liability incorporated under the laws of Cayman Islands; “PRC subsidiary,” “Eshallgo WFOE” or “WFOE” refer to Shanghai Eshallgo Enterprise Development (Group) Co., Ltd, a limited liability company organized under the laws of the PRC and our indirect wholly owned subsidiary; the term “consolidated VIEs” or “VIEs” refer to Junzhang Shanghai and Junzhang Beijing, and 19 individually-owned businesses organized under the laws of the PRC.

We are incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations in China through the variable interest entities, Junzhang Digital Technology (Beijing) Co., Ltd. and Junzhang Digital Technology (Shanghai) Co., Ltd., or Junzhang Beijing and Junzhang Shanghai. This is an offering of the Class A Ordinary Shares of the offshore holding company. You are not investing in Junzhang Beijing or Junzhang Shanghai, the VIEs. Neither we nor our subsidiaries own any share in, Junzhang Beijing and Junzhang Shanghai. Instead, we receive the economic benefits of, Junzhang Beijing or Junzhang Shanghai’s business operation through a series of contractual agreements, or the VIE Agreements, which have not been tested in court. As a result of our indirect ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of the VIE. The VIE structure provides contractual exposure to foreign investment in Chinese-based companies where Chinese law prohibits direct foreign investment in the operating companies and investors directly holding equity interests in the Chinese operating entities. However, as of the date of this prospectus, the VIE agreements have not been tested in a court of law. We and our investors do not have an equity ownership in, direct foreign investment in, or control through such ownership/investment of the VIEs. Therefore, the VIE agreements do not give us the same controlling power as if we had equity ownership in the VIE. In August and December 2021, Eshallgo WFOE, which is our PRC subsidiary, Junzhang Shanghai and Junzhang Beijing, and shareholders of Junzhang Shanghai and Junzhang Beijing entered into a series of contractual agreements (the “VIE Agreements”) that established the VIE structure. We have evaluated the guidance in FASB ASC 810 and determined that Eshallgo WFOE is the primary beneficiary of Junzhang Shanghai and Junzhang Beijing and their subsidiaries, for accounting purposes, because, pursuant to the VIE Agreements, the VIE shall pay service fees equal to all of its net income to Eshallgo WFOE, while Eshallgo WFOE has the power to direct the activities of the VIEs that can significantly impact the VIEs’ economic performance and is obligated to absorb all of losses of the VIEs. Such contractual arrangements are designed so that the operations of the VIEs are solely for the benefit of Eshallgo WFOE and, ultimately, Eshallgo. Eshallgo has indirect ownership in 100% of the equity in Eshallgo WFOE. Accordingly, under U.S. GAAP, we treat the VIE and its subsidiaries as consolidated affiliated entities and have consolidated their financial results in our financial statements. Junzhang Shanghai, Junzhang Beijing and their subsidiaries are based in China and are engaged in value-added telecommunication services. Due to PRC legal restrictions on foreign ownership in the value-added telecommunication services, we do not own any equity interest in the VIEs. For a detailed description of the VIE Agreements, see “Corporate Structure” on page 101 of the Company’s Annual Report for the fiscal year ended March 31, 2026 on Form 20-F filed with the SEC on July 31, 2026 (the “2026 Annual Report”).

You are investing in Eshallgo Inc, our holding company incorporated in Cayman Islands, and you are not investing in Junzhang Digital Technology (Shanghai) Co., Ltd. and Junzhang Digital Technology (Beijing) Co., Ltd., the VIEs, in China. Our subsidiaries and the VIEs conduct operations in China, and the VIEs are consolidated for accounting purposes but are not entities in which you will own equity, and our holding company does not conduct operations. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the VIEs or the PRC operating entities under the VIEs, but rather purchasing equity solely in Eshallgo Inc, our Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Risk Factors – Risks Related to Doing Business in the PRC – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” on page 36 and “You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” on page 55  of the 2026 Annual Report.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIEs, and we are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the VIEs and the VIE structure. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinese regulatory authorities disallow this VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our Class A Ordinary Shares, which could cause the value of such securities to significantly decline or become worthless. For a detailed description of the risks relating to the VIE structure, doing business in the PRC, and the offering as a result of the structure. See “Risk Factors – Risks Related to Our Corporate Structure and Operation” and “Risk Factors - Risks Related to Doing Business in the PRC.”

Additionally, we are subject to certain legal and operational risks associated with the VIEs’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. As of the date of this prospectus, neither we nor the VIEs have been involved in any investigations or received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. It is the opinion of our PRC counsel, Beijing DOCVIT Law Firm, that we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022 because (1) we currently do not have over one million users’ personal information; (2) we do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and VIEs, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S.

On February 17, 2023, the China Securities Regulation Commission (“CSRC”) published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. On the same day, the CSRC also promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) on the CSRC’s official website. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. Therefore, we are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus and may be subject to the filing requirements under the Overseas Listing Trial Measures for our future offerings and listing of our securities in an overseas market under the Overseas Listing Trial Measures. If we fail to complete such filing with the CSRC in compliance with the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings, or impose a fine ranging from RMB1 million to RMB10 million on our PRC subsidiary designated to complete such filing and the directly responsible persons will be warned and fined between RMB500,000 and RMB5 million. The New Overseas Listing Rules laid out the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. In the opinion of Beijing DOCVIT Law Firm, our counsel as to certain PRC legal matters, after the completion of this offering pursuant to this prospectus, we require to make the CSRC filing procedure.

We have been closely monitoring regulatory developments in PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering.  As advised by our PRC counsel, Beijing DOCVIT Law Firm, as of the date of this prospectus, although we are required to complete certain filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain approval or permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.  However, since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. If we do not receive or maintain such approval (should the approval is required in the future by the PRC government), or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in the PRC” on page 34 of the 2026 Annual Report for more information.

Eshallgo Inc is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds. Our subsidiary in Hong Kong is also permitted under the laws of Hong Kong SAR to provide funding to Eshallgo Inc through dividend distribution without restrictions on the amount of the funds.  Current PRC regulations permit EShallGo WOFE to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, our Company, our subsidiaries, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. See “Prospectus Summary - Transfers of Cash to and from the VIEs.”

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our equity structure adopt both a direct holding structure and contractual structure. Eshallgo Inc, or Eshallgo, directly controls Shanghai Eshallgo Enterprise Development (Group) co., Ltd., or Eshallgo WFOE or the WFOE, and Hong Kong company, Junzhang Monarch Limited, or Eshallgo HK. Eshallgo WFOE is the primary beneficiary of Junzhang Shanghai and Junzhang Beijing through a series of contractual agreements, under which Eshallgo WFOE has the exclusive right to provide to Junzhang Beijing or Junzhang Shanghai consulting, technical or other services and their respective intellectual property rights in exchange for payments. See “Organizational Structure” and “Contractual Arrangements with the VIEs and Their Shareholders” on page 101 of the 2026 Annual Report respectively for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Eshallgo at the close of this offering, the funds can be directly transferred to Eshallgo HK, and then transferred to subordinate operating entities through the WFOE. Within our contractual structure, the transfer of funds between the WFOE and VIEs are also legal and compliant with the laws and regulations of the PRC.

If the Company intends to distribute dividends, the VIEs will transfer the dividends to Eshallgo WOFE, which then will transfer the dividends to Eshallgo HK in accordance with the laws and regulations of the PRC, and then Eshallgo HK will transfer the dividends to Eshallgo, and the dividends will be distributed from Eshallgo to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. In the reporting periods presented in this prospectus, no cash and other asset transfers have occurred among the Company, its subsidiaries and the VIEs; and no dividends or distributions of a VIE have been made to the Company to date between the holding company and its subsidiaries, or to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its operations. As a result, we do not expect to pay any cash dividends. Furthermore, besides the potential tax consequences mentioned below, although we do not anticipate any difficulties or limitations on our ability to transfer cash between the holding company and the subsidiaries, or between the VIEs and the subsidiaries in the future, we have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash. See “Prospectus Summary – Transfers of Cash to and from the VIEs and Subsidiaries” on page 8, “Summary of Risk Factors - Risks Related to Our Corporate Structure and Operation” on page 25, and “Risk Factors - Risks Related to Our Corporate Structure and Operation – We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares” on page 32 of the 2026 Annual Report.

4. Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Summary of Financial Position and Cash Flows of Eshallgo Inc, its VIEs and the VIE subsidiaries” on page 8, the financial statement beginning on F-1, and “Dividend Policy” on page 132 of the 2026 Annual Report for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the Public Company Accounting Oversight Board United States, or the PCAOB, issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the People’s Republic of China, or the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB recently, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the HFCAA if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Our predecessor auditors, Marcum Asia CPAs LLP and YCM CPA INC., and our current auditor, Felix CPAs LLC, are not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Our predecessor auditors are based in Manhattan, New York and Irvine, California respectively, and have been inspected by the PCAOB on a regular basis. Our current auditor is based in Branchburg, New Jersey and is registered with PCAOB and subject to PCAOB inspection. If trading in our ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. See “Risk Factors — Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 53 of the 2026 Annual Report.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for additional information.

Investing in our Class A Ordinary Shares involves high degree of risks. You should read carefully the discussion of material risks of investing in our Class A Ordinary Shares. See “Risk Factors” beginning on page 12 of the 2026 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

iii

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should carefully read the entire document, including our historical and pro forma financial statements and related notes, to understand our business, the Class A Ordinary Shares, and the other considerations that are important to your decision to invest in the Class A Ordinary Shares.

You should pay special attention to the “Risk Factors” section. Our actual results and future events may differ significantly based upon several factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Investors should note that Eshallgo Inc, our Cayman Islands holding company, does not directly own any substantive operations in the PRC and our businesses in the PRC described in this prospectus are operated through Junzhang Beijing and Junzhang Shanghai, the VIEs in China.

Prospectus Conventions

“PRC” refers to the People’s Republic of China.

“RMB” refers to Renminbi, the official currency, i.e., Yuan, in the PRC.

“JPY” refers to Japanese Yen, the official currency in Japan.

“Eshallgo” refers to Eshallgo Inc, a Cayman Islands exempted company;

“Junzhang HK” refers to Junzhang Monarch Ltd., a Hong Kong SAR company;

“EShallGo Shanghai” or “EShallGo WFOE” refers to Shanghai Eshallgo Enterprise Development (Group) Co., Ltd., a PRC company that is a wholly-owned subsidiary of Junzhang HK.

“Junzhang Shanghai” refers to Junzhang Digital Technology (Shanghai) Co., Ltd., the variable interest entity (“VIE”) in the PRC company contractually related to EShallGo WFOE; its registered address is 12th Floor, Building 16, Jinling Capital, 1000 Jinhai Road, Pudong New Area, Shanghai, China, and the actual business address is Room 1206A, Building 3, No. 1501 Jinsui Road, Pudong New District, Shanghai, China.

“Junzhang Beijing” refers to Junzhang Digital Technology (Beijing) Co., Ltd., the VIE in the PRC contractually related to EShallGo WFOE.

“VIE” refers to variable interest entity.

“VIEs” refers to the variable interest entities, Junzhang Shanghai and Junzhang Beijing.

Junzhang Digital Technology (Suzhou) Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Junzhang Digital Technology (Changzhou) Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Zibo ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Shanghai Lixin Office Equipment Co., Ltd. is a PRC company and a 100% owned subsidiary of Junzhang Shanghai.

ESHALLGO Office Supplies (Shanghai) Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is No. 9, Lane 360, Feihong Road, Hongkou District, Shanghai and the actual business address is Unit 1201, Building 16, Jinling Capital Park, No. 1000 Jinhai Road, Pudong New District, Shanghai.

Changchun ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Shijiazhuang ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Guangzhou ESHALLGO Office Equipment Leasing Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Tianjin ESHALLGO Office Equipment Leasing Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Ningbo Haishu ESHALLGO Junzhang Digital Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Zhengzhou Junzhang Office Equipment Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Junzhang Digital Technology (Nanjing) Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Chengdu Junzhang digital Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Hefei Junzhang EESHALLGO Digital Products Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Chongqing ESHALLGO Office Equipment Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Beijing ESHALLGO Technology Development Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Harbin ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Xi’an ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is Block 4-1-B, Xinqing Yayuan, 17A, Middle Section of Yanta Road, Beilin District, Xi’an, Shaanxi Province, China, and the actual business address is Room 1003, Unit 1, Hongxin Garden, No. 334, East Section of Huancheng South Road, Xi’an, China.

Shanghai Changyun Industrial Development Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is Room 912, Building 4, No. 209, Zhuyuan Road, Suzhou High-tech Zone, Shanghai, China, and the actual business address is Room 18J, No. 2, Lane 1228, Yan’an West Road, Changning District, Shanghai, China.

Shenzhen ESHALLGO Information Technology Co., Ltd., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Hangzhou ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Kunming ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Qingdao ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Qinghai ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

ESHALLGO USA, INC is a U.S. company and a 75% owned subsidiary of Eshallgo Inc and 25% owned subsiediary of Eshallgo WFOE.

Our business is conducted by the VIEs and their subsidiaries, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars (“$” or “US$”), determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars). The relevant exchange rates are listed below:

	March 31, 2025		March 31, 2024		March 31, 2023
	Year-end	Average	Year-end	Average	Year-end	Average
	spot rate	rate	spot rate	rate	spot rate	rate
US$ against RMB	US$1=RMB 7.2579	US$1=RMB 7.2168	US$1=RMB 7.2221	US$1=RMB 7.1530	US$1=RMB 6.8680	US$1=RMB 6.8526
US$ against HK$	US$1= HK$7.7793	US$1= HK$7.7928	—	—	—	—

Overview

Eshallgo Inc (“EShallGo” or the “Company”) was incorporated in the Cayman Islands in June 2021. Through its variable interest entity and operating company, Junzhang Digital Technology (Shanghai) Co., Ltd. (“Junzhang Shanghai”), we have created an extensive geographical presence, which expands throughout 20 provinces in China. Since the Company has been serving as a dealer for nearly all the globally known office supply brands in China, established 155 service points with more than 1000 technicians, and has built its own ERP system as of the date of this prospectus, the Company management, which has three decades of experience in the industry, believes that these qualities have shaped us into what we believe to be one of the leading office solution providers in China with a global vision.

We specialize in two distinct market sectors: office supply sale and leasing, and after-sale maintenance & repair. These market sectors are large and fragmented, and we believe they present opportunities for significant growth through complementary services. Our mission is to become an office integrator and service provider, offering competitive overall office solutions and services, expand our service market beyond office equipment, and continue to create maximum value for customers. We place our customers’ needs, employees’ welfare and shareholders’ value as utmost importance, and we strive to build an enterprise that provides one-stop office solution.

Junzhang Shanghai is an authorized distributor of major brands of office equipment, including HP, Epson, Xerox, Sharp, Toshiba, Konica, Kyocera and other brands. Over the years, our business has expanded to encompass all other supplies offices may require, such as office furniture, IT products, water dispensers, printing paper, among many others. We also provide maintenance with Enterprise Resource Planning (“ERP”) systems we developed on our own. Our office total solution systems bring efficiency and convenience in the office. Our management believes that we have become one of the leading suppliers of office equipment for both private and public sector businesses as well as for large enterprises and institutions such as Ping An Insurance, Taiping Life, Centaline Property, Debon Securities, Tongce Real Estate, among others, and we have developed an e-commerce platform for all types of offices. As of the date of this prospectus, Junzhang Shanghai has established 20 subsidiaries across China and obtained the national high-tech enterprise certification.

Relying on our team’s rich experience in serving customer as well as technology development over the past 20 years, we have created an innovative cross-region service brand, EShallGo, to provide customers from across the country by addressing their customized office needs. As an independently developed solution provider with our own intellectual property rights, EShallGo is adopting “cloud procurement, cloud management and cloud services” and other powerful tools to lay the cornerstones for our future growth plan. We are in the process of establishing a system covering office services, sales, leasing, warranty service and life-time maintenance covering major cities across the country. We have obtained ISO9001, ISO14001, ISO45001 certifications and other national management system certifications.

Although the Chinese economy annual growth rates no longer sustain an unprecedented level of 10%-plus as in the last decades, as 2010 marks the last year China’s GDP grew by 10.3%, the economic activities in China continue to thrive and prosper in recent years, and demand for corporate office services has become a new market growth point. In light of the industry growth, EShallGo is looking to take the lead in this new market by proposing the “Internet & Service E-commerce model”. Although the e-commerce business and related platform is not yet operational and will be launched in the first half if 2025, EShallGo has completed the initial setup of e-commerce and national service outlets and gained initial success in the market. Specifically, Junzhang Shanghai has set up all service categories on the platform that are in line with the industry by acquiring the ICP certificate and EDI certificate, which are business licenses for e-commerce platform operations in China and could take up to two years to obtain. Junzhang Shanghai has also developed its proprietary software, remote management systems and the mobile applications, all of which await to be further refined and tested to accommodate the business-end users, and to be launched in the first half of 2025. Furthermore, Junzhang Shanghai’s continuing geographical expansion efforts have resulted in more than 155 service outlets and more than 1,500 registered technical service personnel in lower-tier cities. These service outlets have contracted with Junzhang Shanghai through one of its 20 subsidiaries to provide local aftersales maintenance and repair services to largely institutional customers of Shanghai Junzhang. In order to continue its expansion efforts, consolidate its relationship with local vendors, and further promote Eshallgo’s brand awareness, Shanghai Junzhang does not currently charge management fees at this stage and allow the service points to retain all service-related revenues. This enabled us to lay a good foundation for Eshallgo’s future e-commerce development. Our long-term goal is to become a leading service provider for not only office total solutions, but also to expand our service technology to other types of house products.

Corporate Structure

We commenced our commercial operations in 2015 through Junzhang Digital Technology (Shanghai) Co., Ltd., or Junzhang Shanghai. On June 16, 2021, to facilitate offshore financing, we incorporated Eshallgo Inc under the laws of the Cayman Islands as our offshore holding company. On June 30, 2021, we established Junzhang Monarch Limited, or Junzhang HK, our wholly-owned Hong Kong subsidiary, and on July 22, 2021, we established Shanghai Eshallgo Enterprise Development (Group) Co., Ltd., or WOFE, which is a wholly-owned subsidiary of Junzhang HK.

Due to restrictions imposed by PRC laws and regulations on foreign ownership of companies that engage in internet, value-added telecommunications services and other related business. Junzhang Shanghai later entered into a series of contractual arrangements with EShallGo Shanghai, which we refer to as the VIE (variable interest entity), and its shareholders. We depend on these contractual arrangements with the VIE, in which we have no ownership interests, and its shareholders to conduct most aspects of our operation. We have relied and expect to continue to rely on these contractual arrangements to conduct our business in China.

Under PRC laws and regulations, our PRC subsidiaries may pay cash dividends to us out of their respective accumulated profits. However, the ability of our PRC subsidiaries to make such distribution to us is subject to various PRC laws and regulations, including the requirement to fund certain statutory funds, as well as potential restriction on currency exchange and capital controls imposed by the PRC governments.

The following diagram illustrates our corporate structure, including our principal subsidiaries and the VIEs:

Eshallgo Inc.
(a Cayman Islands company)
100%
Junzhang Monarch Limited
(a Hong Kong SAR company)
Offshore
100%
Onshore
Shanghai Eshallgo Enterprise Development (Group) Co., Ltd.
(a PRC company)
Contractual Agreements
55%
Junzhang Digital Technology (Suzhou) Co., Ltd.
Junzhang Digital Technology (Changzhou) Co., Ltd.
Zibo ESHALLGO Information Technology Co., Ltd.
(PRC companies)
Junzhang Digital Technology (Beijing) Co., Ltd.
(a PRC company)
Junzhang Digital Technology (Shanghai) Co., Ltd.
(a PRC company)
55%
100%
Ningbo Haishu Eshallgo Junzhang Digital Technology Co., Ltd.
Changchun Eshallgo Information Technology Co., Ltd.
Shijiazhuang Eshallgo Information Technology Co., Ltd.
Guangzhou Eshallgo Office Equipment Leasing Co., Ltd.
Tianjin Eshallgo Office Equipment Leasing Co., Ltd.
Hefei Junzhang Eshallgo Digital Products Co., Ltd.
Shanghai Changyun Industrial Development Co., Ltd.
Shenzhen Eshallgo Information Technology Co., Ltd.
Hangzhou Eshallgo Information Technology Co., Ltd.
Zhengzhou Junzhang Office Equipment Co., Ltd.
Chengdu Junzhang digital Technology Co., Ltd.
Junzhang Digital Technology (Nanjing) Co., Ltd.
Chongqing Eshallgo Office Equipment Co., Ltd.
Beijing Eshallgo Technology Development Co. Ltd.
Harbin Eshallgo Information Technology Co., Ltd.
Xi'an Eshallgo Information Technology Co., Ltd.
Kunming Eshallgo Information Technology Co., Ltd.
Qingdao Eshallgo Information Technology Co., Ltd.
Qinghai Eshallgo Information Technology Co., Ltd.
ESHALLGO Office Supplies (Shanghai) Co., Ltd.
(PRC companies)
Shanghai Lixin Office Equipment Co., Ltd.
(a PRC company)
Equity interest
Contractual arrangement

(i)	Contractual Arrangements with the VIEs and Their Shareholders

Due to PRC legal restrictions on foreign ownership, neither we nor our subsidiaries own any direct equity interest in Junzhang Beijing or Junzhang Shanghai. Instead, for accounting purposes, we are the primary beneficiary and receive the economic benefits of Junzhang Beijing or Junzhang Shanghai’s business operation through a series of contractual arrangements. EShallGo WFOE, Junzhang Beijing, Junzhang Shanghai and the shareholders of Junzhang Shanghai or Junzhang Beijing or entered into a series of contractual arrangements, also known as VIE Agreements, on July 30, 2021 and December 3, 2021. We have evaluated the guidance in FASB ASC 810 and determined that Eshallgo WFOE is the primary beneficiary of the consolidated VIEs, for accounting purposes, because, pursuant to the VIE agreements, the VIEs shall pay service fees equal to all of its net income to Eshallgo WFOE, and Eshallgo WFOE has the power to direct the activities of the VIEs that can significantly impact the VIEs’ economic performance and is obligated to absorb all of losses of the VIEs. The VIE agreements are designed to render the operations of the VIEs to be solely for the benefit of Eshallgo WFOE, and, ultimately, Eshallgo, which has indirect ownership in 100% of the equity in Eshallgo WFOE. Accordingly, under U.S. GAAP, we treat the VIE and its subsidiaries as consolidated affiliated entities and have consolidated their financial results in our financial statements. If Junzhang Beijing or Junzhang Shanghai and their subsidiaries or the shareholders of Junzhang Beijing and Junzhang Shanghai fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements. Furthermore, if we are unable to maintain our rights as the primary beneficiary over the VIEs, we would not be able to continue to consolidate the financial results of the variable interest entity in our financial statements.

The following is a selection of the currently effective contractual arrangements by and among our wholly-owned subsidiary, EShallGo Shanghai, and the VIEs, Junzhang Beijing and Junzhang Shanghai. These contractual arrangements enable us to (i) exercise our rights as the primary beneficiary over the VIEs; (ii) receive substantially all of the economic benefits of the VIEs; and (iii) have an exclusive option to purchase all or part of the equity interests in and assets of it when and to the extent permitted by PRC law.

1)	Shareholders’ Power of Attorney

The shareholders of Junzhang Beijing or Junzhang Shanghai signed shareholders’ Power of Attorney with EShallGo WFOE, pursuant to which each shareholder of Junzhang Beijing or Junzhang Shanghai irrevocably authorized EShallGo WFOE or any person(s) designated by EShallGo WFOE to exercise such shareholder’s rights in Junzhang Beijing or Junzhang Shanghai, including without limitation, the power to participate in and vote at shareholder’s meetings, the power to nominate and appoint the directors, senior management, the power to sell or transfer such shareholder’s equity interest in Junzhang Beijing or Junzhang Shanghai, and other shareholders’ voting rights permitted by the Articles of Association of Junzhang Beijing or Junzhang Shanghai. The shareholders’ Power of Attorney remains irrevocable and continuously valid from the date of execution so long as each shareholder remains as a shareholder of Junzhang Beijing or Junzhang Shanghai.

2)	Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement entered into among EShallGo WFOE, Junzhang Beijing/Junzhang Shanghai and the shareholders of Junzhang Beijing/Junzhang Shanghai, respectively, the shareholders of Junzhang Beijing/Junzhang Shanghai pledged all of their equity interests in Junzhang Beijing/Junzhang Shanghai to EShallGo WFOE to guarantee Junzhang Beijing or Junzhang Shanghai’s obligations under the contractual arrangements including the exclusive business cooperation agreement, the exclusive option agreement and the shareholders’ power of attorney and this equity interest pledge agreement, as well as any loss incurred due to events of default defined therein and all expenses incurred by EShallGo WFOE in enforcing such obligations of Junzhang Beijing, Junzhang Shanghai, or their shareholders. In the event of default defined therein, upon written notice to the shareholders of Junzhang Beijing or Junzhang Shanghai, EShallGo WFOE, as pledgee, will have the right to dispose of the pledged equity interests in Junzhang Beijing or Junzhang Shanghai and priority in receiving the proceeds from such disposition. The shareholders of Junzhang Beijing or Junzhang Shanghai agree that, without EShallGo WFOE’s prior written approval, during the term of the equity pledge agreement, they will not dispose of the pledged equity interests or create or allow any other encumbrance on the pledged equity interests. The pledge shall become effective on such date when the pledge of the equity interest contemplated in the equity interest pledge agreement is registered appropriately, and the pledge shall remain effective until all contractual obligations have been fully performed and all secured indebtedness have been fully paid. The shareholders, Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws.

3)	Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement entered into among EShallGo WFOE, Junzhang Beijing/Junzhang Shanghai and the shareholders of Junzhang Beijing/Junzhang Shanghai, respectively, the shareholders of Junzhang Beijing/Junzhang Shanghai pledged all of their equity interests in Junzhang Beijing/Junzhang Shanghai to EShallGo WFOE to guarantee Junzhang Beijing or Junzhang Shanghai’s obligations under the contractual arrangements including the exclusive business cooperation agreement, the exclusive option agreement and the shareholders’ power of attorney and this equity interest pledge agreement, as well as any loss incurred due to events of default defined therein and all expenses incurred by EShallGo WFOE in enforcing such obligations of Junzhang Beijing, Junzhang Shanghai, or their shareholders. In the event of default defined therein, upon written notice to the shareholders of Junzhang Beijing or Junzhang Shanghai, EShallGo WFOE, as pledgee, will have the right to dispose of the pledged equity interests in Junzhang Beijing or Junzhang Shanghai and priority in receiving the proceeds from such disposition. The shareholders of Junzhang Beijing or Junzhang Shanghai agree that, without EShallGo WFOE’s prior written approval, during the term of the equity pledge agreement, they will not dispose of the pledged equity interests or create or allow any other encumbrance on the pledged equity interests. The pledge shall become effective on such date when the pledge of the equity interest contemplated in the equity interest pledge agreement is registered appropriately, and the pledge shall remain effective until all contractual obligations have been fully performed and all secured indebtedness have been fully paid. The shareholders, Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws.

4)	Spousal Consent Letters

The spouses of the shareholders of Junzhang Shanghai signed spousal consent letters, pursuant to which the spouse unconditionally and irrevocably agreed that the equity interest in Junzhang Shanghai held by them and registered in their names will be disposed of pursuant to the equity interest pledge agreement, the exclusive option agreement and the shareholders’ power of attorney. Each of their spouses agreed not to assert any rights over the equity interest in Junzhang Shanghai held by their respective spouses. In addition, in the event that any spouse obtains any equity interest in Junzhang Shanghai held by his or her spouse for any reason, he or she agreed to be bound by the contractual arrangements.

5)	Exclusive Business Cooperation Agreement

EShallGo WFOE and Junzhang Beijing, and EShallGo WFOE and Junzhang Shanghai entered into exclusive business cooperation agreements, pursuant to which EShallGo WFOE has the exclusive right to provide to Junzhang Beijing or Junzhang Shanghai technical support, consulting services and other services related to, among other things, design and development, operation maintenance, product consulting, and management and marketing consulting. EShallGo WFOE has the exclusive ownership of intellectual property rights created as a result of the performance of this agreement. Junzhang Beijing and Junzhang Shanghai agree to pay EShallGo WFOE service fees at an amount as determined by EShallGo WFOE. This agreement will remain effective upon execution, and unless terminated in accordance with the provisions of this agreement or terminated in writing by EShallGo WFOE. Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws. On July 30, 2021 and December 3, 2021, WFOE executed a supplementary agreement to the Exclusive Business Cooperation Agreement with Junzhang Beijing and Junzhang Shanghai, respectively, which amended the “services fee” to be VIEs’ net income, which is pretax income after deducting relevant costs and reasonable expenses.

6)	Exclusive Option Agreement

EShallGo WFOE, Junzhang Beijing and each of the shareholders of Junzhang Beijing, Junzhang Shanghai and each of the shareholders of Junzhang Shanghai have entered into exclusive option agreements, pursuant to which each of the shareholders of Junzhang Beijing and Junzhang Shanghai irrevocably granted EShallGo WFOE an exclusive call option to purchase, or have its designated person(s) to purchase, at its discretion, all or part of their equity interests in Junzhang Beijing and Junzhang Shanghai, and the purchase price shall be the lowest price permitted by applicable PRC law. Each of the shareholders of Junzhang Beijing and Junzhang Shanghai undertake that, without the prior written consent of EShallGo WFOE, they may not increase or decrease the registered capital or change its structure of registered capital in other manners, dispose of its assets or beneficial interest in the material business or allow the encumbrance thereon of any security interest, incur any debts or guarantee liabilities, enter into any material purchase agreements, enter into any merger, acquisition or investments, amend its articles of association, distribute dividends to any of the shareholders or provide any loans to third parties. The exclusive option agreement will remain effective until all equity interests in Junzhang Beijing or Junzhang Shanghai held by the shareholders of Junzhang Beijing and Junzhang Shanghai are transferred or assigned to EShallGo WFOE or its designated person(s). The shareholders of Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws.

Although we took every precaution available to effectively enforce the contractual and corporate relationship above, these contractual arrangements may still be less effective than direct ownership and that the Company may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise our rights as the primary beneficiary of over the VIEs. The shareholders of our consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel the Company to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective power as the primary beneficiary over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a detailed description of the certainties of the VIE arrangements, see “Risk Factors – Risks Related to Our Corporate Structure and Operation.”

Transfers of Cash to and from the VIEs and Subsidiaries

Eshallgo Inc is a holding company with no operations of its own. We conduct our operations in China primarily through the VIEs in China. We may rely on dividends to be paid by the VIEs and their subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If the VIEs and their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Eshallgo Inc is permitted under the Cayman Islands laws to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Eshallgo HK is also permitted under the laws of Hong Kong to provide funding to EShallGo through dividend distribution without restrictions on the amount of the funds.  As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries, or to the VIEs or investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, or settle amounts owed under the VIE agreements, if any, and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act (Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and our memorandum and articles of association, as amended and restated from time to time, our board of directors has discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account of the Company, provided that in no circumstances may a dividend be paid if this would result in, immediately following the date on which the dividend is proposed to be paid, the company being unable to pay its debts as they fall due in the ordinary course of business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is levied in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not prohibit the transfer of cash from EShallGo to EShallGo HK or from EShallGo HK to EShallGo, provided that each transfer shall comply with PRC foreign exchange laws and regulations. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit our PRC subsidiaries to pay dividends to EShallGo HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the VIEs and their subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from the VIEs and their subsidiaries, to EShallGo WFOE, from EShallGo WFOE to EShallGo HK, and from EShallGo HK to EShallGo. Certain payments from the VIEs and their subsidiaries to EShallGo HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, our PRC subsidiaries have not made any transfers or distributions. Besides the potential tax consequences, we do not anticipate any difficulties or limitations on our ability to transfer cash between the holding company and the subsidiaries, or between the VIEs and the subsidiaries in the future. However, we have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs. Furthermore, to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, EShallGo HK. As of the date of this prospectus, EShallGo WFOE currently does not have any plan to declare and pay dividends to EShallGo HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. EShallGo HK intends to apply for the tax resident certificate when EShallGo WFOE plans to declare and pay dividends to EShallGo HK. When EShallGo WFOE plans to declare and pay dividends to EShallGo HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors - Risks Related to Doing Business in the PRC- We principally rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business or financial condition.” on page S-54.

Summary of Financial Position and Cash Flows of Eshallgo, its VIEs and the VIE subsidiaries

The consolidated financial statements included in this annual report reflect financial position and cash flows of the registrant, Cayman Islands incorporated parent company, Eshallgo Inc, together with those of its subsidiaries, the VIE and the VIE subsidiaries, on a consolidated basis. The tables below are condensed consolidating schedules summarizing separately the financial position and cash flows of the registrant, Cayman Islands incorporated parent company, ESHALLGO INC (“Parent Company” in the tables below), and its subsidiaries, together with eliminating adjustments.

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended March 31, 2025
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Revenues	$—	$—	$1,238,283	$12,233,829	$—	$13,472,112
Service income from VIE and VIE’s subsidiaries	$—	$—	$—	$—	$—	$—
Equity in earnings of subsidiaries and VIEs	$(2,648,393)	$(2,534,310)	$(1,310,001)	$—	$5,182,703	$(1,310,001)
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$—	$—	$—
Net income (loss) attributable to non-controlling interest	—	—	10,272	(112,560)	—	(102,288)
Net loss attributable to Eshallgo Inc	$(10,798,318)	$(2,648,393)	$(2,534,310)	$(1,310,001)	$6,492,704	$(10,798,318)
Comprehensive loss attributable to non-controlling interest	—	—	(9,835)	(94,698)	—	(104,533)
Comprehensive loss attributable to Eshallgo Inc	$(10,851,497)	$(2,701,572)	$(2,585,626)	$(1,325,653)	$6,612,851	$(10,851,497)

	For the Year Ended March 31, 2024
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Revenues	$—	$—	$—	$16,963,957	$—	$16,963,957
Service income from VIE and VIE’s subsidiaries	$—	$—	$13,497	$—	$(13,497)	$—
Equity in earnings of subsidiaries and VIEs	$8,652	$8,652	$—	$—	$(17,304)	$—
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$(13,497)	$13,497	$—
Net income attributable to non-controlling interest	—	—	—	836,679	—	836,679
Net income attributable to Eshallgo Inc	$8,652	$8,652	$8,652	$—	$(17,304)	$8,652
Comprehensive income attributable to non-controlling interest	—	—	—	538,925	—	538,925
Comprehensive loss attributable to Eshallgo Inc	$(517,937)	$(517,937)	$(517,937)	$(501,925)	$1,537,799	$(517,937)

	For the Year Ended March 31, 2023
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Revenues	$—	$—	$—	$18,425,312	$—	$18,425,312
Service income from VIE and VIE’s subsidiaries	$—	$—	$484,866	$—	$(484,866)	$—
Equity in earnings of subsidiaries and VIEs	$477,689	$477,689	$—	$—	$(955,378)	$—
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$(484,866)	$484,866	$—
Net income attributable to non-controlling interest	—	—	—	792,237	—	792,237
Net income attributable to Eshallgo Inc	$477,689	$477,689	$477,689	$—	$(955,378)	$477,689
Comprehensive income attributable to non-controlling interest	—	—	—	362,261	—	362,261
Comprehensive loss attributable to Eshallgo Inc	$(312,477)	$(312,477)	$(312,477)	$(813,430)	$1,438,384	$(312,477)

	As of March 31, 2025
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Cash	$2,885,258	$828,208	$141,583	$3,745,251	$—	$7,600,300
Service fee receivable due from VIE and VIE’s subsidiaries	$—	$—	$1,099,457	$—	$(1,099,457)	$—
Intercompany receivable	$3,564,119	$—	$908,148	$661	$(4,472,928)	$—
Total current assets	$8,046,622	$1,016,017	$3,116,653	$16,364,314	$(5,572,385)	$22,971,221
Investments in subsidiaries and VIEs	$7,032,153	$8,998,099	$7,321,417	$—	$(23,351,669)	$—
Total non-current assets	$7,032,153	$8,998,099	$7,684,418	$1,475,071	$(23,351,669)	$1,838,072
Total Assets	$15,078,775	$10,014,116	$10,801,071	$17,839,385	$(28,924,054)	$24,809,293
Service fee payable due to WFOE	$—	$—	$—	$1,099,457	$(1,099,457)	$—
Intercompany payable	$—	$2,970,071	$1,006,708	$496,149	$(4,472,928)	$—
Total Liabilities	$4,608,677	$2,981,963	$1,787,076	$4,446,845	$(5,572,385)	$8,252,176
Total Shareholders’ Equity	$10,470,098	$7,032,153	$8,998,099	$7,321,417	$(23,351,669)	$10,470,098
Non-controlling interest	$—	$—	$15,896	$6,071,123	$—	$6,087,019
Total Equity	$10,470,098	$7,032,153	$9,013,995	$13,392,540	$(23,351,669)	$16,557,117
Total Liabilities and Equity	$15,078,775	$10,014,116	$10,801,071	$17,839,385	$(28,924,054)	$24,809,293

	As of March 31, 2024
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Cash	$—	$—	$51,857	$5,310,244	$—	$5,362,101
Service fee receivable due from VIE and VIE’s subsidiaries	$—	$—	$1,099,457	$—	$(1,099,457)	$—
Intercompany receivable	$1,008,708	$—	$861,328	$—	$(1,870,036)	$—
Total current assets	$1,008,708	$—	$2,093,363	$17,940,990	$(2,969,493)	$18,073,568
Investments in subsidiaries and VIEs	$9,733,725	$9,733,725	$8,647,070	$—	$(19,467,450)	$8,647,070
Total non-current assets	$9,733,725	$9,733,725	$8,647,070	$1,613,100	$(28,114,520)	$1,613,100
Total Assets	$10,742,433	$9,733,725	$10,740,433	$19,554,090	$(31,084,013)	$19,686,668
Service fee payable due to WFOE	$—	$—	$—	$1,099,457	$(1,099,457)	$—
Intercompany payable	$—	$—	$1,006,708	$863,328	$(1,870,036)	$—
Total Liabilities	$—	$—	$1,006,708	$4,541,587	$(2,969,493)	$2,578,802
Total Shareholders’ Equity	$10,742,433	$9,733,725	$9,733,725	$8,647,070	$(28,114,520)	$10,742,433
Non-controlling interest	$—	$—	$—	$6,365,433	$—	$6,365,433
Total Equity	$10,742,433	$9,733,725	$9,733,725	$15,012,503	$(28,114,520)	$17,107,866
Total Liabilities and Equity	$10,742,433	$9,733,725	$10,740,433	$19,554,090	$(31,084,013)	$19,686,668

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended March 31, 2025
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Net cash provided by (used in) operating activities	$(1,093,115)	$(112,479)	$(1,579,397)	$1,501,559	$—	$(1,283,432)
Net cash used in investing activities	$(4,665,669)	$(2,038,554)	$(183,425)	$(3,345,406)	$5,069,840	$(5,163,214)
Net cash provided by financing activities	$8,644,042	$2,977,807	$1,853,316	$273,659	$(5,069,840)	$8,678,984

	For the Year Ended March 31, 2024
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Net cash provided by (used in) operating activities	$—	$—	$(4,776)	$2,225,194	$—	$2,220,418
Net cash used in investing activities	$—	$—	$(498,341)	$(1,563,434)	$444,834	$(1,616,941)
Net cash provided by financing activities*	$—	$—	$458,341	$36,924	$(444,834)	$50,431

*	During the year ended March 31, 2024, the Company issued $458,341 of Class A ordinary shares and the proceeds were deposited directly into a subsidiary and the VIEs which resulted in an intercompany payable to the parent company.

	For the Year Ended March 31, 2023
	ESHALLGO
	(Cayman	Subsidiary	WFOE			Consolidated
	Islands)	(Hong Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Net cash provided by (used in) operating activities	$—	$—	$(9,592)	$793,532	$—	$783,940
Net cash provided by (used in) investing activities	$—	$—	$(443,437)	$1,162,959	$443,437	$1,162,959
Net cash provided by financing activities*	$—	$—	$520,833	$443,497	$(443,437)	$520,893

*	During the year ended March 31, 2023, the Company issued $548,367 of Class A ordinary shares and the proceeds were deposited directly into a subsidiary and the VIEs which resulted in an intercompany payable to the parent company.

ROLL-FORWARD OF INVESTMENT IN SUBSIDIARIES AND VIE

Balance, March 31, 2023	$10,251,662
Net income	8,652
Foreign Currency Translation Adjustments	(526,589)
Balance, March 31, 2024	$9,733,725
Net loss	(2,648,393)
Foreign Currency Translation Adjustments	(53,179)
Balance, March 31, 2025	$7,032,153

Recent Development

Initial Public Offering

On July 3, 2024, the Company completed its initial public offering. In this offering, the Company issued 1,250,000 Class A Ordinary Shares of par value US$0.0001 each at a price of US$4.00 per share. The Company received gross proceeds in the amount of US$5,000,000 before deducting any underwriting discounts and expenses. The Class A Ordinary Shares began trading on July 2, 2024 on the Nasdaq Capital Market under the ticker symbol “EHGO.”

Adoption of Share Incentive Plans

On September 12, 2024, the Company adopted a 2024 equity incentive plan (the “2024 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2024 Plan has a maximum number of 2,000,000 Class A Ordinary Shares of the Company available for issuance pursuant to all awards under the 2024 Plan. On November 1, 2024, the Company issued 1,531,000 Class A Ordinary Shares to certain employees of the Company as compensation for their continued service in the Company.

On October 15, 2024, the Company adopted a 2025 equity incentive plan (the “2025 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2025 Plan has a maximum number of 3,500,000 Class A ordinary shares of the Company available for issuance pursuant to all awards under the 2025 Plan.

Private Placement

On November 29, 2024, the Company entered into a securities purchase agreement with the Selling Shareholder to place Convertible Debentures with a maturity date of 364 days after the issuance of the first Debenture in the aggregate principal amount of up to $5,000,000 at a purchase price equal to 95% of the subscription amount at each closing, provided that in case of an event of default, the Debenture may, at the Selling Shareholder’s election, become immediately due and payable. In addition, the Company paid a commitment fee equal to 1% of the amount of the Convertible Debentures and a one-time due diligence and structuring fee of $25,000 at the closing. The initial closing of the transaction in the principal amount of $1,500,000 in Debenture occurred on November 29, 2024.

The Selling Shareholder may convert the Debenture in its sole discretion into the Company’s common shares at any time at the lower of $4.756 or 93% of the lowest daily VWAP for the Class A Ordinary Shares during the 5 consecutive trading days immediately preceding the conversion date, provided that the conversion price may not be less than $0.78954 (the “Floor Price”). The Selling Shareholder may not convert any portion of a Debenture if such conversion would result in the Selling Shareholder beneficially owning more than 4.99% of Company’s then issued Class A Ordinary Shares, provided that such limitation may be waived by the Selling Shareholder with 65 days’ notice. Any time after the issuance of the Convertible Debentures that the daily VWAP is less than $0.78954 for a period of 10 consecutive trading days in a period of 15 consecutive trading day period (each such occurrence, an “Amortization Event”) and only for so long as such conditions exist after a Amortization Event, the Company shall make monthly payments beginning on the 10th trading day after the Amortization Event date and continuing on the same day of each successive calendar month. Each monthly payment shall be in an amount equal to the sum of (i) $1,000,000 of the principal or the outstanding principal if the principal is less than such amount plus, (ii) the payment premium of 10% in respect of such amount in (i), and (iii) accrued and unpaid interest hereunder as of each payment date.

The Company also entered into a registration rights agreement, date November 29, 2024, pursuant to which the Company agreed to register for resale the Class A Ordinary Shares issuable pursuant to the Convertible Debentures with the SEC within 21 days from the date of the registration rights agreement.

Pursuant to the securities purchase agreement, the Convertible Debentures were or will be issued in a private placement pursuant to an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.

On October 17, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with the holder of the Convertible Debenture to amend the “Floor Price” of the Convertible Debenture to $0.40 per share.

Changes in Company’s Certifying Accountant

Effective on January 10, 2025, the Company dismissed its independent registered auditor, Marcum Asia CPAs LLP, which action was approved and ratified by the Company’s Board of Directors and the Audit Committee on January 10, 2025. During the Company’s fiscal year ended March 31, 2024 and through January 10, 2025, the date of dismissal, (a) there were no disagreements with Marcum Asia CPAs LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum Asia CPAs LLP, would have caused it to make reference thereto in its reports on the financial statements for such year and (b) there were no “reportable events” as described in Item 16F of Form 20-F, except for the material weakness related to the Company’s internal control over financing reporting, including (i) no sufficient personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; and (ii) lack of proper IT control related to logical access security, which has been disclosed in the Company’s report on Form 20-F for the fiscal year ended March 31, 2024, as amended.

On January 10, 2025, the Board of Directors of the Company and the Audit Committee of the Company approved and ratified the appointment of YCM CPA INC. as its new independent registered public accounting firm to audit the Company’s financial statements, effective January 10, 2025. During the most recent fiscal year ended March 31, 2024 and any subsequent interim periods through the date hereof prior to the engagement of YCM CPA INC., neither the Company, nor someone on its behalf, has consulted YCM CPA INC.

Termination of Securities Purchase Agreement

On December 19, 2024, the Company entered into a securities purchase agreement with a foreign investor, pursuant to which the Company agreed to sell and the investor agreed to buy an aggregate of up to 4,166,660 Class A Ordinary Shares, at a purchase price of US$4.80 per Class A Ordinary Share in ten equal tranches, each of which shall consist of 416,666 Class A Ordinary Shares for a total purchase price of $2,000,000 per tranche.

On March 4, 2025, the parties executed a termination agreement, pursuant to which the parties mutually agreed to terminate the Securities Purchase Agreement and any transactions contemplated thereunder. As of the termination agreement and the date of this Post-Effective Amendment, the Purchaser has not paid any subscription proceeds and the Company has not issued any Class A Ordinary Shares.

Termination of Share Purchase Agreement

On December 16, 2024, the Company entered into a share purchase agreement with (i) Junzhang Monarch Limited, an indirect subsidiary of the Company, (ii) D&K Asset Management (HK) Limited, a company established under the laws of Hong Kong (“D&K”), (iii) the shareholders of D&K (the “D&K Shareholders”), (iv) Shenzhen Qianhai Huiying Technology Power Co., Ltd., a company established under the laws of the People’s Republic of China and an indirect subsidiary of D&K, and (v) Hangzhou Qiaoxin Technology Co., Ltd., a company established under the laws of the People’s Republic of China and a subsidiary of Qianhai Huiying Technology Power Co., Ltd. and an indirect subsidiary of D&K. Pursuant to the share purchase agreement, the Company agreed to issue to the D&K Shareholders 4,000,000 Class A Ordinary Shares, valued at $1.98 per share, which was the closing price of the Company’s Class A Ordinary Shares on October 4, 2024, in exchange for all the equity interest in D&K. The Company has also agreed to pay D&K or the D&K Shareholders $100,000 as deposit within one business day from the date of the Agreement.

On March 4, 2025, the parties executed a termination agreement (the “Termination Agreement between EHGO and D&K”), pursuant to which the parties mutually agreed to terminate the Share Purchase Agreement. As of the Termination Agreement between EHGO and D&K and the date of this Post-Effective Amendment, the Company has not issued any Class A Ordinary Shares to the D&K Shareholders, nor has the equity interest in D&K been transferred to the Company or any of its subsidiaries. The Company has paid the non-refundable deposit.

Our Background

EshallGo, through Junzhang Shanghai, is a one-stop service company dedicated to creating overall solutions for any types of offices. Junzhang Shanghai’s current main business is office equipment and supply sales and aftersales service. Specifically, Junzhang Shanghai has established a long-term cooperation mechanism with world-renowned office equipment makers, such as HP, Epson, Xerox, Sharp, Toshiba, Konica, Kyocera, among others, and is active in the business of providing products and services of office supplies, office equipment leasing, office equipment maintenance services, and related supply chain finance services. However, with more than 20 years of industry experience, our team has developed a vision to move beyond the traditional office supply business model, but to focus on the maintenance and services of these equipment instead. Over the years, our team has built the Company into a holding group with more than 20 provincial-level holding subsidiaries in China, covering all regions of the country and aggregated 150 registered service stations across the country.

As of the date of this prospectus, the Company, through its VIEs, has developed a number of service stations to tend the aftersales needs of its customers across China, and will eventually form cooperative relationships with like-minded businesses to conduct aftersales services together. The subsidiaries currently established are service providers who have completed registration and signed service agreements with Junzhang Shanghai, and help serve tens of thousands of loyal customers all over the country. At the same time, through the brand EShallGo platform developed by Junzhang Digital Technology, a new business model of “Internet + Service e-commerce” can be executed nation-wide. By implementing a centralized online intake platform and dispatching technicians to tend customers’ physical office needs in real-time, EShallGo will establish a model that integrates all online and offline service categories into a one-stop service station. The e-commerce business and related platform is not yet operational, but they will be launched in the first half of 2025.

Our Services

Currently, our main business involves the sales, leasing and maintenance services of office equipment such as printers and copiers. We distribute more than 15 major brands such as HP, Epson, Xerox, Sharp, Toshiba, Konica, and Kyocera.

Sales and Leasing

The sales and leasing process is relatively simple. Our marketing team will make comprehensive customer quotes after obtaining customer’s information, such as the total print volume of the customer, the proportion of A3/A4 format, the proportion of color/black and white coloring, to determine the number of equipment that best suits the customer’s needs and whether the customer should choose to purchase or lease. The equipment we provide is mainly new models of prominent brands mentioned above.

Our clients currently consist of mainly financial service companies and real estate companies, including Taiping Life Insurance, Debon Securities, Fosun Group, Laomiao Gold, Lianjia Real Estate, Centaline Real Estate, Quantuo Real Estate, among others.

The following chart illustrates our sales model, in which the remote management section will be installed:

Services

As the Company grows, it has gradually become clear that our revenue growth will come from the service aspect of our business, which mainly include: (1) Leasing (with installation payment and fixed service fee), (2) after-sales maintenance service, and (3) life-time maintenance service, which is characterized for its high profit margin, high degree of customer adhesion, and long profit cycle, as indicated below:

Service Operations

The Company aims to gradually expand its emphasis on sales and office equipment distribution to a service-oriented model in the future, and to provide our customers with more personalized products and services. Overtime, with our self-developed and standardized management system that entail all aspects of supply, leasing and after-sale services, we aim to boost our cooperation with our customers by expanding the current limited and fragmented after-sales services across China.

Through office equipment sales and aftersales service as our initial business model, we have implemented a streamlined business model and obtained analysis data in the field of smart office and even smart home. The data we collected can be sent to manufacturers, sellers to improve the overall product research, production, sales, purchase, consumer finance and aftersales guidance for different types of service providers, enabling a new long-tail industry ecology.

Currently, the EShallGo service network involves more than 20 provincial-level subsidiaries nationwide in service operations, centered around Shanghai and will expand further over time.

The goal that EShallGo’s office total solution direct repair platform is striving to achieve is to mobilize maintenance technicians of various categories and brands to create a standardized, professional, convenient and streamlined equipment service platform. Specifically, customers can use EshallGo’s mobile App, official website, call center, or simply scan a QR code to request any service or product, and our platform will locate and dispatch experienced technicians nearby for quick diagnosis and delivery of service and product.

Operation Dispatch Process

Currently, EShallGo already distributes products and completes work orders through a mobile App, which is independently developed by Junzhang Shanghai to sort out, among others, task order acceptance, workflow management, real-time positioning, and customer evaluation. Once a work order is placed, the service platform of EShallGo sends the work order to the authorized service center of each of the provincial service point according to the location. The service center then assigns an affiliated or contracted technician to provide onsite services. The average response time for our on-site service of the technician typically does not exceed 4 hours, and the work order can usually be completed as quickly as within 1 hour.

The flowchart for the construction of our operational dispatch process is indicated below:

Visualized IoT and After-sales Service System (To Be Launched)

As a service platform independently developed by EShallGo with our own intellectual property rights, Junzhang Shanghai adopts powerful concepts and tools such as “cloud procurement, cloud management, and cloud services” as the cornerstone to promote the development of the entire platform, and quickly establish an easily accessible platform for users. The service network and supporting team cover major cities across the country. The main functions of remote equipment management software include, among others, automatic equipment fault diagnosis, consumables usage statistics and other various data of equipment.

Furthermore, our dual Mobile App software system will incorporate data from both customer App and the technician App, which can provide timely feedback on the remote use dynamics of the equipment, complete information connection and intercommunication in time, and monitor information feedback. All the data received by the App are collected through our Enterprise Resource Planning (“ERP”) real-time transmission and exchange, and all data and information are reasonably analyzed and managed by EShallGo’s back-end system.

The ERP system is a practical tool independently developed for the office equipment industry. Its main functions include customer contract management, information interaction, data statistics, purchase and sales order management, deposit and withdrawal monitoring, automatic generation of various data and other office solution industry-specific functions. There is no set upper limit to the system capacity.

The e-commerce business and related platform is not yet operational, but they will be launched in the first half of 2025.

Operations of the After-sales Service System

Although the office equipment supply chain has been saturated in China, the realm of technological advance in aftersales has barely been explored. EShallGo has been the pioneer on the technological innovation of after-sales services for more than two decades, around the same time when all these major office equipment brands have entered China. To date, we have developed a dual-app system for both customers and technicians/engineers to provide real-time diagnosis of any technical issues arising out of the office equipment and dispatch quick repair and maintenance service as needed, thereby changing the way the traditional after-sales technical support was operated.

Our aftersales system is dedicated to the aftersales market of the office total solution industry, independently developed by EShallGo. All the software is interoperable, and the data is seamlessly connected, which greatly helps to improve work efficiency, standardize service, and collect and analyze big data.

Our system includes three major software components:

1.	Core ERP Software for the Office Total Solution Market

ERP is the core of the entire service system as it supports and manages EShallGo’s national coverage service network and solves the business needs of customers and technicians located in various locations. For example, it can create a background summary table, making data easily visible at first glance; the data display of each work order of the technician includes information such as location mapping, customer rating, customer signature, which can all be completed on the technician’s mobile phone; real-time invoice can be generated with just one-click based on the services conducted. Because of its ability to conduct a large amount of data analysis, it sufficiently meets the management needs of today’s office total solution industry.

2.	Remote Equipment Management Systems for Both Users and Technicians (to be Launched)

This management system is tailored for customers looking for conventional office solution functions. It provides equipment monitoring, equipment daily consumption management, and equipment repair and maintenance diagnosis to the national coverage service company. This system is being independently developed by EShallGo. It is a database that gathers all the business information of Junzhang Shanghai, provides data support for back-end business and other branch systems, and is also a platform for the Company’s headquarters, local branches and service providers to handle business collaboratively. The system can also undertake the task of providing data reports and analysis, customer big data analysis, and business profit allocation and settlement between the Company and its affiliates and partnered service outlets. Specifically, the background management system entails three modules, each of which carries out a different function that comprehensively streamline the solution process.

a.	Technician-End Mobile App (to be launched)

Technician’s mobile App will include the work order module, leasing and overall solution module, and billing module. Through the back-end data support, it helps technicians successfully complete various equipment tasks, including repairs, maintenance, installation and after-sales customer visits, delivery and signing. Furthermore, it allows technicians to conduct repairs and supplies and parts orders on-site, and transfer on-site tasks to other technicians if necessary. This App can also act as an attendance check-in tool for employees when they conduct business activities outside the Company.

The technician-end mobile App completes the work order module, which includes but not limited to background summary table data, classification data of each work order of the technician such location map, which enables door-to-door service, customer rating, and customer signature.

b.	User-End Mobile App (to be launched)

Customers’ end App will support both Android and Apple smart phones, providing customers with convenient scan codes for repairs and other business-related functions. This App will also be a Quick Response (“QR”) code scanning tool for the customers’ equipment and supplies management needs, such as inventory, requisition registration, new product storage and delivery. Some of the most commonly-used maintenance order tracking functions are also available.

Furthermore, user-end App facilitates the customer’s requests for repairs, tracking, evaluation and other functions. On the other hand, the technician-end App tracks the technician order and documents every step during the service. At the same time, both Apps are connected to the ERP system to collect related data in real time, which brings efficiency and convenience to the Company. Notably, with such efficient data analysis carried out by our dual-all system, any equipment failure will usually be discovered quickly, allowing either customers to fix the problems on their own or the technicians to conduct repairs remotely or onsite.

The function of this software is to connect to the user’s equipment effectively and conveniently, and to facilitate the effective management and repair of customers equipment. ERP is connected to equipment’s usage data, making data collection and analysis more efficient.

Our Competitive Strengths

We believe that we benefit significantly from the following competitive strengths. Through EShallGo’s overall market layout, service-oriented approach, as well as the gradual and in-depth advancement of independent research and development tools, we will change the traditional sales-oriented model in the industry to our goal of comprehensively and accurately tending of customer needs, improving service quality, achieving time efficiency, and enhancing customer satisfaction. We summarize our competitive strengths as follows:

●	Management expertise with over 20 years of experience led by founder Mr. Zhidan Mao, providing deep industry knowledge and a technology-centered approach.

●	Collaborative, results-driven culture focused on customer needs, fast execution, teamwork, and strong supplier and customer relationships.

●	Leadership in a fragmented market with over 150 locations in 20 provinces and strategic consolidation of aftersales services.

●	Specialized business model offering tailored products and value-added services such as fast delivery, expert support, and ERP integration.

●	Strategic diversity in customers, suppliers, geographic presence, products, and markets, reducing risk and increasing growth potential.

●	Technology-driven platform being developed to enhance service efficiency, integrate IoT solutions, and increase technician productivity.

●	Integrated IT infrastructure enabling centralized management, real-time analytics, and seamless customer and internal operations.

●	Strong, long-term supplier relationships allowing volume benefits, early product access, and preferred distributor status.

●	Comprehensive quality control and customer service system, including ISO certifications, GPS-monitored service, and 24-hour customer hotline.

●	Award-winning operations recognized nationally and provincially for service excellence and business integrity.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Class A Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 12 of the 2026 Annual Report.

Risks Related to Doing Business in the PRC

●	Since the PRC legal system is based in part on government policies and internal rules, we may not be aware of our violation of any of these policies and rules, which can change quickly with little advance notice. See “Risk Factors – Risks Related to Doing Business in the PRC – Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position” on page 45 of the 2026 Annual Report.

●	There are uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us. See “Risk Factors – Risks Related to Doing Business in the PRC – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” on page 36 of the 2026 Annual Report.

●	Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations, and could result in a material change in the value of the securities we are registering for sale. See “Risk Factors – Risks Related to Doing Business in the PRC – Substantial uncertainties exist with respect to the interpretation and enactment of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” on page 34 of the 2026 Annual Report.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. See “Risk Factors – Risks Related to Doing Business in the PRC – You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” on page 55 of the 2026 Annual Report.

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations. See “Risk Factors – Risks Related to Doing Business in the PRC – A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition” on page 16 of the 2026 Annual Report.

●	Chinese government can take regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Rules and regulations in China can also change with little advance notice, and actions related to more oversight or control of overseas offerings by the Chinese government could result in a material change in our operations and/or the value of the securities we are registering for sale, and any related action by the Chinese government could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors – Risks Related to Doing Business in the PRC – The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, making it more difficult for us to pursue growth through acquisitions in China” on page 50 of the 2026 Annual Report.

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders. See “Risk Factors – Risks Related to Doing Business in the PRC – Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 47 of the 2026 Annual Report.

●	Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See “Risk Factors – Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 53 of the 2026 Annual Report.

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers. See “Risk Factors – Risks Related to Doing Business in the PRC – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 38 of the 2026 Annual Report.

Risks Related to Our Business and Industry

●	Our industry is highly fragmented and we may not be able to effectively compete against other providers. See “Risk Factors – Risks Related to Our Business and Industry – The industries in which we operate are highly competitive and fragmented, and demand for our products and services could decrease if we are not able to compete effectively” on page 12 of the 2026 Annual Report.

●	We may not be able to maintain long-term relationship with our third-party suppliers and extended supply chains, as a result, our business can be interrupted and our product quality may suffer. See “Risk Factors – Risks Related to Our Business and Industry – We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access products that meet our standards for quality could be adversely affected” on page 14 of the 2026 Annual Report.

●	Our business is heavily dependent on retainment of key suppliers and institutional customers. See Risk Factors – Risks Related to Our Business and Industry – Product shortages may impair our operating results” on page 14 of the 2026 Annual Report.

●	We rely on key personnel to maintain advanced technology in the market. See “Risk Factors – Risks Related to Our Business and Industry – Our success depends upon our ability to attract, train and retain highly qualified associates and key personnel” on page 18 of the 2026 Annual Report.

●	We may face difficulty maintaining our brand image and secure our intellectual property rights. See “Risk Factors – Risks Related to Intellectual Property” on page 25 of the 2026 Annual Report.

Risks Related to Our Corporate Structure and Operation

●	We are a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the PRC and the VIE in the PRC. We do not have direct ownership of the VIEs. We receive the economic benefits of the VIEs’ business operations through certain contractual arrangements. Our Class A Ordinary Shares offered in this offering are shares of our offshore holding company instead of shares of the VIEs in China. We have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs, and to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares” on page 32 of the 2026 Annual Report.

●	If the PRC government deems that the VIE arrangements in relation to the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC and we could be subject to severe penalties or be forced to relinquish our interests in those operations. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – If the PRC government deems that the contractual arrangements in relation to Junzhang Shanghai or Junzhang Beijing, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” on page 27 of the 2026 Annual Report.

●	Any failure by our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – Our contractual arrangements may not be as effective in providing operational control as direct ownership and the VIE shareholders may fail to perform their obligations under our contractual arrangements” on page 31 of the 2026 Annual Report.

●	Contractual arrangements in relation to the variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC variable interest entity owe additional taxes, which could negatively affect our results of operations and the value of your investment. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – If we exercise the option to acquire equity ownership of the VIE, the ownership transfer may subject us to certain limitations and substantial costs” on page 30 of the 2026 Annual Report.

Risks Related to Our Securities and This Offering

●	We do not intend to pay dividends for the foreseeable future.

●	The market price of our Class A Ordinary Shares can be volatile and can fluctuate substantially, which could result in substantial losses for purchasers of our Class A Ordinary Shares in this offering.

●	Short selling may drive down the market price of our Class A Ordinary Shares.

●	Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	Further issuances of Class B Ordinary Shares may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in the Company.

●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

Our predecessor auditor, Marcum Asia, and our current auditor, YCM CPA INC., are not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Our predecessor auditor is based in Manhattan, New York and our current auditor is based in Irvine, Califlronia, and have been inspected by the PCAOB on a regular basis. Therefore, we believe our current auditor and predecessor auditor are not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. Furthermore, if Nasdaq or regulatory authorities decide to apply additional and more stringent criteria to us, it may lead to our securities being delisted. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page S-58.

Corporate Information

Our principal executive office is located at No. 37, Haiyi Villa, Lane 97, Songlin Road, Pudong New District, Shanghai, China 200120. The telephone number of our principal executive offices is +86 400 100 7299. Our registered office provider in the Cayman Islands is Vistra (Cayman) Limited. Our registered office in the Cayman Islands is located at P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at http://www.eshallgo.com/. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, other information contained in this prospectus, the risks described under “Item 3. Key Information - D. Risk Factors” in the Annual Report on Form 20-F for the year ended March 31, 2025, which is herein incorporated by reference. In addition, you should consider the risk factors in any prospectus supplement. Such risks are not exhaustive, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

A copy of our currently effective memorandum and articles of association is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as “our memorandum and articles of association”, respectively, as the “memorandum” and the “articles”).

Eshallgo Inc was incorporated on June 16, 2021 under the Companies Act. We are a Cayman Islands exempted company and our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act, and the common law of the Cayman Islands. We completed a share capital restructuring in July and August 2021. As of the date of this prospectus, our authorized share capital is US$10,000 divided into 100,000,000 ordinary shares of a par value of US$0.0001 each comprising (i) 90,000,000 Class A Ordinary Shares and (ii) 10,000,000 Class B Ordinary Shares, and 26,155,340 Class A Ordinary Shares and 5,856,000 Class B Ordinary Shares were issued and outstanding.

The following are summaries of the material provisions of our memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares. As a convenience to potential investors, we provide the below description of Cayman Islands law and our memorandum and articles of association together with a comparison to similar features under Delaware law.

Ordinary Shares

General

Our authorized share capital is US$10,000 divided into 100,000,000 ordinary shares of a par value of US$0.0001 each comprising 90,000,000 Class A Ordinary Shares and 10,000,000 Class B Ordinary Shares. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company and each Class B Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights.

All of our issued Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

For so long as JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED own a controlling or significant voting power in our total issued and outstanding share capital, they generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of officers;

●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

Even if JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED were to dispose of certain Class B Ordinary Shares such that it would control less than a majority of the voting power of our issued and outstanding share capital, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. JUNZHANG DIGTAL LIMITED’s and MAGIC IDEAL LIMITED’s controlling or significant ownership of our issued and outstanding share capital may limit your ability to influence corporate actions and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate actions might be taken even if other shareholders, including those who purchase Class A Ordinary Shares in this offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our Company, which could have the effect of depriving our other shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, future issuances of Class B Ordinary Shares will be dilutive to holders of Class A Ordinary Shares, and we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to our memorandum and articles of association and the Companies Act. Our articles of association provide that, subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if, immediately following the date on which the dividend is proposed to be paid, this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company.  Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

An ordinary resolution to be passed by a simple majority of the votes cast by those shareholders as, being entitled to do so, vote in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting of the Company, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes cast by those shareholders as, being entitled to do so, vote in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important corporate matters such as a change of name or making changes to our memorandum and articles of association.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting.

Meetings of Shareholders

The chairman or the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. At least seven calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company. A Shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company.

No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all Shares in issue and entitled to vote at such general meeting present, shall be a quorum for all purposes. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved. The chairman, if any, shall preside as chairman at every general meeting of the Company.

Meetings of Directors

Subject to the Companies Act, our memorandum and articles of association and any resolutions passed in a general meeting, the business of our Company is managed by the directors. Our directors may meet (either within or outside of the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, the quorum shall be a majority of directors then in office. A resolution in writing signed by all the directors or all the members of a committee of directors entitled to receive notice of a meeting of directors or committee of directors, as the case may be (an alternate director, subject as provided otherwise in the terms of appointment of the alternate director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of directors or committee of directors, as the case may be.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares shall be effected by means of the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not the founder, an affiliate of the founder, or a founder affiliate, or upon a change of control of the ultimate beneficial ownership of any Class B Ordinary Share to any person who is not the founder, an affiliate of the founder, or a founder affiliate, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Transfer of Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares or Class B Ordinary Shares by written instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may in their absolute discretion to decline the registration of the transfer of any Class A Ordinary Shares or Class B Ordinary Shares which is not fully paid up or on which the Company has a lien.

Winding Up

If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to our memorandum and articles of association, determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Calls on Shares and forfeiture of Shares

Subject to the terms of the allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares, and each shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding other than shares held as treasury shares or (c) if the company has commenced liquidation. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the company’s articles of association. If the articles of association of the company do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights of the holders of shares shall not be deemed to be materially and adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase the share capital of our Company by new shares of such amount as it thinks expedient;

●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;

●	subdivide its existing shares, or any of them, into shares of an amount smaller than that fixed by the memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of United Kingdom. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable provisions of the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Reconstructions and amalgamations may be approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. Whilst a dissenting member has the right to express to the court his view that the transaction for which approval is being sought would not provide the members with a fair value for their shares, it can be expected that the court would approve the transaction if it is satisfied that (i) the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with, (ii) the members have been fairly represented at the meeting in question, (iii) the transaction is such as a businessman would reasonably approve and (iv) the transaction is not one that would more properly be sanctioned under some other provisions of the Companies Act or that would amount to a “fraud on the minority”. If the transaction is approved, no dissenting member would have any rights comparable to the appraisal rights (namely the right to receive payment in cash for the judicially determined value of his shares), which may be available to dissenting members of corporations in other jurisdictions.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so accepted unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of, the company to challenge actions where.

●	a company acts or proposes to act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Listing

Our Class A ordinary shares are traded on Nasdaq Capital Market under the symbol “EHGO”.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Transhare Corporation.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our ordinary shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Eshallgo. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Eshallgo, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization Eshallgo; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Please refer to “Item 10. Additional Information - E. Taxation” of our 2026 Annual Report which is herein incorporated by reference.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$	*
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous		$10,000
Total		$10,000

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since September 30, 2025.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Harney Westwood & Riegels. Ortoli Rosenstadt LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of March 31, 2025 incorporated by reference into this prospectus from our annual report on Form 20-F for the year ended March 31, 2025 have been audited by YCM CPA INC., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of YCM CPA, INC. is located at 4482 Barranca Parkway, Suite 239, Irvine, CA 92604.

The consolidated financial statements as of March 31 2024, and for each of the two years in the period ended March 31, 2024 incorporated by reference into this prospectus from our annual report on Form 20-F for the year ended March 31, 2025, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report (which report is dated July 31, 2024, except for the Note 20, as to which the date is December 13, 2024). Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of Marcum Asia was located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	tax neutrality;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Gaopeng & Partners, our counsel as to Chinese law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the People’s Republic of China (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the People’s Republic of China, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the People’s Republic of China, or in accordance with the principle of reciprocity.

In the event that the people’s court is of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity, the people’s court shall issue ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which shall be implemented in accordance with the relevant laws.  Those judgments or rulings that violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the People’s Republic of China, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity.

PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

●	our Annual Report on Form 20-F for the year ended March 31, 2025 (File No. 001-42154), filed on August 14, 2025 (including any exhibits, except where otherwise noted); and

●	our Reports on Form 6-K, filed with the Commission on August 25, 2025, October 15, 2025, October 17, 2025 and October 17, 2025 that we incorporate by reference into this prospectus.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Eshallgo Inc

No. 37, Haiyi Villa, Lane 97, Songlin Road

Pudong New District

Shanghai, China 200120

+86 400 100 7299

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Eshallgo Inc

200,000 Class A Ordinary Shares

Pre-Funded Warrants to Purchase up to 550,000 Class A Ordinary Shares

Up to 550,000 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Sole Placement Agent

Univest Securities, LLC

June 30, 2026